                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
                                          [_]Confidential, For Use of the
[X]Preliminary Proxy Statement               Commission Only (as permitted by
                                             Rule 14a-6(e) (2))
[_]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Under Rule 14a-12

                 Courtyard by Marriott II Limited Partnership
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
  (1) Title of each class of securities to which transaction applies:

    ________________________________________________________________________
  (2) Aggregate number of securities to which transaction applies:

    ________________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ________________________________________________________________________
  (4) Proposed maximum aggregate value of transaction:

    ________________________________________________________________________
  (5) Total fee paid:

    ________________________________________________________________________

[X]Fee paid previously with preliminary materials: $42,864
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
  (1) Amount previously paid:

    ________________________________________________________________________
  (2) Form, Schedule or Registration Statement No.:

    ________________________________________________________________________
  (3) Filing Party:

    ________________________________________________________________________
  (4) Date Filed:

    ________________________________________________________________________

                                                                  EXHIBIT (a)(1)


                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP
                              10400 Fernwood Road
                           Bethesda, Maryland 20817

To the Limited Partners of Courtyard by Marriott II Limited Partnership:

  A Purchase Offer and Consent Solicitation is being made pursuant to the terms of a settlement (the "Settlement") relating to a class action lawsuit brought against the predecessor-in-interest to CBM Two LLC, a Delaware limited liability company and the general partner (the "General Partner") of Courtyard by Marriott II Limited Partnership (the "Partnership"), Marriott International, Inc., a Delaware corporation ("Marriott International"), Host Marriott Corporation, a Delaware corporation, as the predecessor-in-interest to a Maryland corporation of the same name ("Host Marriott"), various related entities and others, in the 285th Judicial District Court (the "Court") of Bexar County, Texas (the "Milkes Litigation"). The Settlement also relates to lawsuits filed with respect to six other limited partnerships (such suits, together with the Milkes Litigation, the "Litigation").

  On March 9, 2000, the defendants and counsel to the class action plaintiffs in the Litigation entered into a settlement agreement (the "Settlement Agreement") providing for the settlement of all the Litigation. The Settlement with respect to the Partnership consists of:

  . an offer by CBM II Holdings LLC, a Delaware limited liability company (the "Purchaser"), to purchase all outstanding units of limited partnership interest in the Partnership (other than units held by the General Partner) pursuant to a purchase offer (the "Purchase Offer"); and

  . a merger of a subsidiary of the Purchaser into the Partnership immediately following the consummation of the Purchase Offer (the "Merger"), pursuant to which (1) all units held by holders who have not tendered their units in the Purchase Offer and who have not opted out of the Settlement will be cashed out for the same amount of consideration paid in the Purchase Offer, and (2) all units held by unitholders who have opted out of the Settlement will be converted into the right to receive an amount in cash equal to the appraised value of such units.

  The consummation of the Purchase Offer and the Merger is subject to the final approval by the Court of the Settlement. Following the expiration of the Purchase Offer there will be a hearing before the Court to determine the fairness of the Settlement. Assuming all the other conditions to the Purchase Offer set forth in the Purchase Offer and Consent Solicitation have been satisfied (or waived, if waivable), the Purchase Offer will be consummated as soon as practicable after the Settlement is approved by the Court and all appeal periods have expired or, if the approval of the Settlement is appealed (other than an appeal that solely relates to counsel fees and expenses), after the Settlement is determined finally to be approved. Immediately following the consummation of the Purchase Offer, the Merger will be consummated.

  The Purchase Offer. Pursuant to the terms of the Settlement Agreement, the Purchaser has agreed to offer to purchase all of the issued and outstanding units of limited partnership interest in the Partnership (other than units owned by the General Partner) at a price of $147,959 per unit (or a pro rata portion thereof) in cash, upon the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation attached hereto. This amount represents not only the value of your units, but also the value of the settlement of the claims asserted in the Milkes Litigation. If the Court approves legal fees and expenses of approximately $29,000 per unit to counsel to the class action plaintiffs in the Milkes Litigation, the net amount that each holder that is a class member will receive is approximately $119,000 per unit (or a pro rata portion thereof) (the "Net Settlement Amount"). The amount a unitholder will receive in the Purchase Offer will be reduced by any amount owed by such holder on the original purchase price of his or her units. If you wish to receive the Net Settlement Amount for your units in the Purchase Offer, you should not only tender your units in the Purchase Offer, but also consent to the Merger and the amendments to the partnership agreement as described below. The approval of the Merger and the amendments to the partnership agreement by the holders of a majority of the outstanding units is one of the conditions to the Purchase Offer and the Merger.

  The Merger. The terms of the Settlement Agreement provide for the Merger of a subsidiary of the Purchaser into the Partnership pursuant to an agreement and plan of merger (the "Merger Agreement") immediately following the consummation of the Purchase Offer. In the Merger, each outstanding unit of limited partnership interest in the Partnership that has not been tendered in the Purchase Offer (other than units held by the General Partner, the Purchaser or holders who have elected to opt out of the Settlement) will be converted into the right to receive $147,959 per unit (or a pro rata portion thereof) in cash. If the Court approves legal fees and expenses of approximately $29,000 per unit to counsel to the class action plaintiffs in the Milkes Litigation, the net amount that each holder that is a class member will receive is approximately $119,000 per unit (or a pro rata portion thereof). In addition, each outstanding unit held by a unitholder who has elected to opt out of the Settlement will be converted in the Merger into the right to receive a cash amount equal to the appraised value of such unit (or a pro rata portion thereof), as determined in accordance with the appraisal provisions of the Merger Agreement and the Settlement Agreement. The appraised value of units will not include any amount representing the value of the settlement of the claims asserted in the Milkes Litigation. The amount to be received by any unitholder in the Merger will be reduced by any amount owed by such holder on the original purchase price of his or her units. If you wish to opt out of the Settlement, you must follow the procedures described in the attached Purchase Offer and Consent Solicitation.

  Written Consents. The Purchase Offer and Merger will not be consummated unless holders of a majority of the units submit their written consent to:

    (1) the Merger, and

    (2) all four of the amendments to the Partnership's partnership agreement as more fully described in the Purchase Offer and Consent Solicitation (the "Amendments"), which are necessary to consummate the Purchase Offer and the Merger. The Amendments would:

    . eliminate the provision that prohibits the transfer of 50% or more of the outstanding units within a 12-month period, so that the Purchaser may acquire more than 50% of the outstanding units in the Purchase Offer;

    . revise the provision that permits unit transfers only on the first day of an accounting period, so that the transfer of units to the Purchaser pursuant to the Purchase Offer can occur on the designated closing date, rather than on the first day of an accounting period;

    . add a provision to permit distributions of cash available for distribution in accordance with the Settlement Agreement and revise the provisions relating to allocations of profits and losses and distributions that conflict with such provision; and

    . add a provision that would expressly permit the General Partner to authorize one or more third parties to appraise the market value of the hotels owned by the Partnership and the value of the units, to remove any doubt that the value of units held by limited partners who elect to opt out of the Settlement can be established in accordance with the terms of the Settlement Agreement and the Merger Agreement.

  Accordingly, the General Partner is soliciting the limited partners' consents to the Merger and the Amendments. The only holders of units who will be entitled to consent to the Merger and the Amendments will be holders of record of units at the close of business on July 10, 2000 who have been admitted to the Partnership as limited partners. The terms of the Settlement are described in detail under the heading "Special Factors--The Settlement Agreement" in the Purchase Offer and Consent Solicitation.

  In addition to holders of a majority of the outstanding units (other than units held by the General Partner and other affiliates) having submitted valid written consents to the Merger and to the Amendments, consummation of the Purchase Offer and the Merger is conditioned upon, among other things, (1) not more than ten percent of the units of limited partnership interest in the Partnership and not more than ten percent of the units of limited partnership interest in any one of the other six partnerships involved in the Settlement (other than units held by the persons named as insiders in the Settlement Agreement) being held by holders who have elected to opt out of the Settlement (which condition may be waived by the Purchaser), and (2) the Court approving the fairness of the Settlement (including the terms and conditions of the Purchase Offer, the Merger and the Amendments) at a hearing at which unitholders who have not opted out of the Settlement and who have timely filed the proper documents with the Court have the right to appear. See the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott II LP and Final Approval Hearing," which is being distributed by counsel to the class action plaintiffs with the Purchase Offer and Consent Solicitation, for a description of the procedures that must be followed in order to appear at the hearing. The Purchase Offer and the Merger are subject to additional conditions that are described under the heading "Special Factors--Conditions of the Purchase Offer and the Merger" in the attached Purchase Offer and Consent Solicitation.

  The Purchaser is offering to pay all unitholders the same gross amount of $147,959 per unit. Payment for the units will be made by deposit of the purchase offer price for the units with Chase Bank of Texas, N.A., which has been retained by counsel to the class action plaintiffs as escrow agent (the "Escrow Agent"). Upon deposit of the purchase offer price for the units with the Escrow Agent, unitholders must look solely to counsel to the class action plaintiffs and the Escrow Agent for the determination and payment of the amounts owed to them. The defendants in the Litigation have no responsibility for or liability whatsoever with respect to the investment or distribution of the settlement funds, the determination, administration, calculation or payment of claims, or any losses incurred in connection therewith, or with the formulation or implementation of the plan of allocation of the settlement funds, or the giving of any notice with respect to same.

  The Purchaser is an indirect wholly owned subsidiary of CBM Joint Venture LLC (the "Joint Venture"), a Delaware limited liability company that is a joint venture between MI CBM Investor LLC ("MI Investor"), a Delaware limited liability company and a wholly owned indirect subsidiary of Marriott International, and Rockledge Hotel Properties, Inc., a Delaware corporation ("Rockledge"). Rockledge currently owns a 99% non-managing interest in the General Partner. Host Marriott, L.P. ("Host LP"), which owns the 1% managing interest in the General Partner, also owns a 95% non-voting interest in Rockledge. Host Marriott owns approximately 78% of the equity interests in Host LP. Marriott International currently does not own an interest in any of Host Marriott, Rockledge or the General Partner, but one of Marriott International's subsidiaries is the manager of the hotels owned by the Partnership. J.W. Marriott, Jr. and Richard E. Marriott serve on the board of directors of Host Marriott and on the board of directors of Marriott International. Rockledge's officers, Richard A. Burton, Robert E. Parsons, Jr., Christopher G. Townsend and W. Edward Walter (Messrs. Parsons and Townsend also serve as directors of Rockledge) are also employees of Host LP and officers of Host Marriott. In addition, Messrs. Parsons and Townsend serve as the members of the General Partner's board of managers. As a result, these entities and individuals have a conflict of interest with respect to the Purchase Offer and the Merger. See "Special Factors--Certain Transactions with the Partnership" for a more detailed description of these conflicts of interest.

  A Purchase Offer and Consent Solicitation, including a PINK Proof of Claim, Assignment and Release and a YELLOW consent form, are enclosed with this notice. The attached Purchase Offer and Consent Solicitation contains instructions on how to tender your units in the Purchase Offer and how to consent to the Merger and the Amendments.

  A Special Litigation Committee appointed by the General Partner has determined that the terms of the Settlement (1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Milkes Litigation) and (2) include a fair and reasonable settlement of any and all derivative claims, express or implied, made on behalf of the Partnership in the Milkes Litigation. Counsel for the class action plaintiffs recommends that the class action plaintiffs approve the Settlement by tendering their units in the Purchase Offer and consenting to the Merger and the Amendments. See "Special Factors--Determination of the Special Litigation Committee and Recommendation of Counsel to the Class Action Plaintiffs."

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of such transaction or passed upon the accuracy or adequacy of the disclosure contained in this document. Any representation to the contrary is a criminal offense.

  The General Partner is not making a recommendation to you as to whether to tender or refrain from tendering your units in the Purchase Offer or whether or not to consent to the Merger or the Amendments. You must make your own decisions as to these matters.

  The Partnership has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to limited partners concurrently herewith.

                                          CBM Two LLC
                                          General Partner

                                          Christopher G. Townsend
                                          _____________________________________
                                          Secretary

Date: August   , 2000
Bethesda, Maryland

                          Offer to Purchase for Cash
           All Outstanding Units of Limited Partnership Interest in
                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP
                                      for
         $147,959 Per Unit (or a Net Amount per Unit of Approximately
           $119,000 after Payment of Court-Awarded Attorneys' Fees)
                                      by
                             CBM II HOLDINGS LLC,
                     a wholly owned indirect subsidiary of
                            CBM JOINT VENTURE LLC,
                            a joint venture between
          MI CBM INVESTOR LLC (a wholly owned indirect subsidiary of
                       MARRIOTT INTERNATIONAL, INC.) and

                     ROCKLEDGE HOTEL PROPERTIES, INC.
                                      and
    Solicitation of Consents to a Merger and Amendments to the Partnership
                                   Agreement

                               ----------------

 THE PURCHASE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
 YORK CITY TIME, ON SEPTEMBER   , 2000, UNLESS THE PURCHASE OFFER IS
 EXTENDED (AS SO EXTENDED, THE "EXPIRATION DATE").


                               ----------------

  This Purchase Offer and Consent Solicitation and the related proof of claim, assignment and release (the "Proof of Claim") are being furnished to holders ("Unitholders") of units of limited partnership interest ("Units") in Courtyard by Marriott II Limited Partnership (the "Partnership") pursuant to the terms of a settlement agreement (the "Settlement Agreement") relating to the settlement (the "Settlement") of class action litigation described herein. Pursuant to the terms of the Settlement, CBM II Holdings LLC (the "Purchaser") is offering to purchase (the "Purchase Offer") all outstanding Units (other than Units held by the Partnership's general partner (the "General Partner")) and the General Partner of the Partnership is soliciting consents to the merger of a subsidiary of the Purchaser into the Partnership (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") and to certain amendments (the "Amendments") to the Partnership's partnership agreement (the "Partnership Agreement"). The Purchaser is offering to purchase all Units tendered prior to the Expiration Date for $147,959 per Unit (or a pro rata portion thereof) in cash. If the Court (as defined herein) approves legal fees and expenses of approximately $29,000 per Unit to counsel to the class action plaintiffs in the Milkes Litigation (as defined herein), the net amount that each holder that is a class member will receive is approximately $119,000 per Unit (or a pro rata portion thereof). The amount to be received by any holder in the Purchase Offer will be reduced by any amount owed by the holder on the original purchase price of his or her Units.

  The Settlement Agreement provides for the consummation of the Merger immediately after the purchase of the Units pursuant to the Purchase Offer. In the Merger, each outstanding Unit that has not been tendered in the Purchase Offer (other than Units held by the General Partner, the Purchaser and holders who elect to opt out of the Settlement) will be converted into the right to receive $147,959 per Unit (or a pro rata portion thereof) in cash. If the Court approves legal fees and expenses of approximately $29,000 per unit to counsel to the class action plaintiffs in the Milkes Litigation, the net amount that each holder that is a class member will receive is approximately $119,000 per Unit (or a pro rata portion thereof). The amount to be received by any holder in the Merger will be reduced by any amount owed by such holder on the original purchase price of his or her Units. In addition, in the Merger each outstanding Unit (or partial Unit) held by a holder who has elected to opt out of the Settlement will be converted into the right to receive a cash amount equal to the appraised value of such Unit (or a pro rata portion thereof), not including any amount relating to the value of the settlement of claims asserted in the Milkes Litigation, and reduced by any amount owed by the holder on the original purchase price of such Unit.

  The Settlement will not be consummated unless the Court approves the fairness of the Settlement (including the terms and conditions of the Purchase Offer, the Merger and the Amendments) at a hearing at which Unitholders who have not opted out of the Settlement and who have timely filed the proper documents with the Court have the right to appear. See the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott II LP and Final Approval Hearing," which is being distributed by counsel to the class action plaintiffs with this Purchase Offer and Consent Solicitation, for a description of the procedures that must be followed in order to appear at the hearing.

  A Special Litigation Committee appointed for the Partnership by the General Partner has determined that the terms of the Settlement (1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Milkes Litigation), and (2) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the Milkes Litigation. Counsel for the class action plaintiffs recommends that the class action plaintiffs approve the Settlement by tendering their Units in the Purchase Offer and consenting to the Merger and the Amendments.

  The General Partner makes no recommendation to any Unitholder as to whether to tender his or her Units in the Purchase Offer or whether to consent to the Merger and the Amendments. The General Partner is a defendant in the Milkes Litigation and, therefore, has a conflict of interest with respect to the Purchase Offer, the Merger and the Amendments. Host Marriott Corporation ("Host Marriott") and Marriott International are also defendants in the Milkes litigation. The Purchaser is an indirect wholly owned subsidiary of CBM Joint Venture LLC (the "Joint Venture"), a Delaware limited liability company that is a joint venture between MI CBM Investor LLC ("MI Investor"), a Delaware limited liability company and a wholly owned indirect subsidiary of Marriott International, and Rockledge Hotel Properties, Inc., a Delaware corporation ("Rockledge"). Rockledge currently owns a 99% non-managing interest in the General Partner. Host Marriott, L.P. ("Host LP"), which owns the 1% managing interest in the General Partner, also owns a 95% non-voting interest in Rockledge. Host Marriott owns approximately 78% of the equity interests in Host LP. Marriott International currently does not own an interest in any of Host Marriott, Rockledge or the General Partner, but one of Marriott International's subsidiaries is the manager of the hotels owned by the Partnership. Two individuals who serve on the board of directors of Host Marriott also serve on the board of directors of Marriott International. All four of the individuals who serve as officers of Rockledge (two of whom also serve as directors of Rockledge) are also employees of Host LP and officers of Host Marriott. In addition, all the members of the General Partner's board of managers are also employees of Host LP and officers of Host Marriott. As a result, these entities have a conflict of interest with respect to the Purchase Offer and the Merger. See "Special Factors--Certain Transactions with the Partnership" for a more detailed description of these conflicts of interest.

                               ----------------

  In addition to Court approval, consummation of the Purchase Offer and the Merger is conditioned upon, among other things, (1) not more than ten percent of the Units in the Partnership and not more than ten percent of the units of limited partnership interests in any one of the other six partnerships involved in the Settlement (other than units held by the persons named as insiders in the Settlement Agreement (the "Insiders")) being held by holders who have elected to opt out of the Settlement (which condition may be waived by the Purchaser) and (2) prior to the Expiration Date, the holders of a majority of the outstanding Units (other than Units held by the General Partner and other affiliates) having submitted valid written consents to the Merger and to the Amendments. See "Special Factors--Conditions of the Purchase Offer and the Merger for a description of the other conditions to the Purchase Offer and the Merger.

  The Partnership has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to limited partners concurrently herewith.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of such transaction or passed upon the accuracy or adequacy of the disclosure contained in this document. Any representation to the contrary is a criminal offense.

  This Purchase Offer and Consent Solicitation is dated August   , 2000 and is
being mailed to Unitholders on or about August   , 2000.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY TERM SHEET........................................................   1
RISK FACTORS..............................................................   7
SPECIAL FACTORS...........................................................  10
  Background of the Settlement............................................  10
  The Settlement Agreement................................................  13
  Position of Marriott International, MI Investor, Rockledge, Host
   Marriott, Host LP, the Joint Venture and the Purchaser Regarding
   Fairness ..............................................................  15
  Position of the General Partner, Marriott International, MI Investor,
   Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser
   Regarding the Purchase Offer and the Merger............................  19
  Determination of the Special Litigation Committee and Recommendation of
   Counsel to the Class Action Plaintiffs.................................  19
  Purpose and Structure of the Purchase Offer; Merger and Amendments......  21
  Conditions of the Purchase Offer and the Merger.........................  21
  Plans for the Partnership; Certain Effects of the Purchase Offer and the
   Merger.................................................................  22
  Certain Information Concerning the Partnership..........................  23
  Certain Information Concerning the Purchaser, the Joint Venture,
   Marriott International, MI Investor, Rockledge, Host Marriott and Host
   LP.....................................................................  32
  Source and Amount of Funds..............................................  35
  Certain Transactions with the Partnership...............................  35
  Security Ownership of Certain Beneficial Owners and Management..........  39
  Regulatory Matters......................................................  39
  Final Court Hearing and Right to Appear.................................  39
  Procedures for Opting Out of the Settlement.............................  41
  The Merger..............................................................  41
  The Amendments..........................................................  44
  Federal Income Tax Considerations.......................................  48
THE PURCHASE OFFER........................................................  55
  Terms of the Purchase Offer.............................................  55
  Settlement Fund; Acceptance for Payment; Payment for Units..............  57
  Procedures for Accepting the Purchase Offer and Tendering Units.........  58
  Withdrawal Rights.......................................................  59
  Market for the Partnership's Limited Partnership Units and Related
   Security Holder Matters................................................  60
  Transfer Fees and Taxes.................................................  60
THE WRITTEN CONSENTS......................................................  61
  Record Date and Outstanding Units.......................................  61
  Majority Vote Required; Voting Rights...................................  61
  Solicitation Period.....................................................  61
  Voting and Revocation of Consents.......................................  61
  Effective Time of Amendments............................................  62
  Effective Time of the Merger............................................  62
  No Special Meeting......................................................  62
  Rights of Appraisal.....................................................  62
  Interests of Certain Persons in the Matters to be Acted Upon............  63
OTHER MATTERS.............................................................  64
  Fees and Expenses.......................................................  64
  Miscellaneous...........................................................  64
WHERE YOU CAN FIND MORE INFORMATION.......................................  65

Schedule I-- Directors and Executive Officers of Marriott International, Inc., MI CBM Investor LLC, Rockledge Hotel Properties, Inc., Host Marriott Corporation, Host Marriott, L.P., CBM Joint Venture LLC and CBM II Holdings LLC

Schedule II-- Managers and Executive Officers of CBM Two LLC

                              SUMMARY TERM SHEET

  We urge you to read carefully this purchase offer and consent solicitation, particularly the matters discussed under the heading "Special Factors" and "Risk Factors," before deciding whether to tender or refrain from tendering your units of limited partnership interest in Courtyard by Marriott II Limited Partnership and whether to vote for or against the merger and the amendments to the partnership agreement described below. The following is a summary of information contained in this purchase offer and consent solicitation. The summary is not intended to be complete, and you should read carefully this entire purchase offer and consent solicitation and the related proof of claim, assignment and release, consent form and the other documents to which we have referred you. In particular, you should read the information contained under the heading "Risk Factors." This purchase offer and consent solicitation, together with the proof of claim, assignment and release, are referred to herein as the "Purchase Offer and Consent Solicitation."

  The term the "general partner" as used in this purchase offer and consent solicitation refers to CBM Two LLC, the general partner of Courtyard by Marriott II Limited Partnership. The terms "we", "our" and the "purchaser" as used in this purchase offer and consent solicitation refer to CBM II Holdings LLC, a wholly owned indirect subsidiary of CBM Joint Venture LLC, or the "joint venture," which is a joint venture between MI CBM Investor LLC, or "MI Investor," a wholly owned indirect subsidiary of Marriott International, Inc., or "Marriott International," and Rockledge Hotel Properties, Inc., or "Rockledge."

WHY ARE YOU MAKING THIS PURCHASE OFFER AND CONSENT SOLICITATION?

  This purchase offer and consent solicitation is being made pursuant to the terms of a settlement agreement relating to the settlement of litigation involving Courtyard by Marriott II Limited Partnership and six other limited partnerships, including Courtyard by Marriott Limited Partnership. The settlement provides for a purchase offer, followed by a merger, and amendments to the partnership agreement as described in this purchase offer and consent solicitation. See "Special Factors--Background of the Settlement," pages 10 through 13.

WHO IS OFFERING TO BUY MY UNITS?

  Our name is CBM II Holdings LLC. We are a wholly owned indirect subsidiary of the joint venture and were organized for the sole purpose of making the purchase offer. The joint venture is a joint venture between MI Investor, a subsidiary of Marriott International, and Rockledge. See "Special Factors-- Certain Information Concerning the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP," pages 32 through 35.

WHAT CLASSES AND AMOUNTS OF SECURITIES ARE YOU SEEKING IN THE OFFER?

  We are offering to purchase all outstanding units of limited partnership interest in Courtyard by Marriott II Limited Partnership other than units owned by the general partner.

HOW MUCH ARE YOU OFFERING TO PAY FOR MY SECURITIES AND WHAT IS THE FORM OF PAYMENT?

  We are offering to pay all unitholders the same gross amount of $147,959 per unit (or a pro rata portion thereof) in cash to purchase each unit, settle the Milkes litigation and obtain a release of all claims in the Milkes litigation. The net amount that unitholders will receive after payment of their share of litigation expenses will vary. If the court approves legal fees and expenses of approximately $29,000 per unit to counsel to the class action plaintiffs in the Milkes litigation, the net amount that each holder that is a class member will receive is approximately $119,000 per unit (or a pro rata portion thereof). In addition, all unitholders (other than unitholders who have opted out of the settlement) will receive a pro rata portion of the interest that has accrued on the settlement funds with respect to the Milkes litigation less any attorneys' fees and expenses awarded by the court to counsel to the class action plaintiffs with respect to the accrued interest on the settlement funds. See "Special Factors--The

Settlement Agreement." This amount will be reduced by any amount owed by the holder on the original purchase price of his or her units. The aggregate amount we are offering to pay for all outstanding units (other than the 21.5 units held by the general partner) is $214,318,612. Payment for the units will be made by deposit of the purchase offer price for the units with Chase Bank of Texas, N.A., the escrow agent. Upon deposit of such funds with the escrow agent, unitholders must look solely to counsel to the class action plaintiffs and the escrow agent for the determination and payment of the amounts owed to them. See "Special Factors--The Settlement Agreement," pages 12 and 13.

WHAT WILL I RECEIVE IF I PURCHASED A UNIT FROM A CLASS MEMBER, BUT DID NOT OBTAIN AN ASSIGNMENT OF LITIGATION CLAIMS FROM THAT CLASS MEMBER?

  If you purchased a unit from a class member without obtaining an assignment of that class member's litigation claims, the purchase offer price will have to be divided between you and the class member from whom you purchased the unit. See "The Purchase Offer--Terms of the Purchase Offer--Rights of Class Members Who Sold Their Units But Did Not Assign Their Litigation Claims," on pages 56 and 57.

DO YOU HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT?

  We will need approximately $218.8 million to purchase all of the units pursuant to the purchase offer, to consummate the merger and to pay related fees and expenses. We will obtain the funds indirectly from Marriott International and Host Marriott. See "Special Factors--Source and Amount of Funds," page 35.

IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER IN THE OFFER?

  Because the form of payment consists solely of cash and the purchase offer is not conditioned on our ability to obtain financing, we do not think our financial condition is relevant to your decision as to whether to tender in the purchase offer or consent to the merger and the amendments. Our obligations in connection with the purchase offer and the merger are guaranteed by Marriott International and Host Marriott. See "Special Factors-- Source and Amount of Funds," page 35.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE PURCHASE OFFER?

  You will have at least until 12:00 midnight, New York City time, on September , 2000 to decide whether to tender your units in the purchase offer. See "The Purchase Offer--Terms of the Purchase Offer," pages 55 through 57.

CAN THE PURCHASE OFFER BE EXTENDED?

  Yes. We can elect to extend the purchase offer at any time. See "The Purchase Offer--Terms of the Purchase Offer," pages 55 through 57.

HOW WILL I BE NOTIFIED IF THE PURCHASE OFFER IS EXTENDED?

  If the purchase offer is extended we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the day the purchase offer was scheduled to expire. See "The Purchase Offer--Terms of the Purchase Offer," pages 55 through 57.

HOW DO I TENDER MY UNITS?

  To tender all or any portion of your units, you must either (1) complete and sign the PINK proof of claim, assignment and release (or a facsimile thereof) and mail or deliver it and any other required documents to GEMISYS Corporation at the address set forth on the back cover of this purchase offer and consent solicitation, or (2) if your units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such nominee and instruct it to tender your units. See "The Purchase Offer-- Procedures for Accepting the Purchase Offer and Tendering Units," pages 58 and 59.

IF I TENDER MY UNITS DO I ALSO NEED TO SUBMIT A CONSENT FORM?

  Tendering your units does not in itself constitute your consent to the merger and the amendments to the partnership agreement. If you wish to have your units purchased in the purchase offer, you should also consent to the merger and the amendments by completing and timely returning the enclosed YELLOW consent form.

WHAT ARE THE SIGNIFICANT CONDITIONS TO THE PURCHASE OFFER AND THE MERGER?

  The consummation of the purchase offer and the merger is subject to a number of conditions, which are described on page 17 under the heading "Special Factors--Conditions of the Purchase Offer and the Merger."

WHEN WILL I RECEIVE PAYMENT FOR MY UNITS IF I TENDER?

  The court will hold a hearing for approval of the settlement once all conditions to consummating the purchase offer and the merger, other than final court approval, have been satisfied. Within seven business days after the judgment order approving the terms of the settlement and the dismissal of the litigation becomes final, the escrow agent will distribute to each unitholder who has submitted a valid proof of claim prior to such date the funds to which such holder is entitled. The earliest that this will occur is after the expiration of the 30-day period during which an appeal of the judgment order may be filed. See "The Purchase Offer--Settlement Fund; Acceptance for Payment; Payment for Units," pages 57 and 58.

MUST I SUBMIT A PROOF OF CLAIM TO RECEIVE FUNDS IN THE SETTLEMENT?

  Yes. No unitholder will be entitled to receive any funds from the settlement until a valid proof of claim is submitted, whether before or after the judgment order becomes final. However, if you have not submitted a valid proof of claim within 90 days of the date a judgment order approving the settlement becomes final and you have not opted out of the settlement, then counsel to the class action plaintiffs will execute a proof of claim on your behalf. See "The Purchase Offer--Procedures for Accepting the Purchase Offer and Tendering Units," pages 58 through 59.

HOW DO I WITHDRAW PREVIOUSLY TENDERED UNITS?

  You may withdraw units that you have tendered at any time prior to the expiration date of the purchase offer or after September , 2000 if the purchase offer and the merger have not been completed prior to that time. To withdraw units, you must deliver a written notice to the claims administrator prior to the expiration of the purchase offer at the address set forth on the back cover of this purchase offer and consent solicitation. For more information on your withdrawal rights, see "The Purchase Offer--Withdrawal Rights," pages 59 and 60.

WHO HAS DETERMINED THAT THE TERMS OF THE SETTLEMENT ARE FAIR?

  Counsel to the class action plaintiffs recommends that the class action plaintiffs approve the settlement by tendering their units in the purchase offer and consenting to the merger and the amendments. In addition, the special litigation committee appointed for Courtyard by Marriott II Limited Partnership by the general partner has determined that the terms of the settlement are fair and reasonable to the partnership. See "Special Factors-- Determination of the Special Litigation Committee and Recommendation of Counsel to the Class Action Plaintiffs," pages 19 through 21.

HOW DO I OPT OUT OF THE SETTLEMENT?

  If you do not wish to participate in the settlement, you may exclude yourself from the settlement class by submitting an opt-out notice, no later than the expiration date, to the claims administrator. The opt-out notice must contain the information described under the heading "Special Factors-- Procedures for Opting Out of the Settlement," pages 40 and 41. In addition, if you wish to opt out you should include with your opt-out notice the certificate of non-foreign status included in the proof of claim to avoid backup witholding. If you do not timely and validly submit an opt-out notice, you will be bound by all orders and judgments entered in the litigation, whether favorable or unfavorable to you.

DO I HAVE THE RIGHT TO APPEAR AT THE FINAL COURT HEARING?

  Unitholders who have not opted out of the settlement have the right to
appear at the final court hearing to be held on September   , 2000, if they
follow the procedures described under the heading "Special Factors--Final Court Hearing and Right to Appear," pages 39 through 41. The settlement will not be consummated unless the court approves the fairness of the settlement (including the terms and conditions of the purchase offer, the merger and the amendments) at the final hearing.

WHY IS THE GENERAL PARTNER SOLICITING CONSENTS?

  The general partner is soliciting the consents of the limited partners pursuant to the terms of the settlement agreement. If the merger and the amendments to the partnership agreement are not approved by limited partners holding a majority of the outstanding units (excluding units held by the general partner and its affiliates), the settlement agreement will not be consummated and the purchaser will not be obligated to purchase the units. See "Special Factors--Conditions of the Purchase Offer and the Merger," pages 21 and 22.

WHAT WILL HAPPEN IN THE MERGER?

  The terms of the settlement agreement provide for the merger of CBM II Acquisition, L.P., a subsidiary of the purchaser, with and into Courtyard by Marriott II Limited Partnership immediately after the consummation of the purchase offer. Courtyard by Marriott II Limited Partnership will be the surviving entity in the merger.

  In the merger:

  . each outstanding unit that has not been tendered in the purchase offer (other than units held by the general partner, the purchaser and holders who have elected to opt out of the settlement) will be converted into the right to receive $147,959 per unit (or a pro rata portion thereof) in cash. If the court approves legal fees and expenses of approximately $29,000 per unit to counsel to the class action plaintiffs in the Milkes litigation, the net amount that each holder that is a class member will receive is approximately $119,000 per unit (or a pro rata portion thereof); and

  . each outstanding unit held by a unitholder who has elected to opt out of the settlement will be converted into the right to receive a cash amount equal to the appraised value of such unit (or a pro rata portion thereof). The appraised value will not include any amount representing the value of the settlement of the claims asserted in the Milkes litigation.

  Any amount to be received by any unitholder in the merger will be reduced by any amount owed by such holder on the original purchase price of his or her units. See "Special Factors--The Merger," pages 41 through 43.

WHAT ARE THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT?

  The proposed amendments to the partnership agreement are necessary to consummate the purchase offer and the merger. The amendments to the partnership agreement will not be implemented if, for any reason, the merger will not be consummated, even if the amendments receive the requisite approval. The proposed amendments are described in detail under the heading "Special Factors--The Amendments," pages 43 through 48.

WHO IS ENTITLED TO VOTE ON THE MERGER AND THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT?

  You are entitled to vote on the merger and the proposed amendments to the partnership agreement if you owned units on July 10, 2000 and have been admitted as a limited partner, except that if you are in default with respect to the original purchase price of your units, you are not entitled to vote with respect to such units. See "The Written Consents--Record Date and Outstanding Units," page 61.

HOW DO I CONSENT TO THE MERGER AND THE PROPOSED AMENDMENTS?

  If you wish to consent to the merger and the amendments, you should complete, sign, date and return the YELLOW consent form to the claims administrator in the enclosed envelope with pre-paid postage. Your vote on these matters is very important. Your failure to return the enclosed consent form will have the same effect as not consenting to the merger and the amendments and, therefore, will constitute a vote against the settlement. Tendering your units by submitting a proof of claim does not in itself constitute your consent to the merger and the amendments. See "The Written Consents--Voting and Revocation of Consents," pages 61 and 62.

HOW DO I REVOKE MY CONSENT?

  You may revoke your executed and returned consent form at any time prior to the expiration date by delivering to the claims administrator a signed and dated written notice stating that your consent is revoked. After the expiration date, all consents previously executed and delivered and not revoked will become irrevocable. See "The Written Consents--Voting and Revocation of Consents," pages 61 and 62.

HOW LONG DO I HAVE TO CONSENT?

  You may submit your signed consent form now. In order for your consent form to be accepted, it must be received by the claims administrator no later than
12:00 midnight, New York City time, on September   , 2000, unless the
expiration date of the purchase offer is extended, in which case the new expiration date will be the last date on which your consent form will be accepted. See "The Written Consents--Solicitation Period," page 61.

WHAT HAPPENS IF I DON'T TENDER MY UNITS IN THE PURCHASE OFFER AND I VOTE AGAINST THE MERGER AND THE AMENDMENTS, BUT THE MERGER AND AMENDMENTS NEVERTHELESS RECEIVE THE REQUIRED UNITHOLDER APPROVAL?

  Whether or not you tender your units in the purchase offer or vote against the merger and the amendments, if the merger and amendments receive the approval of unitholders holding a majority of the outstanding units, and the other conditions to the purchase offer and the merger are satisfied (or waived, if waivable), the purchase offer and merger will be consummated. In that case, even if you did not consent to the merger and the amendments or tender your units in the purchase offer, you will be cashed out in the merger at the purchase offer price less court-awarded attorneys' fees and expenses, unless you have opted out of the settlement, in which case you will receive the appraised value of your units.

WHAT MATERIAL FEDERAL INCOME TAX CONSIDERATIONS SHOULD I CONSIDER IN CONNECTION WITH THE SETTLEMENT, THE PURCHASE OFFER AND THE MERGER?

  The transactions contemplated by the settlement agreement may have adverse tax consequences for you. See "Special Factors--Federal Income Tax Considerations," page 48, for a detailed description of the material federal income tax considerations relevant to unitholders as a result of the settlement, the purchase offer and the merger.

WHAT WILL BE THE CONSEQUENCES TO THE PARTNERSHIP OF THE PURCHASE OFFER AND THE MERGER?

  Upon consummation of the purchase offer and the merger, the joint venture will own 100% of the equity interests in Courtyard by Marriott II Limited Partnership and, as a result, the joint venture's equity owners will have the sole benefit or detriment of any change in the partnership's value and will receive all distributions, if any, with respect to the partnership's operations. Although the partnership will become privately held and will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, it will be required to continue filing periodic reports with the SEC under the terms of its senior notes. See "Special Factors--Plans for the Partnership; Certain Effects of the Purchase Offer and the Merger," pages 22 and 23.

TO WHOM MAY I SPEAK IF I HAVE QUESTIONS ABOUT THE PURCHASE OFFER OR THE CONSENT SOLICITATION?

  Counsel to the class action plaintiffs has retained GEMISYS Corporation as the claims administrator to answer your questions regarding completion of the proof of claim and consent form and to provide you with additional copies of this purchase offer and consent solicitation, the proof of claim, the consent form, and other related materials. The telephone number of GEMISYS is (800) 326-8222. Because we or our affiliates are defendants in the lawsuit, the purchaser, the joint venture, MI Investor, Marriott International, Host Marriott, Host LP and the general partner and its affiliates are prohibited from discussing the settlement with you. You are encouraged to call David Berg or Jim Moriarty, counsel to the class action plaintiffs, if you have questions regarding the terms of the settlement. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700.

                                 RISK FACTORS

  Unitholders should carefully consider the following risk factors before deciding whether or not to tender any of their Units in the Purchase Offer and whether to consent to the Merger and the Amendments.

  . Determination of the Purchase Offer Price; No Fairness Opinion from a Third Party

  The purchase offer price was determined in extensive arms'-length negotiations among the defendants in the Litigation, the class action plaintiffs, Palm Investors, LLC, several Equity Resource Funds, and the special litigation committee appointed for the Partnership by the General Partner (the "Special Litigation Committee"). See "Special Factors--Background of the Settlement." The Partnership did not request or obtain an opinion from a third party regarding the fairness of the purchase offer price from a financial point of view and the General Partner, as a result of a conflict of interest, makes no recommendation to Unitholders as to whether to tender their Units in the Purchase Offer or whether to consent to the Merger and the Amendments. However, the Special Litigation Committee has determined that the terms of the Settlement (1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Milkes Litigation) and (2) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the Milkes Litigation. In addition, counsel to the class action plaintiffs in the Milkes Litigation ("Class Counsel") recommends that the class action plaintiffs approve the Settlement by tendering their Units in the Purchase Offer and consenting to the Merger and the Amendments. It should be noted that Class Counsel represents the class action plaintiffs on a contingency fee basis and has advised the Partnership that it intends to request the Court for an award of attorneys' fees and reimbursement of expenses of approximately $29,000 per Unit. If the Court approves this request, Class Counsel will receive approximately $29,000 for each Unit that is tendered in the Purchase Offer or converted in the Merger. However, Class Counsel will not be awarded any attorneys' fees or reimbursement of expenses with respect to Units held by limited partners who have elected to opt out of the Settlement. Finally, it is a condition to consummation of the Purchase Offer and the Merger that the Court approve the fairness of the Settlement for class members.

  . Lack of Trading Market; The Purchase Offer Price May Differ from the Market Value of the Units

  There is currently no established public trading market for the Units, nor is there another reliable standard for determining the fair market value of the Units. The Purchase Offer and the Merger afford Unitholders an opportunity to dispose of their Units for cash, which alternative otherwise might not be available to them currently or in the foreseeable future. However, the purchase offer price may be higher or lower than the price that could be obtained in the open market. Although the purchase offer price includes an amount representing the value of the settlement of the claims asserted against the defendants in the Milkes Litigation, any amounts awarded by the Court to Class Counsel as attorneys' fees and expenses (not to exceed approximately $29,000 per Unit), will be subtracted from the total amount that Unitholders (other than Unitholders who have opted out of the Settlement) will receive in the Purchase Offer or the Merger.

  . The Appraised Value of Units May be Higher or Lower than the Net Settlement Amount

  Unitholders who elect to opt out of the Settlement will receive the appraised value of their Units in the Merger. The appraised value of Units may be lower or higher than the Net Settlement Amount that Unitholders who do not opt out of the settlement will receive in the Purchase Offer or the Merger (assuming all conditions to the Purchase Offer and the Merger are satisfied or waived, if waivable). If you opt out of the Settlement, the amount you will receive in the Merger will not include any amount representing the value of the settlement of the claims asserted against the defendants in the Milkes Litigation and will include no deductions for attorneys' fees and expenses.

  . Purchase Offer Price May Not Represent the Liquidation Value of the Units. Accordingly, Opting Out of the Settlement Class and not Consenting to the Merger and the Amendments May Result in Greater Future Value

  The purchase offer price may be more or less than the net proceeds that would be realized if the Partnership were liquidated. Neither the General Partner, the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott nor Host LP has made or will make an assessment of the liquidation value of the Units in connection with the negotiation of the Settlement or the determination of the fairness of the terms of the Purchase Offer and Merger. If the purchase offer price per Unit is lower than the per Unit liquidation value, the Purchaser and General Partner would benefit upon any liquidation of the Partnership from the difference between the purchase offer price for the tendered Units that are acquired in the Purchase Offer and the Merger and the amount the Purchaser and General Partner would receive in such liquidation. Accordingly, Unitholders may ultimately receive a greater return on their investment if the Settlement (including the Purchase Offer and the Merger) is not consummated and Unitholders continue holding their Units. If holders of less than a majority of the outstanding Units consent to the Merger and the Amendments, the Settlement will not be consummated.

  . Conflicts of Interest with Respect to the Purchase Offer; No General Partner Recommendation

  The General Partner is a defendant in the Milkes Litigation and, therefore, has a conflict of interest with respect to the Purchase Offer, the Merger and the Amendments. Accordingly, the General Partner makes no recommendation to any Unitholder as to whether to tender or refrain from tendering his or her Units in the Purchase Offer or whether to vote for or against the Merger and the Amendments. You must make your own decision as to these matters based upon a number of factors, including several factors that may be personal to you, such as your financial position, your need or desire for liquidity, your preferences regarding the timing of when you might wish to sell your Units, other financial opportunities available to you, and your tax position and the tax consequences to you of selling your Units.

  Host Marriott and Marriott International are also defendants in the Milkes Litigation. The Purchaser is an indirect wholly owned subsidiary of the Joint Venture, a joint venture between MI Investor, a wholly owned indirect subsidiary of Marriott International, and Rockledge. Rockledge currently owns a 99% non-managing interest in the General Partner. Host LP, which owns the 1% managing interest in the General Partner, also owns a 95% non-voting interest in Rockledge. Host Marriott owns approximately 78% of the equity interests in Host LP. Marriott International currently does not own an interest in any of Host Marriott, Rockledge or the General Partner, but one of Marriott International's subsidiaries is the manager of the hotels owned by the Partnership. Two individuals who serve on the board of directors of Host Marriott also serve on the board of directors of Marriott International. All four of the individuals who serve as officers of Rockledge (two of whom also serve as directors of Rockledge) are also employees of Host LP and officers of Host Marriott. In addition, all the members of the General Partner's board of managers are also employees of Host LP and officers of Host Marriott. As a result, these entities and individuals have a conflict of interest with respect to the Purchase Offer, the Merger and the Amendments. See "Special Factors--Certain Transactions with the Partnership" for a more detailed description of these conflicts of interest.

  . Material Federal Income Tax Considerations in Connection with the Purchase Offer and the Merger

  If the Purchase Offer and the Merger occur, the receipt of cash by you under the terms of the Settlement Agreement will constitute a taxable transaction. You will recognize taxable gain to the extent that the amount that you are deemed to receive exceeds your tax basis in your Units. The amount that you will be deemed to receive will be the sum of the cash amount received by you (which will be deemed to include any amount owed by you on the original purchase price of your Units) plus your share of the Partnership's nonrecourse liabilities (and, if you do not affirmatively "opt out" of the Settlement, may also include all or a part of your portion of the legal fees paid to Class Counsel). If you do not affirmatively "opt out" of the Settlement, a portion of the amount that you are deemed to receive in the Settlement very likely will be considered to be attributable to the settlement of the claims asserted in the Milkes Litigation, all or a portion of which may be taxed at the ordinary income tax rate applicable to you. The remaining portion of your taxable gain will be taxed at applicable capital gain tax rates (including the 25% rate applicable to your share of the "unrecaptured Section 1250 gain" of the Partnership).

  .  Loss of Future Distributions from the Partnership

  After consummation of the Purchase Offer and the Merger (assuming all conditions to the Purchase Offer and the Merger are satisfied or waived, if waivable), the Joint Venture will hold all right, title and interest in and to all of the limited partnership interests in the Partnership, as well as the right to receive any cash dividends, distributions, rights, and other securities issued or issuable in respect thereof. You will not receive any future distributions from operating cash flow of the Partnership or upon a sale or refinancing of properties owned by the Partnership (including any shares of STSN stock that the Partnership may hereafter acquire (see "Special Factors--Certain Transactions with the Partnership--STSN")) for any Units that the Purchaser acquires from you in the Purchase Offer or that are converted in the Merger. We cannot predict what the future performance of the Partnership will be. Therefore, retaining the ownership of your Units may be more beneficial to you.

  .  Consents Become Irrevocable after Expiration Date; Potential Delay in
     Payment

  Units tendered pursuant to the Purchase Offer may be withdrawn at any time on or prior to the Expiration Date and, unless accepted for payment by the Purchaser pursuant to the Purchaser Offer, may also be withdrawn at any time
after September   , 2000. The Purchaser reserves the right to extend the
period of time during which the Purchase Offer is open and thereby delay acceptance for payment of any tendered Units. Units will be returned promptly at such time as it is finally determined that the conditions for consummation of the Purchase Offer and the Merger will not be satisfied (or waived, if waivable). Written Consent Forms submitted to the Claims Administrator prior to the Expiration Date may be revoked until the Expiration Date. However, properly executed and timely received Consent Forms that were not properly revoked prior to the Expiration Date will become binding and irrevocable after the Expiration Date and will not expire until the conditions for consummation of the Purchase Offer and the Merger are satisfied (or waived, if waivable) or until such time as it is finally determined that such conditions will not be satisfied or waived. However, until the Court order approving the Settlement has become final, the Purchase Offer and the Merger will not be consummated. If there is an appeal of the Court's order approving the Settlement (other than an appeal that relates solely to counsel fees and expenses), there may be a lengthy delay before you receive any payment for your Units but your consent to the Merger and the Amendments will remain valid and irrevocable.

  .  Alternatives to Tendering Units

  If you wish to retain your Units because you believe that the Settlement is not in your best interests, you should not consent to the Merger and the Amendments. If the conditions to the Purchase Offer and the Merger are not satisfied (or waived, if waivable), you will retain your Units and may seek a private sale of your Units now or later.

  However, even if you do not consent to the Merger and the Amendments, the Purchase Offer and the Merger will be consummated if they receive the approval of holders of a majority of the outstanding Units and the other conditions to the Purchase Offer and the Merger are satisfied (or waived, if waivable). In that case, you will receive the purchase offer price less court-awarded attorneys' fees and expenses for your Units in the Merger, unless you have opted out of the Settlement, in which case you will receive the appraised value of your Units. See "Special Factors--The Merger."

  EACH UNITHOLDER MUST MAKE HIS OR HER OWN DECISION REGARDING THE PURCHASE OFFER, THE MERGER AND THE AMENDMENTS BASED ON HIS OR HER PARTICULAR CIRCUMSTANCES. UNITHOLDERS SHOULD CONSULT WITH THEIR RESPECTIVE ADVISORS ABOUT THE FINANCIAL, TAX, LEGAL AND OTHER IMPLICATIONS TO THEM OF TENDERING THEIR UNITS IN THE PURCHASE OFFER AND CONSENTING TO THE MERGER AND THE AMENDMENTS.

                                SPECIAL FACTORS

Background of the Settlement

  Organization and Business of the Partnership. The Partnership is a Delaware limited partnership formed on August 31, 1987 to acquire and own 70 Courtyard by Marriott hotels (the "Hotels") and the land on which certain of the Hotels are located. The sole general partner of the Partnership, with a 5% general partner interest, is CBM Two LLC, which is jointly owned by Host LP, which holds the sole 1% managing interest, and Rockledge, which holds a 99% non-managing interest.

  On October 30, 1987, the General Partner made a capital contribution of equipment valued at $11,306,000 for its 5% general partner interest. On January 18, 1988, 1,470 Units, representing a 95% interest in the Partnership, were sold in a private placement. The offering price per Unit was $100,000. The limited partners paid $39,938,000 at the closing of the offering, representing 1,350 Units purchased on the installment basis and 120 Units paid in full. The limited partners' obligations to make the installment payments were evidenced by promissory notes payable to the Partnership and secured by their Units.

  In accordance with the terms of the Partnership Agreement, the General Partner purchased 20.5 Units from defaulting investors in 1990 and 1991. Additionally, on July 15, 1995, a limited partner assigned one Unit to the General Partner. As a result, the General Partner currently owns a total of
21.5 Units representing a 1.39% limited partnership interest in the Partnership.

  In October 1987, the Partnership began operations and executed a purchase agreement with Marriott Corporation (the predecessor to Host Marriott) to acquire the Hotels and the land on which certain of the Hotels are located for a total price of $643.1 million. Of the total purchase price, $507.9 million was paid in cash from the proceeds of the mortgage financing and sale of the Units, $40.2 million from assumption of industrial development revenue bond financing from Marriott Corporation and $95 million from a note payable to Marriott Corporation. Twenty of the Hotels were conveyed to the Partnership in 1987, 34 Hotels in 1988, 12 Hotels in 1989 and the final four Hotels during the first half of 1990.

  Under the purchase agreement, Marriott Corporation agreed to reduce the purchase price of the Hotels by up to $9.3 million if the Hotels did not provide cash flow in excess of debt service, as defined, equivalent to $9.3 million in 1989. The required price adjustment for 1989 was $8,843,000.

  The Hotels are managed as part of the Courtyard by Marriott hotel system under a long-term management agreement with Courtyard Management Corporation (the "Manager"), currently a wholly owned subsidiary of Marriott International. For a description of certain terms of the management agreement, see "--Certain Transactions with the Partnership--Management Agreement" below.

  On January 24, 1996, the Partnership completed a refinancing of its existing debt through private placements of $127.4 million of senior secured notes and $410.2 million of multi-class commercial mortgage pass-through certificates. In connection with the refinancing, the limited partners approved certain amendments to the Partnership Agreement and the management agreement. The Partnership Agreement amendments, among other things, allowed the formation of certain subsidiaries of the Partnership. As part of the refinancing, the Hotels were transferred to wholly owned subsidiaries of the Partnership and the management agreement was amended in various respects (as so amended, the "Management Agreement").

  The Abandoned 1997 Rollup Transaction. In late 1997, the Partnership and five other Marriott partnerships that own limited service hotels explored a potential transaction involving the formation of an "umbrella partnership real estate investment trust," or UPREIT, that would acquire the limited service hotels owned by the six partnerships. The transaction was intended to provide the limited partners in the six partnerships with liquidity and the opportunity to participate in a public entity with growth potential. As a result of conditions in the market for limited service hotels, the transaction was abandoned.

  The Unsuccessful Sales Effort. The 1986 Confidential Private Placement Memorandum relating to the original sale of the Units had contained financial projections for the Partnership, including a scenario that assumed the sale of the Hotels in 2001. In mid-1998, the Partnership and four other Marriott partnerships retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as their financial advisor to explore the possibility of sales of these Marriott partnerships, on a portfolio or individual basis, in an effort to provide liquidity to limited partners and help them realize the value of their investments. More than 70 prospective purchasers were contacted, and certain financial information concerning the Partnership was made available to a number of them for their review and analysis on a confidential basis. Although the Partnership received several indications of interest, due to the large number of Hotels in the Partnership, many prospective purchasers did not have the ability to consummate a transaction of this size. The Partnership had preliminary discussions with a group consisting of persons and entities affiliated with The Blackstone Group, L.P. and Blackstone Real Estate Associates, L.P. (collectively, the "Blackstone Entities"), which submitted the most attractive proposal. However, this proposal was never formalized and an agreement in principle was never reached in part because of downward revisions in the Manager's budgeted operating results for the Partnership's Hotels and the Blackstone Entities' resulting re-evaluation of their own internal projections.

  The Litigation. The Settlement Agreement is intended to resolve lawsuits brought on behalf of limited partners in the Partnership, as well as lawsuits on behalf of partners in six other partnerships (the "Marriott Partnerships"). On June 7, 1996, certain limited partners of the Partnership filed a lawsuit, styled Whitey Ford, et al. v. Host Marriott Corporation, et al., Case No. 96-CI-08327, in the 285th Judicial District Court of Bexar County, Texas (the "Court") against Host Marriott, Marriott International, various related entities, and others (collectively, the "Courtyard II Defendants"). On January 29, 1998, two other limited partners, A.R. Milkes and D.R. Burklew, filed a petition to expand this lawsuit (the "Milkes Litigation") into a class action. On June 23, 1998, the Court entered an order certifying a settlement class of limited partners under Texas law in the Milkes Litigation, consisting of all limited partners that were Unitholders as of January 31, 1998 or March 9, 2000, excluding the Courtyard II Defendants, the Insiders and two groups of limited partners that elected to opt out of the Milkes Litigation and intervene and are represented by separate counsel--Palm Investors, LLC and several Equity Resource Funds (the "Intervenors"). In addition, the settlement class consists of persons who were named as plaintiffs in the Milkes Litigation and sold their Units but did not assign their litigation claims. The plaintiffs in this lawsuit alleged, among other things, that the Courtyard II Defendants committed fraud, breached fiduciary duties, and violated the provisions of various contracts.

  On March 16, 1998, limited partners in several other Marriott Partnerships filed a lawsuit, styled Robert M. Haas, Sr. and Irwin Randolph Joint Tenants, et al. v. Marriott International, Inc., et al., Case No. 98-CI-04092, in the 57th Judicial District Court of Bexar County, Texas against Marriott International, Host Marriott, various of their subsidiaries, various individuals, and Hospitality Valuation Services, Inc. (collectively, the "Haas Litigation Defendants" and, together with the Courtyard II Defendants, the "Defendants"). This lawsuit now relates to the following Marriott
Partnerships: Courtyard by Marriott Limited Partnership, Marriott Residence Inn Limited Partnership, Marriott Residence Inn II Limited Partnership, Fairfield Inn by Marriott Limited Partnership, Host DSM Limited Partnership (formerly known as Desert Springs Marriott Limited Partnership) and Atlanta II Limited Partnership (formerly known as Atlanta Marriott Marquis Limited Partnership) (the "Haas Litigation" and, together with the Milkes Litigation, the "Litigation"). The plaintiffs in the Haas Litigation alleged, among other things, that the defendants in that lawsuit conspired to sell hotels to those Marriott Partnerships at inflated prices and that they charged excessive management fees to manage the hotels owned by those partnerships. They also alleged that the Haas Litigation Defendants committed fraud, breached fiduciary duties, and violated the provisions of various contracts. Following execution of the Settlement Agreement, counsel to the class action plaintiffs in the Haas Litigation and counsel for the Haas Litigation Defendants jointly moved the Court to have the Haas Litigation designated as a "complex" case and to transfer the case to the Honorable Michael Peden who was already presiding over the Milkes Litigation. As a result, on March 13, 2000 Judge David A. Berchelmann of the 57th Judicial District Court of Bexar County, Texas assigned the Haas Litigation to Judge Michael Peden in the 285th Judicial District Court of Bexar County, Texas, to hear and consider all matters pertaining to the Haas Litigation.

  The Defendants in both the Milkes Litigation and the Haas Litigation have filed answers denying the allegations and asserting various defenses, including the statutes of limitations.

  The Negotiations. The Settlement is the result of negotiations in connection with the Milkes and the Haas Litigation that took place over the course of one year. The parties to the Settlement Agreement engaged in extensive settlement negotiations and explored numerous preliminary settlement strategies during the course of the Litigation. In March 1999, the parties proposed to retain a mediator, and in April 1999, Mr. Finis Cowan, a former federal district judge, was retained to mediate the dispute. During the summer of 1999, several mediation sessions were held, both in Houston, Texas and Washington, D.C., at which representatives of all the parties to the Litigation and their respective counsel were present. These sessions focused primarily on various proposed partnership restructurings and cash payments. During these negotiations, the parties strongly disagreed on the asserted value of the claims. As no settlement appeared imminent, the parties continued to prepare diligently for the trial, which was scheduled for February 2000.

  On August 27, 1999, the General Partner, in accordance with Section 17-403(c) of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), appointed an independent Special Litigation Committee consisting of The Honorable William H. Webster and The Honorable Charles B. Renfrew, to investigate, review, and analyze, on behalf of the Partnership, the facts and circumstances surrounding the derivative claims asserted in the Milkes Litigation and decide what action the Partnership should take with respect to such claims. William H. Webster, a partner at the law firm of Milbank, Tweed, Hadley & McCloy LLP in its Washington, D.C. office, served as a Judge of the United States District Court for the Eastern District of Missouri from 1970 until 1973, when he was elevated to the United States Court of Appeals for the Eighth Circuit. From 1978 until 1987, Mr. Webster served as Director of the Federal Bureau of Investigation. From 1987 until 1991, he served as Director of Central Intelligence, where he headed all the foreign intelligence agencies of the United States and the Central Intelligence Agency. Charles B. Renfrew, who currently operates law offices under his own name and practiced at two major U.S. law firms prior to that, served as a Judge of the United States District Court for the Northern District of California from 1972-80 and as Deputy Attorney General of the United States from 1980-81. The general partner of Courtyard by Marriott Limited Partnership appointed the same persons to serve as a special litigation committee to investigate the derivative claims asserted in the Haas Litigation. The Special Litigation Committee retained, as its counsel, Richard C. Tufaro and the law firm of Milbank, Tweed, Hadley & McCloy, LLP to assist in its investigation and review.

  In January 2000, counsel for the Special Litigation Committee met in Houston, Texas with Class Counsel in an effort to advance settlement negotiations between the parties. The Special Litigation Committee believed that it controlled the determination of the derivative claims and formed its own views on the value of those claims and an appropriate settlement on behalf of the Partnership and Courtyard by Marriott Limited Partnership (collectively, the "Partnerships"). After telephonic conversations between the Special Litigation Committee's counsel and the Defendants and their counsel, on February 4, 2000, the parties to the Litigation and their respective counsel met in Washington, D.C. with the Special Litigation Committee. The negotiations lasted all day at the office of the Special Litigation Committee's counsel. It was at this settlement meeting that a settlement strategy involving a proposed sale of the units of limited partnership interest in the Partnerships to the Defendants was raised. Class Counsel, after consultation with its representative clients, viewed the proposal favorably because it provided an exit strategy and liquidity--two significant factors desired by the class action plaintiffs.

  During the negotiations, liquidation of the Partnership was never seriously considered because, in order to liquidate the Partnership, the Partnership would have to sell its assets, consisting of the Hotels. Although, during Merrill Lynch's unsuccessful efforts to sell the Partnership, a preliminary nonbinding proposal was received from the Blackstone Entities to acquire all of the equity of the Partnership at a price equivalent to approximately $64,000 per Unit, this proposal was never formalized and an agreement in principle was never reached in part because of downward revisions in the Manager's budgeted operating results for the Partnership's Hotels and the Blackstone Entities' resulting re-evaluation of their own internal projections. See "--The Merger--Rights of Unitholders Who Have Elected to Opt Out of the Settlement."

  During February 2000, numerous telephonic settlement negotiations took place in an attempt to define the parameters of an acceptable Unit repurchase and litigation settlement strategy. Throughout this time, Class Counsel was meeting with its clients, advisors and with counsel to the Special Litigation Committee to discuss various proposed settlement terms. Similarly, the Defendants and their respective counsel and advisors continued to have internal discussions and discussions with counsel to the Special Litigation Committee regarding the resolution of the Litigation. Additional meetings were held in Houston in February 2000, culminating in the execution of a non-binding settlement term sheet on February 23, 2000.

  During the settlement process, Class Counsel, counsel to the Special Litigation Committee, and their respective experts and advisors, or some of them: (1) obtained additional financial material regarding all of the Marriott Partnerships; (2) reviewed information regarding the attempted sale of the Partnerships by Merrill Lynch, including the names of the 70 prospective purchasers and the terms and conditions of the proposals submitted; (3) interviewed and deposed a representative of Merrill Lynch; (4) reviewed the terms of the secondary market purchases of units of limited partnership interest in the Partnerships; and (5) performed such other reviews and analyses as they deemed appropriate. The financial information relating to the Partnership made available to Class Counsel, counsel to the Special Litigation Committee, and their respective experts and advisors included historical operating statements of the Partnership showing historical revenues and expenses, and budgets for the Partnership's Hotels prepared by the Manager.

  During the settlement process, the General Partner, Host LP and Marriott International had available historical operating statements of the Partnership showing historical revenues and expenses, and budgets for the Partnership's Hotels prepared by the Manager.

  Further settlement negotiations followed, resulting in the execution of the Settlement Agreement by the Defendants, Class Counsel, the Intervenors and the Special Litigation Committee on March 9, 2000.

  Fees. If the Purchase Offer and the Merger are consummated, the Joint Venture will pay Merrill Lynch a fee in accordance with the terms of its engagement letter entered into in mid-1998 in connection with its sales efforts.

The Settlement Agreement

  Insofar as it relates to the limited partners in the Partnership, the Settlement Agreement provides for a two-step process to effectuate the Settlement, consisting of the Purchase Offer and the Merger on the terms and conditions set forth elsewhere in this Purchase Offer and Consent
Solicitation.

  The Settlement Agreement provides that the Joint Venture, Host Marriott, Rockledge and Marriott International, or their designees, will deposit the settlement funds (the "Settlement Fund") with respect to the Milkes Litigation (an aggregate amount of $214,318,612 reduced by $147,959 for each Unit held by a Unitholder who opts out of the Settlement and further reduced by any amounts owed by Unitholders on the original purchase price of their Units) in escrow with Chase Bank of Texas, N.A., which has been retained by Class Counsel to act as escrow agent for the Settlement Fund (the "Escrow Agent"), within three business days after the Court enters a judgment order approving the Settlement Agreement. If the judgment order becomes final without an appeal (other than an appeal that relates solely to counsel fees and expenses), then the Escrow Agent will be authorized to make distributions within seven business days after the date on which the judgment order becomes final (such date, the "Effective Date") of an amount equal to $147,959 per Unit (or a pro rata portion thereof) in cash to limited partners who have submitted valid Proofs of Claim on or before the Effective Date. If the Court approves legal fees and expenses of approximately $29,000 per Unit to Class Counsel, the net amount that each Unitholder that is a class member in the Milkes Litigation will receive is approximately $119,000 per Unit (or a pro rata portion thereof) (the "Net Settlement Amount"). The Net Settlement Amount to be received by any Unitholder will be reduced by any amount owed by the holder on the original purchase price of his or her Units. The Escrow Agent will be authorized to make distributions of the Net Settlement Amount to limited partners who submit valid Proofs of Claim after the Effective Date within seven days after receipt of their Proofs of Claim. If a class action plaintiff has not submitted a valid Proof of Claim to the Claims Administrator within 90 days following the Effective Date and such plaintiff has not opted out of the Settlement, Class Counsel will execute a Proof of

Claim on behalf of that limited partner. The execution of the Proof of Claim by Class Counsel on behalf of a limited partner will entitle the limited partner to receive the Net Settlement Amount for each Unit held by such limited partner and release, on behalf of such limited partner, all claims that are released, settled and discharged as part of the Settlement as provided in the Proof of Claim.

  Under the terms of the Settlement Agreement, the Defendants have agreed that, in the event that 60 days after execution of the Settlement Agreement all third-party lender and other consents necessary to consummate the Settlement Agreement (other than the consents that constitute conditions to the Purchase Offer and the Merger) had not been obtained, they would pay interest on the settlement funds with respect to the Litigation from the 61st day forward at the rate set forth in the Settlement Agreement until such
third-party lender and other consents are obtained. As of August   , 2000, not
all of such consents have been obtained and approximately $    million in
interest accrued on the Settlement Fund. See "--Conditions of the Purchase Offer and the Merger." Upon receipt by the Partnership of the necessary third-party consents, the interest will cease to accrue. In addition, additional interest may accrue following the final approval hearing of the Court. The accrued interest, less certain expenses relating to the Escrow Agent and the Claims Administrator and less any fees that may be awarded by the Court to Class Counsel, inures to the benefit of all Unitholders (except for those Unitholders who elect to opt out of the Settlement). Class Counsel intends to request the Court for a portion of the interest that has accrued on the Settlement Fund in an amount equal to the interest that has accrued on that portion of the Settlement Fund that the Court grants to Class Counsel as attorneys' fees and expenses. See "--Source and Amount of Funds."

  By execution and delivery of a Proof of Claim, you will be granting a release of any and all claims, whether known or unknown, relating to the purchase and sale of Units, the operation of the Partnership or management of the Hotels, and other related matters, as set forth in greater detail in the Proof of Claim. Pursuant to a Proof of Claim delivered prior to the Expiration Date, you will also transfer your Units to the Purchaser, free and clear of any liens or encumbrances. If you do not opt out of the settlement class, you will also be deemed to have granted such a release by virtue of the judgment order, even if you fail to execute and deliver a valid Proof of Claim.

  The Courtyard II Defendants have agreed with the Intervenors to pay $147,959 per Unit in the Purchase Offer pursuant to the same Settlement Agreement entered into with Class Counsel. The Intervenors have agreed to grant releases to the Courtyard II Defendants as provided in the Proofs of Claim and to pay their own counsel fees and expenses. The Intervenors have also agreed to exercise their best efforts to accomplish the terms and conditions of the Settlement Agreement and, accordingly, are expected to tender their Units in the Purchase Offer and to consent to the Merger and the Amendments. Insiders who own Units also are not members of the plaintiff class in the Milkes Litigation. They will receive $147,959 per Unit tendered in the Purchase Offer. If any of the persons discussed in this paragraph who are not members of the settlement class in the Milkes Litigation do not tender their Units, their Units will be converted in the Merger in the same manner as Units held by other Unitholders who have not opted out of the Settlement.

  Upon the terms and subject to the conditions of the Purchase Offer and the Merger, payment for the Units (other than Units held by holders who have opted out of the Settlement) will be made by deposit of the consideration therefor with the Escrow Agent. Upon deposit of the Settlement Fund with respect to the Milkes Litigation with the Escrow Agent for the purpose of making payment to the Partnership's validly tendering Unitholders, the Purchaser's obligation to make such payment shall be satisfied and such tendering Unitholders must thereafter look solely to Class Counsel and the Escrow Agent for payment of the amounts owed to them by reason of acceptance for payment of Units pursuant to the Purchase Offer or the Merger. The Defendants in the Litigation have no responsibility for or liability whatsoever with respect to the investment or distribution of the Settlement Fund, the determination, administration, calculation or payment of claims, or any losses incurred in connection therewith, or with the formulation or implementation of the plan of allocation of the Settlement Fund, or the giving of any notice with respect to the same.

  If you or any other plaintiffs file an appeal of the judgment order (other than an appeal that relates solely to counsel fees and expenses), the Escrow Agent will return the Settlement Fund, with interest, to the Joint Venture, Host Marriott, Rockledge and Marriott International, or their designees, within two days after receiving documentation of the event. If an order of an appellate court affirming the judgment order subsequently becomes final, then the Joint Venture, Host Marriott, Rockledge and Marriott International, or their designees, will return the Settlement Fund to the Escrow Agent within three business days thereafter, without interest.

  The Settlement Agreement provides that the limited partners of the Partnership will continue to own their respective Units until the judgment order becomes final. The General Partner will cause the Partnership to make distributions of Cash Available for Distribution (as defined in the Partnership Agreement) for the period until the judgment order is entered. Following entry of the judgment order, and until the judgment order becomes final, assuming there is no appeal, no additional distribution of Cash Available for Distribution will be made, but the limited partners will be entitled to receive interest accumulated on the Settlement Fund, less administrative expenses. If an appeal is filed, the General Partner will cause the Partnership to make distributions of Cash Available for Distribution for the period until the judgment order becomes final.

  There may be a delay in such distribution to the extent the judgment order becomes final in the middle of an accounting period or the General Partner is otherwise unable to finally determine the amount of the distribution prior to the judgment order becoming final.

Position of Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser Regarding Fairness

  The following position of Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser regarding the fairness of the Purchase Offer and the Merger are included herein pursuant to the requirements of Rule 13e-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and should not be construed by you as a recommendation by any of these entities to tender your Units in the Purchase Offer or consent to the Merger and the Amendments. In reviewing the following discussion, you should take into account the conflicts of interest of these persons described under "--Certain Transactions with the Partnership."

  Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser believe that the Purchase Offer and the Merger are fair to the unaffiliated limited partners of the Partnership, based on the factors set forth below:

    (1) The purchase price of $147,959 per Unit (a) exceeds the going concern value of the Units, described below, as estimated by Host LP, Host Marriott, the General Partner and Rockledge (the "Host Parties"), (b) exceeds any proposal received during a comprehensive attempt to sell the Hotels conducted by Merrill Lynch in 1998 and 1999, including the proposal of approximately $64,000 per Unit that was received by the Partnership from the Blackstone Entities, and (c) exceeds the average trading price of the Units in 1999 in private market transactions.

    (2) In connection with the Purchase Offer and the Merger, limited partners who do not affirmatively opt out of the settlement class are releasing the claims asserted in the Milkes Litigation, which the Defendants believe have no merit and have therefore contested. There is substantial uncertainty as to whether the limited partners would recover any value from the claims if the Milkes Litigation were to go to trial. Defendants therefore considered the risks of litigation to all parties, the existence of legal defenses that might defeat the claims in whole or in part, the appeal process and the delay in any recovery to the plaintiffs even in the event of a verdict favorable to the plaintiffs in the trial court, and the possibility that any verdict in favor of plaintiffs would be reversed on appeal. Because the purchase offer price per Unit exceeds the value of the Units as estimated by Rockledge, Host Marriott and Host LP, a portion of the purchase offer price represents an amount relating to the value of the settlement of the claims asserted in the Milkes Litigation;

    (3) The fact that the consummation of the Purchase Offer and the Merger requires the approval of a majority of the limited partners (other than affiliates) in the form of a consent to the Merger and the Amendments;

    (4) The Purchase Offer and the Merger provide the limited partners an opportunity to realize the value of their Units for which there is not an existing active trading market;

    (5) Neither the General Partner, the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott nor Host LP has made or will make an assessment of the liquidation value of the Units in connection with the negotiation of the Settlement or the determination of the fairness of the Purchase Offer and the Merger. Any liquidation of the Partnership would have required the sale of the Hotels, but, based on the unsuccessful attempt to do so in 1998 and 1999, it appeared that such a sale was not feasible on terms acceptable to the Partnership;

    (6) The terms of the Settlement (including the terms of the Purchase Offer and the Merger) were the result of extensive arms' length negotiations between Class Counsel, the Intervenors, the Defendants and the Special Litigation Committee;

    (7) The fact that holders of Units who do not want to participate in the Settlement (and, therefore, do not tender their Units in the Purchase Offer) have the right to opt out of the Settlement, to pursue their individual claims outside of the settlement class and to have the value of their Units appraised in the Merger pursuant to an appraisal mechanism set forth in the Merger Agreement, much the way dissenting shareholders are afforded appraisal rights under Delaware corporate law;

    (8) The fact that the fairness of the Settlement, including the terms of the Purchase Offer and the Merger, is subject to Court approval;

    (9) The right of the limited partners who do not opt out of the settlement class to appear at the final hearing to determine the fairness of the Settlement and oppose the Settlement or the fees and expenses requested by Class Counsel in connection therewith; and

    (10) The determination of the Special Litigation Committee appointed for the Partnership by the General Partner that the terms of the Settlement (which include the Purchase Offer and the Merger) (a) are fair and reasonable to the Partnership (which the Special Litigation Committee considered, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Milkes Litigation), and (b) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the Milkes Litigation.

  In making the determination described in paragraph (1)(a) above, the Host Parties are relying on the Host Parties' own internally prepared estimates of the value of the Units on a going concern basis. In making these estimates, the Host Parties used a discounted cash flow method for future cash available for distribution to the equity owners of the Partnership after debt service and management fees and owner-funded capital expenditures.

The estimated values range from $55,075 per Unit, using a discount rate of 30%, to $69,459 per Unit, using a discount rate of 25%, and $89,455 per Unit, using a discount rate of 20%.

  The methodology and the numerical assumptions used to derive the estimated range of values are described below. The foregoing projections were prepared by the Host Parties solely for purposes of the determination of fairness required by applicable SEC rules, and not with a view to compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts and are included in this Purchase Offer and Consent Solicitation only for informational purposes. Neither the Partnership's independent auditors, nor any other independent accountants, have examined, compiled or applied any procedures with respect to this data, nor have they expressed any opinion or given any kind of assurance thereon. While presented with numerical specificity, this projected data is based upon a variety of assumptions relating to the business of the Partnership which may not be realized and is subject to significant uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Partnership and, therefore, this projected data is inherently imprecise and subject to substantial uncertainty, and there can be no assurance that projected financial results or any valuation assumed therein will be realized. It is expected that there will be a difference between actual and estimated or projected results and actual results may vary materially from those shown. The estimates contained in the projected data and the valuation ranges resulting therefrom do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than those suggested by this analysis. In addition, analyses relating to the value of the Units are not appraisals and do not reflect the prices at which the Units or the Hotels may actually be sold. We do not intend to update, correct or otherwise revise the foregoing projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the foregoing projections are shown to be in error.

  The following paragraphs describe the methodology and assumptions used to derive the estimated range of values stated above.

  . Estimated Future Cash Distributions. The Host Parties prepared estimates of future partnership cash flow for the Partnership for the 8-year period from January 1, 2000 through December 31, 2007 based upon the actual sales and net house profit (which represents sales less hotel operating expenses, base management fees, system fees, chain services fees, capital expenditure reserves, property taxes, insurance, and ground rent) for the first two fiscal quarters of 2000, estimated sales and net house profit included in the Manager's budget for the remainder of fiscal year 2000, and estimated sales and net house profit for each subsequent year in the projection period, assuming an average annual growth rate for both sales of and net house profit of 2.3%, which growth rates were based on discussions with the Manager.

     For each year in the projection period, the Host Parties estimated the amount of cash available for distribution to limited partners after payment of all management fees, debt service, owner-funded capital expenditures, and other partnership expenses and after application of the applicable partnership agreement and management agreement provisions. For purposes of the valuation analysis, the aggregate amount of capital expenditures estimated for the period 2000 to 2004 was equal to the amount included in the Manager's capital budget for that period. For years 2005 to 2007, the Host Parties assumed annual owner-funded capital expenditures equal to 1.5% of sales.

  . Determination of Residual Value. To estimate the residual value of the limited partners' interest in the Partnership at the end of the 8-year period, the Host Parties assumed that the Partnership's Hotels would be sold as of December 31, 2007 at their then market value. The Host Parties estimated the market value of the portfolio of Hotels as of such date by applying an exit capitalization rate of 12.0% to an amount equal to estimated net house profit for 2007 less incentive management fees and owner-funded capital expenditures. The Host Parties then subtracted estimated sales costs equal to 2.0% of the estimated market value and subtracted the estimated outstanding principal balance of debt as of December 31, 2007 to arrive at net sales proceeds available for distribution to partners. The Host Parties then determined what portion of such estimated net sales proceeds would be distributable to the Partnership's limited partners and general partner under the partnership agreement. The Host Parties selected a 12.0% exit capitalization rate, which in their experience is the implied capitalization rate in sales of hotel properties generally, and selected a rate that they believed to be appropriate based on the age of the Partnership's Hotels, their relative quality of construction, and the competitive environment in which limited service hotels operate. The Host Parties also noted that the 12.0% capitalization rate was comparable to the rate implied in the proposal received from the Blackstone Entities in 1999.

  The following table summarizes the foregoing calculations of the residual value of the limited partners' interest in the Partnership (dollars in thousands, except per Unit amounts):

        2007 Net house profit (est.)................................  $108,485
        Less: Incentive management fees (est.)......................   (16,273)
        Less: Owner funded capital expenditures (est.)..............    (5,269)
                                                                      --------
          Capitalized cash flow.....................................  $ 86,943
                                                                      ========
        Estimated gross portfolio sale price (12.0% capitalization rate)......................................................  $724,526
        Less:
          Transaction costs (2%)....................................   (14,491)
          Mortgage debt.............................................  (180,272)
          Senior notes..............................................  (127,400)
                                                                      --------
           Net sales proceeds.......................................  $402,364
                                                                      ========
        Partners' shares:
          Limited partners..........................................  $332,725
          General partner...........................................  $ 69,639
        Per LP Unit (1,470 Units)...................................  $226,343

  . Discounting Distributions to Present Value. As a final step, the Host Parties discounted the estimated future cash distributions to the limited partners from operations and estimated net sales proceeds to their present value as of January 1, 2000, using discount rates ranging from 20% per annum to 30% per annum. The Host Parties believe that these discount rates reflect the range of return on investment that investors expect from leveraged investments in hotel limited partnerships. The Host Parties believe that a discount rate in the lower to middle portion of this range would be most appropriate for this hypothetical valuation, because of the amount of leverage of the Partnerships, the age of the Partnership's Hotels, and the competitive environment in which limited service hotels operate. The following table sets forth the range of values that resulted by discounting the future distributions to limited partners to their present value:

                                                            Discount Rate
                                                      -------------------------
                                                        20%      25%      30%
                                                      -------- -------- -------
        Net present value of distributions:
          Total (in thousands)....................... $131,498 $102,104 $80,961
                                                      ======== ======== =======
          Per LP Unit (1,470 Units).................. $ 89,455 $ 69,459 $55,075
                                                      ======== ======== =======

  In late February and early-March, contemporaneously with the completion and announcement of the Settlement Agreement, the Host Parties prepared a valuation of the equity in the Joint Venture (which is acquiring the Units of the Partnership) taking into account adjustments that will take effect after the consummation of the Settlement. In preparing that post-settlement valuation analysis, the Host Parties used the same average growth rates and other hotel operating assumptions and the same residual value capitalization rate as are used in their fairness analysis set forth above. The post-settlement analysis, however, also gave effect to a number of post-settlement adjustments, including the anticipated changes to the Management Agreement for the Partnership and the additional indebtedness to be incurred by the Joint Venture to acquire the Units. In the post-settlement valuation, the Host Parties considered a range of discount rates from 25% to 30%. The estimated value of the post-settlement equity interests in the Joint Venture for the portion allocable to the Partnership was determined to be less than the valuations set forth above.

  Marriott International, MI Investor, the Host Parties the Joint Venture and the Purchaser believe that the Purchase Offer and Merger are procedurally fair to the unaffiliated limited partners in light of the factors set forth in (3),
(6), (7), (8), (9) and 10 above, and believe that the terms of the Purchase Offer and the Merger are substantively fair to the unaffiliated limited partners in light of the factors set forth in (1), (2), (4), (5) and (10) above. Marriott International, MI Investor, the Host Parties, the Joint Venture and the Purchaser assigned relatively more weight and importance to the comparison to the estimated value of the Units described in paragraphs (1) and (2) above and the procedural safeguards described in paragraphs (3), (6), (7), (8), (9) and
(10) above. In view of the wide variety of factors considered in connection with their evaluation of the Purchase Offer and the Merger, Marriott International, MI Investor, the Host Parties, the Joint Venture and the Purchaser did not find it practicable to, and did not, otherwise quantify or attempt to assign relative weights to the individual factors.

  Each of Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser believes that the procedural safeguards set forth in factors (3), (6), (7), (8), (9) and (10) above were sufficient to ensure fairness of the transaction notwithstanding the absence of an unaffiliated representative to act on behalf of the unaffiliated limited partners.

  The terms of the Purchase Offer and the Merger (as well as all of the other terms of the Settlement Agreement) were established through extensive arms' length negotiations between and among Class Counsel, the Defendants, the Intervenors and the Special Litigation Committee and their respective counsel. The board of managers of the General Partner, for and on behalf of the Partnership, has approved the terms of the Settlement Agreement (including the Purchase Offer and the Merger). All the members of the General Partner's board of managers are employees of Host LP and Host Marriott.

  The conflicts of interest of the parties were considered but determined by the parties not to detract from the fairness of the transaction due to the numerous procedural safeguards afforded the unaffiliated limited partners set forth in factors (3), (6), (7), (8) and (9) above. In addition, the parties considered that, following consummation of the Purchase Offer and the Merger, the unaffiliated limited partners would not participate in any increases or decreases in the Partnership's business or properties, but concluded that this did not justify foregoing the opportunity for the limited partners to receive an immediate and substantial cash purchase price for their Units and the settlement of their litigation claims. The parties did not consider any other negative factors in evaluating the fairness of the transaction.

  Because the terms of the Purchase Offer and the Merger were negotiated in the context of settlement of a class action lawsuit, Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser did not additionally retain an unaffiliated representative to act solely on behalf of unaffiliated limited partners for the purpose of negotiating the terms of the Purchase Offer and the Merger. Instead, the limited partners were represented by multiple law firms approved by the Court as appropriate counsel to represent the limited partners, and the Partnership was represented by those same attorneys (who filed derivative claims on behalf of the Partnerships) and by the Special Litigation Committee.

Position of the General Partner, Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser Regarding the Purchase Offer and the Merger

  The General Partner, Marriott International and Host Marriott are Courtyard II Defendants and therefore have a conflict of interest. None of Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture, the Purchaser or the General Partner makes any recommendation with respect to the Purchase Offer, the Merger, the Amendments, or the other terms of the Settlement Agreement, including as to whether any Unitholder should tender or to refrain from tendering his or her Units. YOU MUST EACH MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR UNITS IN THE PURCHASE OFFER AND WHETHER OR NOT TO CONSENT TO THE MERGER AND THE AMENDMENTS.

Determination of the Special Litigation Committee and Recommendation of Counsel to the Class Action Plaintiffs

  On August 27, 1999, the General Partner, in accordance with Section 17-403(c) of the Partnership Act, appointed an independent Special Litigation Committee to investigate, review, and analyze, on behalf of the Partnership, the facts and circumstances surrounding the derivative claims asserted in the Milkes Litigation and decide what action the Partnership should take with respect to such claims. With respect to the evaluation and disposition of the derivative claims in the Milkes Litigation, no limitation was placed on the Special Litigation Committee by the General Partner.

  The Special Litigation Committee engaged the law firm of Milbank, Tweed, Hadley & McCloy LLP to act as counsel and assist in the investigation. The Special Litigation Committee also retained the law firm of Bouchard Friedlander & Maloneyhuss, P.A. to advise on matters of Delaware law and Jackson & Walker LLP to advise on matters of Texas law. In addition to these three law firms, the Special Litigation Committee retained experts, Cushman Realty Corporation and Maurice Robinson & Associates, LLC (the "Advisors"), to assist in analyzing the claims. The Special Litigation Committee selected the Advisors based on their knowledge of the real estate or hotel industries. The Advisors, as part of their analysis of the Milkes Litigation, performed an analysis of the damages claimed by the plaintiffs in the Milkes Litigation. This analysis focused on calculating a range of damages based on various scenarios using the historical financial information of the Partnership and projections, and assumptions underlying such projections, contained in the Confidential Private Placement Memorandum relating to the original sale of the Units in 1986. The analysis was provided to counsel to the Special Litigation Committee and used by such counsel in connection with legal advice to the Special Litigation Committee.

  The Special Litigation Committee advised the General Partner orally of its conclusions and did not prepare a report on its findings. However, the Special Litigation Committee is a party to the Settlement Agreement, which contains statements of the Special Litigation Committee's conclusions.

  The Special Litigation Committee, its counsel and the Advisors are and were unaffiliated with the Partnership and have no relationship with the Partnership other than in connection with the Litigation.

  After extensive analysis of the factual and legal issues, the Special Litigation Committee concluded that the terms of the proposed Settlement (1) are fair and reasonable to the Partnership (which the Special Litigation Committee considers, as a practical matter, to have an identity of interest with the limited partners with respect to the derivative claims in the Milkes Litigation) and (2) include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the Milkes Litigation. The Special Litigation Committee has advised the Partnership it considered the following factors in determining that the proposed Settlement is fair and reasonable:

    (1) the Settlement fairly reflects the substantial risks of litigation to the Partnership and the limited partners;

    (2) the Settlement fairly accounts for the inherent value of the Units based upon market tested offers to purchase the Partnership obtained by Merrill Lynch in the summer of 1999;

    (3) holders of Units who do not want to participate in the Settlement may opt out of the Settlement and have the value of their Units appraised and pursue their individual claims separately;

    (4) the fairness of the Settlement is subject to Court approval;

    (5) the Settlement requires the approval of the limited partners holding a majority of the Units in the form of a consent to the Merger and the Amendments;

    (6) limited partners who do not opt out of the class may appear at the hearing to determine the fairness of the Settlement and oppose the Settlement;

    (7) the lack of an existing active trading market for the Units;

    (8) the terms of the Settlement were the result of extensive arms' length negotiations between Class Counsel and the Defendants; and

    (9) the advice of independent financial experts, Cushman Realty Corporation and Maurice Robinson & Associates, LLC, retained by the Special Litigation Committee in connection with the investigation.

  In addition, Class Counsel has recommended to its clients that they approve the Settlement by tendering their Units in the Purchase Offer and consenting to the Merger and the Amendments. Class Counsel has determined that the Settlement represents a fair, reasonable and attractive settlement. Class Counsel came to this conclusion after engaging in extensive investigation and discovery on the claims asserted in the Milkes Litigation that lasted over eighteen months. According to documents filed with the Court, the investigations and discovery conducted by Class Counsel included:

    (1) inspecting thousands of pages of documents produced by the Defendants in the Litigation and by third parties;

    (2) deposing numerous present and former employees of the Defendants in the Litigation;

    (3) deposing plaintiffs;

    (4) deposing third party witnesses;

    (5) employing and consulting with experts, including reviewing and producing expert reports and attending and taking expert depositions;

    (6) reviewing public and on-line filings; and

    (7) researching applicable legal issues with respect to the claims asserted in the Milkes Litigation.

  According to documents filed with the Court, Class Counsel, based on its collective experience in handling hundreds of limited partnership claims, believes that the Settlement confers substantial benefits upon the class and each member of the class and is in the best interests of the class members.

Purpose and Structure of the Purchase Offer; Merger and Amendments

  The purpose of the Purchase Offer and the Merger is to fulfill the obligations of Marriott International, Host Marriott and Rockledge under the Settlement Agreement. See "--The Settlement Agreement." The acquisition of the Units has been structured as a cash purchase offer followed by a merger in order to ensure that all of the Units are acquired, to permit different consideration for Unitholders that participate in the Settlement and Unitholders that elect to opt out of the Settlement, and to provide for a majority vote on the Merger and the Amendments.

  The Settlement Agreement and the Merger Agreement provide that, if the judgment order approving the Settlement becomes final, Unitholders who fail to tender their Units, other than Unitholders who opt out of the Settlement, will receive the same consideration in the Merger as Unitholders whose Units are purchased in the Purchase Offer. If the judgment order approving the Settlement becomes final, each holder of Units who has opted out of the Settlement will be entitled to receive a cash amount per Unit determined through an appraisal process set forth in the Settlement Agreement and the Merger Agreement, but such appraised amount will not include any amount representing the value of the settlement of the claims that were asserted in the Milkes Litigation. See "--The Merger."

Conditions of the Purchase Offer and the Merger

  Notwithstanding any other provisions of the Purchase Offer and Consent Solicitation, the Purchaser is not obligated to accept for payment, purchase or pay for, subject to Rule 14e-1(c) under the Exchange Act, any Units tendered, or to consummate the Merger, unless the following conditions are satisfied:

    (1) the order of the Court approving the terms of the Settlement and the dismissal of the Litigation shall have become final (other than by reason of an appeal relating solely to counsel fees and expenses),

    (2) not more than ten percent of the Units in the Partnership and not more than ten percent of the units of limited partnership interest in any one of the other six Marriott Partnerships involved in the Settlement (other than Units held by Insiders) shall be held by holders who have elected to opt out of the Settlement,

    (3) holders of a majority of the outstanding units of limited partnership interest in each of the Partnership and Courtyard by Marriott Limited Partnership (other than the general partners of these partnerships and their affiliates) shall have submitted valid written consents to each Partnership's merger,

    (4) holders of a majority of the limited partnership interest in each of the Partnership and Courtyard by Marriott Limited Partnership (other than the general partner of those partnerships and their affiliates) shall have submitted valid written consents to the proposed amendments to each Partnership's partnership agreement, and

    (5) each of the Partnership, Courtyard by Marriott Limited Partnership and one other Marriott Partnership shall have received the consents of its lenders, to the extent required, to the consummation of the Settlement and the transactions contemplated thereby, including the Purchase Offer and the Merger, and such other transactions necessary to consummate the transactions contemplated thereby.

  The conditions set forth in (2) and (5) above are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to these conditions and may be waived by the Purchaser in writing, in whole or in part, at any time and from time to time, in its sole discretion. The failure by the Purchaser at any time to exercise this right will not be deemed a waiver of such right and this right will be deemed an ongoing right which may be asserted at any time and from time to time until the Expiration Date. Approval of the amendments of Sections 4.05, 4.07, 7.01A and 7.01B of the Partnership Agreement is a condition only to the Purchase Offer, not the Merger, and, accordingly, may be waived by the Purchaser. However, conditions (1) and (3) and approval of the amendment to
Section 5.01C of the Partnership Agreement may not be waived by the Purchaser. Accordingly, in the event that holders of a majority of the outstanding Units fail to consent to the Merger and the amendment to Section 5.01C of the Partnership Agreement, the Purchase Offer and the other transactions contemplated by the Settlement will not be consummated.

Plans for the Partnership; Certain Effects of the Purchase Offer and the Merger

  Plans for the Partnership. The Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP currently intend that, upon consummation of the Purchase Offer and the Merger, the Partnership will continue its business and operations, substantially as, and in such places as, they are currently being conducted. Except as set forth in this Purchase Offer and Consent Solicitation, the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP have no present plans or proposals regardless of the outcome of the Purchase Offer that would result in an extraordinary transaction, such as a merger, reorganization, liquidation, or sale or transfer of a material amount of assets, involving the Partnership or its subsidiaries, or any material changes in the Partnership's capitalization, distribution policy, structure or business. Immediately prior to the consummation of the Purchase Offer, Rockledge will contribute its 99% non-managing interest in the General Partner to the Joint Venture as a capital contribution and Host LP will contribute its 1% managing interest to the Joint Venture as a capital contribution. As a result, following the consummation of the Purchase Offer and the Merger, the Partnership will be 100% owned indirectly by the Joint Venture (through the General Partner and the Purchaser) and, therefore, by the Joint Venture's equity owners, which are MI Investor, Rockledge and Host LP.

  Subject to contractual obligations to third parties, Rockledge, MI Investor and Host LP intend to make certain changes to the arrangements under which the Manager provides management services to the subsidiaries of the Partnership that own the Hotels to make such arrangements more consistent with arrangements that the Manager and its affiliates currently have with other properties in which Rockledge and Host Marriott have an interest. See "-- Certain Transactions with the Partnership." In addition, following consummation of the Purchase Offer and the Merger, the Partnership or an affiliate of the Partnership will be required, under the terms of its senior notes, to make an offer to purchase all outstanding senior notes as a result of a change in control of the Partnership.

  Effects of the Purchase Offer and the Merger. Through their direct ownership of the General Partner, Rockledge and Host LP each currently have an indirect 4.95% and .05% general partner interest, respectively (5% in total), and an indirect 1.38% and .01% limited partner interest, respectively (1.39% in total), in the Partnership's net book value and net earnings/losses. Host LP owns a 95% economic non-voting interest in Rockledge and therefore recognizes pursuant to the equity method of accounting 95% of Rockledge's net earnings/losses. Marriott International does not own any interest in the Partnership. Following completion of the Purchase Offer and the Merger, the interest of the Joint Venture, and therefore the Joint Venture's equity owners, Marriott International, Rockledge and Host LP, in the Partnership's net book value and net earnings/losses will increase to 100%. According to the Partnership's Form 10-Q for the quarter ended March 24, 2000, the Partnership's net book value as of March 24, 2000 was a deficit of approximately $16.3 million (of which the 5% general partner interest represented capital of approximately $8.4 million and a 1.39% limited partner interest represented a deficit of approximately $361,000), and the Partnership's net earnings for the quarter ended March 24, 2000 was approximately $2.2 million (which means that the 5% general partner and 1.39% limited partner interests represented approximately $114,000 and $32,000, respectively).

  Following the consummation of the Purchase Offer and the Merger, the Joint Venture and its subsidiaries will be entitled to all of the benefits of owning 100% of the Partnership, including all income generated by the Partnership's operations and any future increase in the Partnership's value. Similarly, the Joint Venture will also bear the risk of all of the losses resulting from the Partnership's operations and from any decline in the value of the Partnership after the Merger. Accordingly, following the consummation of the Purchase Offer and the Merger, you will have no further opportunity to participate in the benefit of increases, if any, in the value of the Partnership's business and properties or to receive future distributions, if any, in respect of the Partnership's operations. The Purchase Offer and the Merger may have adverse tax consequences to the limited partners, see "--Federal Income Tax Considerations." For a discussion of certain benefits of the Purchase Offer and the Merger to the limited partners, see "-- Determination of the Special Litigation Committee and Recommendation of Counsel to the Class Action Plaintiffs" and "--Position of Marriott International, MI Investor, Rockledge, Host Marriott, Host LP, the Joint Venture and the Purchaser."

  The Units are currently registered under the Exchange Act and, as a result, the Partnership is subject to the periodic reporting requirements of that Act. Such registration may be terminated upon application of the Partnership to the SEC if there are fewer than 300 holders of record of the Units. Following the consummation of the Purchase Offer and the Merger, all of the Units will be owned by the General Partner and the Purchaser. The General Partner and the Purchaser intend to cause the Partnership to make an application for termination of registration of the Units as soon as possible after consummation of the Merger. However, under the terms of the Partnership's senior notes, the Partnership is required to continue filing periodic reports with the SEC for so long as the notes remain outstanding and, as a result, the Partnership will continue to file such reports after the Merger.

Certain Information Concerning the Partnership

  Business Description. The Partnership is a Delaware limited partnership with its principal offices located at 10400 Fernwood Road, Bethesda, Maryland 20817. The Partnership was formed on August 31, 1987 to acquire and own the Hotels and the respective fee or leasehold interests in the land on which the Hotels are located. The Hotels are located in 29 states and contained a total of 10,331 guest rooms as of December 31, 1999. The Partnership is engaged solely in the business of owning and operating hotels. The Hotels are operated as part of the Courtyard by Marriott system, which includes over 471 hotels worldwide in the moderately-priced segment of the lodging industry. The Hotels are managed by the Manager, a wholly owned subsidiary of Marriott International, under the Management Agreement. See "--Certain Transactions with the Partnership."

  The Partnership has no directors or officers. The business policymaking functions of the Partnership are carried out through the managers and executive officers of the General Partner. The name, business address, principal occupation, five-year employment history, and citizenship of the managers and executive officers of the General Partner are set forth in
Schedule II to this Purchase Offer and Consent Solicitation.

  Except as otherwise described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons listed in Schedule II hereto, nor any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any Units. Except as otherwise described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons or entities referred to above, nor any subsidiary of the Partnership, has effected any transaction in such Units during the past 60 days.

  Except as described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons listed on Schedule II hereto, has any contract, arrangement, understanding or relationship with another person with respect to any securities of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies.

  The selected historical consolidated financial information of the Partnership set forth below has been excerpted and derived from Items 8 and 14 of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and Part I of the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 24, 2000. More comprehensive financial and other information is included in those reports (including management's discussion and analysis of financial condition and results of operations), and in other reports and documents filed by the Partnership with the SEC. The financial information set forth below is qualified in its entirety by reference to the reports and documents filed by the Partnership with the SEC and the financial statements and related notes that they contain. You can examine these reports and other documents and obtain copies of them by following the procedures set forth under the heading "Where You Can Find More Information."

Selected Historical Consolidated Financial Data

                                                         Years Ended December 31,
                                               -------------------------------------------------
                          1Q 2000    1Q 1999     1999      1998      1997       1996      1995
                         ---------  ---------  --------  --------  ---------  --------  --------
                                    (in thousands, except for per unit amounts)
Income Statement Data:
Revenues................ $ 68,017   $ 67,799   $292,982  $284,251  $ 275,021  $263,707  $245,825
Operating profit........   11,961     14,776     59,671    58,960     58,771    54,012    46,296
Net Income..............    2,277      4,691     17,838    16,950     15,691    10,541    11,215
Net Income per Unit
 (1,470 Units)..........    1,471      3,031     11,528    10,954     10,140     6,812     7,248
Ratio of earnings to
 fixed charges(1).......     1.21       1.41       1.37      1.35       1.31      1.21      1.27
                           As of      As of                  As of December 31
                         March 24,  March 26,  -------------------------------------------------
                           2000       1999       1999      1998      1997       1996      1995
                         ---------  ---------  --------  --------  ---------  --------  --------
Balance Sheet Data:
Book value per Unit
 (1,470 Units).......... $(16,799)  $(18,266)  $(15,771) $(21,299) $ (25,353) $(25,665) $(27,728)
Total assets............  516,197    528,604    522,943   528,340    536,715   547,099   567,530
Total liabilities.......  532,467    547,803    537,815   552,230    567,412   579,040   603,030
Cash distributions per
 Unit (1,470 Units).....    2,500        --       6,000     6,900      9,850     4,750     1,846

--------
(1) The ratio of earnings to fixed charges is unaudited and is computed by dividing the Partnership's net income before interest expense and other fixed charges by the total fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs) and the portion of rent expense attributed to interest.

Description of Real Estate

  Hotels. The Partnership was formed to acquire and own the Hotels and the respective fee or leasehold interests in the land on which the Hotels are located. The Hotels are located in 29 states and contain a total of 10,331 guest rooms as of December 31, 1999. The Partnership commenced operations on October 30, 1987 and will terminate on December 31, 2087, unless earlier dissolved.

  Each of the Partnership's Courtyard by Marriott Hotels is designed around a courtyard area containing a swimming pool (indoor pool in northern climates), walkways, landscaped areas and a gazebo. Each Hotel generally contains a small lobby, a restaurant with seating for approximately 50 guests, a lounge, a hydrotherapy pool, a guest laundry, an exercise room and two small meeting rooms. The Hotels do not contain as much public space and related facilities as full-service hotels.

  The properties consisted of 70 Hotels as of December 31, 1999. The Hotels have been in operation for at least 10 years. The Hotels range in age between 10 and 14 years. The Hotels are geographically diversified among 29 states, and no state has more than nine Hotels.

  The following table summarizes certain attributes of each of the Hotels.

                  Courtyard By Marriott II Limited Partnership

                             Summary of Properties
                             (70 Courtyard Hotels)

                                                                 # of  Opening
                 Property                    Title to Land       Rooms   Date
                 --------                    -------------       ----- --------
   1 Birmingham/Homewood, AL.........  Owned in fee               140  12/21/85
     500 Shades Creek Parkway
     Homewood, AL 35209

   2 Birmingham/Hoover, AL...........  Leased from Essex House    153  08/08/87
     1824 Montgomery Highway           Condominium Corp.*
     South Hoover, AL 35244

   3 Huntsville, AL..................  Leased from Essex House    149  08/15/87
     4808 University Drive             Condominium Corp.*
     Huntsville, AL 35816

   4 Phoenix/Mesa, AZ................  Leased from Essex House    148  03/19/88
     1221 S. Westward Avenue           Condominium Corp.*
     Mesa, AZ 85210

   5 Phoenix/Metrocenter, AZ.........  Leased from Essex House    146  11/29/87
     9631 N. Black Canyon              Condominium Corp.*
     Phoenix, AZ 85021

   6 Tucson Airport, AZ..............  Leased from Essex House    149  10/01/88
     2505 E. Executive Drive           Condominium Corp.*
     Tucson, AZ 85706

   7 Little Rock, AR.................  Leased from Essex House    149  05/28/88
     10900 Financial Centre Parkway    Condominium Corp.*
     Little Rock, AR 72211

   8 Bakersfield, CA.................  Leased from Essex House    146  02/13/88
     3601 Marriott Drive               Condominium Corp.*
     Bakersfield, CA 93308

   9 Cupertino, CA...................  Leased from Vallco Park,   149  05/14/88
     10605 N. Wolfe Road               Ltd.
     Cupertino, CA 95014

  10 Foster City, CA.................  Leased from Essex House    147  09/26/87
     550 Shell Blvd.                   Condominium Corp.*
     Foster City, CA 94404

  11 Fresno, CA......................  Leased from Richard,       146  09/13/86
     140 E. Shaw Avenue                Miche, Aram & Aznive
     Fresno, CA 93710                  Erganian

  12 Hacienda Heights, CA............  Leased from Essex House    150  03/28/90
     1905 Azusa Avenue                 Condominium Corp.*
     Hacienda Heights, CA 91745

  13 Marin/Larkspur Landing, CA......  Leased from Essex House    146  07/25/87
     2500 Larkspur Landing Circle      Condominium Corp.*
     Larkspur, CA 94939

--------
* Essex House is a subsidiary of Marriott International

                                                                 # of  Opening
                 Property                    Title to Land       Rooms   Date
                 --------                    -------------       ----- --------
  14 Palm Springs, CA...............   Leased from Essex House    149  10/08/88
     300 Tahquitz Canyon Way           Condominium Corp.*
     Palm Springs, CA 92262

  15 Torrance, CA...................   Leased from Essex House    149  10/15/88
     2633 West Sepulveda Boulevard     Condominium Corp.*
     Torrance, CA 90505

  16 Boulder, CO....................   Leased from Essex House    148  08/06/88
     4710 Pearl East Circle            Condominium Corp.*
     Boulder, CO 80301

  17 Denver, CO.....................   Owned in fee               146  08/15/87
     7415 East 41st Avenue
     Denver, CO 80301

  18 Denver/Southeast, CO...........   Leased from Essex House    152  05/30/87
     6565 S. Boston Street             Condominium Corp.*
     Englewood, CO 80111

  19 Norwalk, CT....................   Leased from Mary Fabrizio  145  07/30/88
     474 Main Avenue
     Norwalk, CT 06851

  20 Wallingford, CT................   Leased from Essex House    149  04/21/90
     600 Northrop Road                 Condominium Corp.*
     Wallingford, CT 06492

  21 Ft. Myers, FL..................   Leased from Essex House    149  08/27/88
     4455 Metro Parkway                Condominium Corp.*
     Ft. Myers, FL 33901

  22 Ft. Lauderdale/Plantation, FL..   Leased from Essex House    149  09/21/88
     7780 S.W. 6th Street              Condominium Corp.*
     Plantation, FL 33324

  23 St. Petersburg, FL.............   Leased from Essex House    149  10/14/89
     3131 Executive Drive              Condominium Corp.*
     Clearwater, FL 34622

  24 Tampa/Westshore, FL............   Leased from Hotsinger,     145  10/27/86
     3805 West Cypress                 Inc. and Owned in fee
     Tampa, FL 33607

  25 West Palm Beach, FL............   Leased from Essex House    149  01/14/89
     600 Northpoint Parkway            Condominium Corp.*
     West Palm Beach, FL 33407

  26 Atlanta Airport South, GA......   Owned in fee               144  06/15/86
     2050 Sullivan Road
     College Park, GA 30337

  27 Atlanta/Gwinnett Mall, GA......   Leased from Essex House    146  03/19/87
     3550 Venture Parkway              Condominium Corp.*
     Duluth, GA 30136

  28 Atlanta/Perimeter Ctr., GA.....   Leased from Essex House    145  12/12/87
     6250 Peachtree-Dunwoody Road      Condominium Corp.*
     Atlanta, GA 30328

  29 Atlanta/Roswell, GA............   Leased from Roswell        154  06/11/88
     1500 Market Boulevard             Landing Associates
     Roswell, GA 30076

--------
* Essex House is a subsidiary of Marriott International

                                                                 # of  Opening
                 Property                    Title to Land       Rooms   Date
                 --------                    -------------       ----- --------
  30 Arlington Heights-South, IL....   Owned in fee               147  12/20/85
     100 W. Algonquin Road
     Arlington Heights, Il 60005

  31 Chicago/Deerfield, IL..........   Owned in fee               131  01/02/86
     800 Lake Cook Road
     Deerfield, IL 60015

  32 Chicago/Glenview, IL...........   Leased from Essex House    149  07/08/89
     180l Milwaukee Avenue             Condominium Corp.*
     Glenview, IL 60025

  33 Chicago/Highland Park, IL......   Leased from Essex House    149  06/10/88
     1505 Lake Cook Road               Condominium Corp.*
     Highland Park, IL 60035

  34 Chicago/Lincolnshire, IL.......   Owned in fee               146  07/20/87
     505 Milwaukee Avenue
     Lincolnshire, IL 60069

  35 Chicago/Oakbrook Terrace, IL...   Owned in fee               147  05/09/86
     6 TransAm Plaza Drive Oakbrook
     Terrace, IL 60181

  36 Chicago/Waukegan, IL...........   Leased from Essex House    149  05/28/88
     800 Lakehurst Road                Condominium Corp.*
     Waukegan, Il 60085

  37 Chicago/Wood Dale, IL..........   Leased from Essex House    149  07/02/88
     900 N. Wood Dale Road             Condominium Corp.*
     Wood Dale, IL 60191

  38 Rockford, IL...................   Owned in fee               147  04/12/86
     7676 East State Road
     Rockford, IL 61108

  39 Indianapolis/Castleton, IN.....   Leased from Essex House    146  06/06/87
     8670 Allisonville Road            Condominium Corp.*
     Indianapolis, IN 46250

  40 Kansas City/Overland Park, KS..   Leased from Essex House    149  01/14/89
     11301 Metcalf Avenue              Condominium Corp.*
     Overland Park, KS 66212

  41 Lexington/North, KY............   Leased from Essex House    146  06/04/88
     775 Newtown Court                 Condominium Corp.*
     Lexington, KY 40511

  42 Annapolis, MD..................   Leased from Essex House    149  03/04/89
     2559 Riva Road                    Condominium Corp.*
     Annapolis, MD 21401

  43 Silver Spring, MD..............   Leased from Essex House    146  08/06/88
     12521 Prosperity Drive            Condominium Corp.*
     Silver Spring, MD 20904

  44 Boston/Andover, MA.............   Leased from Essex House    146  12/03/88
     10 Campanelli Drive               Condominium Corp.*
     Andover, MA 01810

  45 Detroit Airport, MI............   Leased from Essex House    146  12/12/87
     30653 Flynn Drive                 Condominium Corp.*
     Romulus, MA 48174

--------
* Essex House is a subsidiary of Marriott International

                                                                 # of  Opening
                 Property                    Title to Land       Rooms   Date
                 --------                    -------------       ----- --------
  46 Detroit/Livonia, MI.............  Leased from Essex House    148  03/12/88
     17200 N. Laurel Park Drive        Condominium Corp.*
     Livonia, MI 48152

  47 Minneapolis Airport, MN.........  Leased from Essex House    146  06/13/87
     1352 Northland Drive              Condominium Corp.*
     Mendota Heights, MN 55120

  48 St. Louis/Creve Coeur, MO.......  Leased from Essex House    154  07/22/87
     828 N. New Ballas Road            Condominium Corp.*
     Creve Coeur, MO 63146

  49 St. Louis/Westport, MO..........  Leased from Essex House    149  08/20/88
     11888 Westline Industrial Drive   Condominium Corp.*
     St. Louis, MO 63146

  50 Lincroft/Red Bank, NJ...........  Leased from Essex House    146  05/28/88
     245 Half Mile Road                Condominium Corp.*
     Red Bank, NJ 07701

  51 Poughkeepsie, NY................  Leased from Pizzgalli      149  06/04/88
     408 South Road                    Investment Company
     Poughkeepsie, NY

  52 Rye, NY.........................  Leased from Essex House    145  03/19/88
     631 Midland Avenue                Condominium Corp. *
     Rye, NY 10580

  53 Charlotte/South Park, NC........  Leased from Queens         149  03/25/89
     6023 Park South Drive             Properties, Inc.
     Charlotte, NC 28210

  54 Raleigh/Cary, NC................  Leased from Essex House    149  06/25/88
     102 Edinburgh Drive South         Condominium Corp.*
     Cary, NC 27511

  55 Dayton Mall, OH.................  Leased from Essex House    146  09/19/87
     100 Prestige Place                Condominium Corp.*
     Miamisburg, OH 45342

  56 Toledo, OH......................  Leased from Essex House    149  04/30/88
     1435 East Mall Drive              Condominium Corp.*
     Holland, OH 43528

  57 Oklahoma City Airport, OK.......  Leased from Essex House    149  07/23/88
     4301 Highline Boulevard           Condominium Corp.*
     Oklahoma City, OK 73108

  58 Portland-Beaverton, OR..........  Leased from Essex House    149  02/11/89
     8500 S.W. Nimbus Drive            Condominium Corp.*
     Beaverton, OR 97005

  59 Philadelphia/Devon, PA..........  Leased from Three Devon    149  11/19/88
     762 W. Lancaster Ave.             Square Associates
     Wayne, PA 19087

  60 Columbia, SC....................  Leased from Essex House    149  01/28/89
     347 Zimalcrest Drive              Condominium Corp.*
     Columbia, SC 29210

  61 Greenville, SC..................  Leased from Essex House    146  03/05/88
     70 Orchard Park Drive             Condominium Corp.*
     Greenville, SC 29615

--------
* Essex House is a subsidiary of Marriott International

                                                           # of        Opening
             Property                 Title to Land       Rooms          Date
             --------                 -------------       ------       --------
  62 Memphis Airport, TN.....   Leased from Essex House      145       07/15/87
     1780 Nonconnah Boulevard   Condominium Corp.*
     Memphis, TN 38132

  63 Nashville Airport, TN...   Leased from Essex House      145       01/23/88
     2508 Elm Hill Pike         Condominium Corp.*
     Nashville, TN 37214

  64 Dallas/Northeast, TX....   Leased from Essex House      149       01/16/88
     1000 South Sherman         Condominium Corp.*
     Richardson, TX 75081

  65 Dallas/Plano, TX........   Owned in fee                 149       05/07/88
     4901 W. Plano Parkway
     Plano, TX 75093

  66 Dallas/Stemmons, TX.....   Leased from Essex House      146       09/12/87
     2383 Stemmons Trail        Condominium Corp.*
     Dallas, TX 75220

  67 San Antonio/Downtown,      Leased from Essex House      149       02/03/90
     TX......................   Condominium Corp.*
     600 Santa Rosa South
     San Antonio, TX 78204

  68 Charlottesville, VA.....   Leased from Essex House      150       01/21/89
     638 Hillsdale Drive        Condominium Corp.*
     Charlottesville, VA
     22901

  69 Manassas, VA............   Leased from Essex House      149       03/04/89
     10701 Battleview Parkway   Condominium Corp.*
     Manassas, VA 22110

  70 Seattle/Southcenter,       Leased from Essex House      149       03/11/89
     WA......................   Condominium Corp.*
     400 Andover Park West
     Tukwila, WA 98188
                                                          ------
 Grand Total:...........................................  10,331 Rooms
                                                          ======

--------
* Essex House is a subsidiary of Marriott International

  Leases. The land on which 53 of the Hotels are located is leased from an affiliate of Marriott International. In addition, eight of the Hotels are located on land leased from third parties. The land leases have remaining terms (including all renewal options) expiring between the years 2024 and 2068. The Marriott International land leases and the third-party land leases provide for rent based on specific percentages (from 2% to 15%) of certain revenue categories subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements. See also "--Certain Transactions with the Partnership."

  Competitive Conditions. The United States lodging industry generally is comprised of two broad segments: full-service hotels and limited-service hotels. Full-service hotels generally offer restaurant and lounge facilities and meeting spaces, as well as a wide range of services, typically including bell service and room service. Limited-service hotels generally offer accommodations with limited or no services and amenities. As moderately-priced hotels, the Hotels compete effectively with both full-service and limited-service hotels in their respective markets by providing streamlined services and amenities exceeding those provided by typical limited-service hotels at prices that are significantly lower than those available at full-service hotels.

  Significant competitors in the moderately priced lodging segment include Holiday Inn, Ramada Inn, Four Points by Sheraton, Hampton Inn and Hilton Garden Inns. The lodging industry in general, and the moderately- priced segment in particular, is highly competitive, but the degree of competition varies from location to location. An increase in supply growth began in 1996 with the introduction of a number of new national brands. The

Courtyard brand is continuing to carefully monitor the introduction or expansion of new mid-priced brands including Wingate Hotels, Hilton Garden Inns, Four Points by Sheraton, AmeriSuites, Hampton Inn and Hampton Inn and Suites.

  Property Improvement Fund. The Hotels routinely purchase furniture and equipment. The Partnership has a repairs and equipment reserve (property improvement fund) for the Hotels. The funding of this reserve is based on a percentage of gross Hotel revenues. The contribution to the property improvement fund has been established at 5% for all Hotels and may be increased, at the option of the Manager, to 6% of gross Hotel revenues in 2001.

  Insurance. The General Partner believes that the Hotels are adequately covered by insurance.

  Debt. On January 24, 1996, the Partnership completed a refinancing of the Partnership's existing debt through the private placements of $127.4 million of senior secured notes (the "Senior Notes") and $410.2 million of multi-class commercial mortgage pass-through certificates (the "Certificates" or "Mortgage Loan").

  Senior Notes. The Senior Notes of $127.4 million were issued by the Partnership and Courtyard II Finance Company ("Finance"), a wholly owned subsidiary of the Partnership, as co-issuers. The Senior Notes bear interest at 10 3/4%, require semi-annual payments of interest and require no payments of principal until maturity on February 1, 2008. The Senior Notes are secured by a first priority pledge by the Partnership of (1) its 99% partnership interest (consisting of a 98% limited partner interest and a 1% general partner interest) in Courtyard II Associates, L.P. ("Associates"), a Delaware limited partnership and (2) its 100% equity interest in a wholly owned subsidiary, Courtyard II Associates Management Corporation. The Partnership owns the Hotels through Associates (in which the Partnership is a 98% limited partner and a 1% general partner), and through Courtyard II Associates Management Corporation (the 1% managing general partner of Associates). Finance has nominal assets, does not conduct any operations and does not provide any additional security for the Senior Notes.

  The terms of the Senior Notes require the Partnership to establish and fund a debt service reserve account in an amount equal to one six-month interest payment on the Senior Notes ($6,848,000) and to maintain certain levels of excess cash flow, as defined. In the event the Partnership fails to maintain the required level of excess cash flow, the Partnership will be required to
(i) suspend distributions to its partners and other restricted payments, as defined, (ii) to fund a separate supplemental debt service reserve account (the "Supplemental Debt Service Reserve") in an amount up to two six-month interest payments on the Senior Notes and (iii) if such failure were to continue, to offer to purchase a portion of the Senior Notes at par.

  The Senior Notes are not redeemable prior to February 1, 2001. Thereafter, the Senior Notes may be redeemed, at the option of the Partnership, at a premium declining to par in 2004. The Senior Notes are non-recourse to the Partnership and its partners.

  On December 29, 1998, Host Marriott announced that it had completed substantially all the steps necessary to reorganize its business operations to qualify as a real estate investment trust ("REIT") and expected to qualify as a REIT under the applicable Federal income tax laws beginning January 1, 1999 (the "REIT Conversion"). In connection with the REIT Conversion, Host Marriott contributed substantially all of its hotel assets to Host LP (which is owned 78% by Host Marriott and 22% by outside partners). In connection with Host Marriott's conversion to a REIT, a change of control occurred when Host Marriott ceased to own, directly or indirectly, all of the outstanding equity interest of the General Partner of the Partnership. Although such a change of control occurred, Host Marriott continues to own, indirectly, a substantial majority of the economic interest in the General Partner of the Partnership and, through Host LP, has certain voting rights with respect to the General Partner.

  The change in control described above resulted in a "Change in Control" under the indenture governing the Senior Notes. As a result, in accordance with the terms of the indenture, Host LP commenced a tender offer for the Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to February 18, 1999. The tender offer was commenced on January 14, 1999 and expired on February 12, 1999. No Senior Notes were tendered to Host LP in connection with the tender offer.

  Certificates. The Certificates were issued by CBM Funding Corporation ("CBM Funding"), a wholly owned subsidiary of Associates, for an initial principal amount of $410.2 million. Proceeds from the sale of the Certificates were utilized by CBM Funding to provide a Mortgage Loan to Associates. The Certificates/Mortgage Loan requires monthly payments of principal and interest based on a 17-year amortization schedule. The Mortgage Loan matures on January 28, 2008. However, the maturity date of the Certificates/Mortgage Loan may be extended until January 28, 2013 with the consent of 66 2/3% of the holders of the outstanding Certificates affected thereby. The Certificates were issued in the following classes and pass-through rates of interest.

                                                      Initial       Pass-Through
       Class                                    Certificate Balance     Rate
       -----                                    ------------------- ------------
       Class A-1...............................   $   45,500,000       7.550%
       Class A-2...............................   $   50,000,000       6.880%
       Class A-3P & I..........................   $  129,500,000       7.080%
       Class A-3IO.............................   Not Applicable       0.933%
       Class B.................................   $   75,000,000       7.480%
       Class C.................................   $  100,000,000       7.860%
       Class D.................................   $   10,200,000       8.645%

  The Class A-3IO Certificates require payments of interest only based on a notional balance equal to the Class A-3P & I Certificate balance.

  The balances of the Certificates were $355.8 million and $371.2 million at December 31, 1999 and 1998, respectively. Principal payments of $15.4 million and $14.3 million on the Certificates were made during 1999 and 1998, respectively. The weighted average interest rate on the Certificates was 7.8% for 1999 and 1998.

  The Certificates/Mortgage Loan maturities as of December 31, 1999 are as follows (in thousands):

       2000............................................................ $ 16,642
       2001............................................................   17,934
       2002............................................................   19,326
       2003............................................................   20,827
       2004............................................................   22,444
       Thereafter......................................................  258,608
                                                                        --------
                                                                        $355,781
                                                                        ========

  The Mortgage Loan is secured primarily by 69 cross-defaulted and cross-collateralized mortgages representing first priority mortgage liens on (i) the fee or leasehold interest in 69 of the Hotels (excluding the Deerfield Hotel), related furniture, fixtures and equipment and the property improvement fund,
(ii) the fee interest in the land leased from Marriott International or its affiliates on which 53 Hotels are located, (iii) a pledge of Associates' membership interest in and the related right to receive distributions from Associates II, which owns the Deerfield Hotel, and (iv) an assignment of the Management Agreement, as defined below. The Mortgage Loan is non-recourse to Associates, the Partnership and its partners.

  Operating profit from the Hotels in excess of debt service on the Mortgage Loan is available to be distributed to the Partnership. Amounts distributed to the Partnership are used for the following, in order of priority: (i) for debt service on the Senior Notes, (ii) to fund the Supplemental Debt Service Reserve, if necessary, (iii) to offer to purchase a portion of the Senior Notes at par, if necessary, (iv) for working capital and (v) for distributions to the partners of the Partnership. The net assets (all of which are restricted) of Associates was $101.7 million and $87.3 million as of December 31, 1999 and 1998, respectively.

  Prepayments of the Mortgage Loan are permitted with the payment of a premium (the "Prepayment Premium"). The Prepayment Premium is equal to the greater of
(i) one percent of the Mortgage Loan being prepaid or (ii) a yield maintenance amount based on a spread of .25% or .55% over the U.S. treasury rate, as defined.

  Pursuant to the terms of the Certificate/Mortgage Loan, the Partnership is required to establish with the lender a separate escrow account for payments of insurance premiums and real estate taxes for each mortgaged property if the credit rating of Marriott International is downgraded by Standard and Poor's Rating Services. The assumption of additional debt associated with Marriott International's acquisition of Renaissance Hotel Group N.V. resulted in a single downgrade of Marriott International's long-term senior unsecured debt, effective April 1, 1997. The escrow reserve is included in restricted cash and the resulting tax and insurance liability is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheet. The balance in the real estate tax and insurance reserve as of December 31, 1999 and 1998, was $6.3 million and $5.4 million, respectively.

Operating Data

  The following chart sets forth the combined average occupancy and the combined average daily room rates of the Hotels for each of the last five years.

                             1Q 2000 1Q 1999  1999   1998   1997   1996   1995
                             ------- ------- ------ ------ ------ ------ ------
Combined Average
 Occupancy.................   76.2%   78.3%   79.0%  79.0%  80.3%  80.4%  81.4%
Combined Average Daily Room
 Rate......................  $92.84  $89.61  $89.09 $86.99 $82.09 $76.48 $71.49

  The Partnership's tax basis of its property and equipment is recorded at cost. The Partnership depreciates its assets using the Modified Accelerated Cost Recovery System method ("MACRS") for tax purposes. Under MACRS, buildings and improvements are depreciated over 15 to 39 years while furniture and equipment is depreciated over five years.

  The Partnership's 70 Hotels are located in various real estate taxing jurisdictions. Therefore, the real estate tax rates vary by jurisdiction. The Partnership's real estate tax expense for 1999 was $10.6 million.

  The Partnership is engaged solely in the business of owning and operating hotels and therefore, is engaged in one industry segment.

Certain Information Concerning the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP

  The Purchaser. The Purchaser, a Delaware limited liability company and a wholly owned subsidiary of the Joint Venture, was formed on April 19, 2000, for the purpose of acquiring the Units pursuant to the Purchase Offer, and has engaged in no activities to date, other than those incidental to its organizing as an entity and making the Purchase Offer. Because the Purchaser is newly formed and has minimal assets and capitalization, no meaningful financial information with respect to the Purchaser is available. Similarly, because the Purchaser has yet to establish an office, it should be contacted through either MI Investor or Rockledge at the address and telephone numbers shown below.

  The Joint Venture. The Joint Venture, a Delaware limited liability company, is owned 50% by Marriott International, through MI Investor, and 50% by Rockledge. The Joint Venture was formed by MI Investor and Rockledge on April 19, 2000 in order to effectuate the terms of the Settlement Agreement and has engaged in no activities to date, other than those incidental to its organization and satisfying the terms of the Settlement Agreement. Because the Joint Venture has yet to establish an office, it should be contacted through either MI Investor or Rockledge at the address and telephone numbers shown below.

  MI Investor. MI Investor, a Delaware limited liability company, is a wholly owned indirect subsidiary of Marriott International. MI Investor was formed on April 13, 2000, for the purpose of investing in the Joint Venture, and has engaged in no activities to date, other than those incidental to its organization and the formation of the Joint Venture. The principal office of MI Investor is located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-3000.

  Marriott International. Marriott International, a Delaware corporation, was incorporated on September 19, 1997 and became a public company when it was spun off as a separate entity by the company formerly named "Marriott International, Inc." (now known as Sodexho Marriott Services, Inc.) on March 27, 1998. Marriott International is a worldwide operator and franchisor of hotels and related lodging facilities, an operator of senior living communities, and a provider of distribution services. Its operations are grouped in three business segments, lodging, senior living services and distribution services, which represented 81, six, and 13 percent, respectively, of total sales in the fiscal year ended December 31, 1999. The principal office of Marriott International is located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-3000.

  Marriott International is subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning Marriott International's directors and officers, the principal holders of Marriott International's securities, any material interests of these persons in transactions with Marriott International and other matters is required to be disclosed in proxy statements distributed to Marriott International's stockholders and filed with the SEC. Such reports, proxy statements, and other information can be inspected at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Marriott International's filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can be inspected and copied at prescribed rates. Such information should also be available for inspection at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

  Rockledge. Rockledge, a Delaware corporation, was formed in connection with Host Marriott's efforts to reorganize its business operations to qualify as a "real estate investment trust," or REIT, for federal income tax purposes. Rockledge was formed to own various assets through a contribution of approximately $264 million from Host Marriott to Host LP, its operating partnership, the direct ownership of which by Host Marriott or Host LP could jeopardize Host Marriott's status as a REIT. These assets primarily consist of partnership or other interests in hotels which are not leased and certain furniture, fixtures and equipment used in the hotels. In exchange for the contribution of these assets, Host LP received only non-voting common stock, representing 95% of the total economic interests therein. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are certain employees of Host LP, concurrently acquired all of the voting common stock representing the remaining 5% of the total economic interest. The principal office of Rockledge is 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-9000.

  Host Marriott. Host Marriott is a self-managed and self-administered REIT, owning full-service hotel properties. Host Marriott was formed as a Maryland corporation in 1998, under the name HMC Merger Corporation, as a wholly owned subsidiary of Host Marriott Corporation, a Delaware corporation, in connection with Host Marriott Corporation's efforts to reorganize its business operations to qualify as a REIT for federal income tax purposes. As part of this reorganization, on December 29, 1998, HMC Merger Corporation merged with Host Marriott Corporation and changed its name to Host Marriott Corporation. As a result, it succeeded to the hotel ownership business formerly conducted by Host Marriott Corporation. Host Marriott's operations are conducted solely through Host LP and its subsidiaries. As of March 1, 2000, Host Marriott owned 122 hotels, containing approximately 58,000 rooms, located throughout the United States and Canada. The principal office of Host Marriott is located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is
(301) 380-9000.

  Host Marriott is subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning Host Marriott's directors and officers, the principal holders of Host Marriott's securities, any material interests of these persons in transactions with Host Marriott and other matters is required to be disclosed in proxy statements distributed to Host Marriott's stockholders and filed with the SEC. Such reports, proxy statements, and other information can be inspected at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Host Marriott's filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can be inspected and copied at prescribed rates. Such information should also be available for inspection at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

  Host LP. Host LP is a limited partnership owning full-service hotel properties as part of an umbrella partnership real estate investment trust with Host Marriott as its sole general partner. Host LP was formed as a Delaware limited partnership in 1998 as a wholly owned subsidiary of Host Marriott Corporation in connection with Host Marriott Corporation's efforts to reorganize its business operations to qualify as a REIT for federal income tax purposes. As part of this reorganization, on December 29, 1998, Host Marriott Corporation and various subsidiaries contributed to Host LP substantially all of their assets and Host LP assumed substantially all of their liabilities. As a result, Host LP has succeeded to the hotel ownership business formerly conducted by Host Marriott Corporation. Host Marriott is the sole general partner of Host LP and Host Marriott holds approximately 78% of the outstanding partnership interests in Host LP. The principal office of Host LP is located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-9000.

  Host LP is subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements, and other information can be inspected at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Host LP's filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information can be inspected and copied at prescribed rates.

  The name, business address, present principal occupation, five-year employment history and citizenship of each of the directors and executive officers of the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP are set forth in Schedule I hereto.

  Except as set forth in this Purchase Offer and Consent Solicitation and in
Schedule I, neither the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge, Host Marriott or Host LP, nor any person controlling the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge, Host Marriott or Host LP, nor, to the best knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge, Host Marriott or Host LP, any of the persons listed in Schedule I or any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any Units or has effected any transactions in the Units during the past 60 days. Except as described in this Purchase Offer and Consent Solicitation, neither the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge, Host Marriott or Host LP, nor any of their affiliates nor, to the knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge, Host Marriott or Host LP, any of the persons listed on Schedule I hereto, has any contract, arrangement, understanding or relationship with another person with respect to any securities of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies, consents, or authorizations. Except as described in this Purchase Offer and Consent Solicitation, neither the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge, Host Marriott or Host LP, nor any of their affiliates nor, to the knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge, Host Marriott or Host LP, any of the persons listed on Schedule I hereto, has since January 1, 1998 engaged in any business relationship or transaction with the Partnership or any of its affiliates that would require disclosure herein under the rules and regulations of the SEC applicable to the Purchase Offer. Except as described in this Purchase Offer and Consent Solicitation, there have been no contacts, negotiations or transactions since January 1, 1998 between the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott or Host LP, and their respective affiliates or any of the persons listed on Schedule I hereto, on the one hand, and the Partnership or its affiliates on the other hand, concerning a merger, consolidation, acquisition, tender offer or other acquisition of securities, election of directors or sale or other transfer of a material amount of assets of the Partnership.

Source and Amount of Funds

  The total amount of funds required to purchase the Units in the Purchase Offer, to consummate the Merger and pay related fees and expenses will be up to approximately $218.5 million, depending upon the number of Units held by limited partners who elect to opt out of the class and the appraised value determined for those Units under the Merger Agreement. The Purchaser will obtain the necessary funds, indirectly, from Marriott International and from Rockledge, which will obtain funds from Host LP or Host Marriott through a loan or capital contribution. MI Investor and Rockledge will provide a portion of the funds for the Purchase Offer and the Merger by equity contributions to the Joint Venture, and a subsidiary of Marriott International will provide a portion of the funds through a loan. There is no financing contingency to consummation of the Purchase Offer and the Merger. Host Marriott and Marriott International have guaranteed the obligations of the Courtyard II Defendants and Rockledge to provide the funds necessary to fund payments under the Settlement Agreement, if the judgment order becomes final.

  Under the terms of the Settlement Agreement, the Defendants agreed that, in the event that 60 days after execution of the Settlement Agreement all third-party lender and other consents necessary to consummate the Settlement Agreement (other than the consents that constitute conditions to the Purchase Offer and the Merger) had not been obtained, they would pay interest on the settlement funds with respect to the Milkes and the Haas Litigation from the 61st day forward at the rate set forth in the Settlement Agreement until such
third-party lender and other consents are obtained. As of August   , 2000, not
all of such consents have been obtained and approximately $2.7 million in interest accrued on the Settlement Fund. Upon receipt by the Partnership of the necessary third-party consents, the interest will cease to accrue.

  If the Court approves the Settlement following the fairness hearing (assuming that all conditions to the Purchase Offer and the Merger are satisfied (or waived, if waivable)), Defendants are required to deposit the full amount of the settlement funds for all of the Marriott Partnerships, including the Partnership, with the Escrow Agent, and interest on the balance will accrue to the benefit of class action plaintiffs that have not opted out of the Settlement (less certain expenses relating to the Escrow Agent and the Claims Administrator) until the settlement funds are distributed. Any accrued interest will then get distributed to the class action plaintiffs in proportion to their share of the settlement funds, less any fees awarded by the Court to Class Counsel, under a plan of allocation to be prepared by Class Counsel and to be approved by the Court. Class Counsel intends to request the Court for a portion of the interest that has accrued on the settlement funds in an amount equal to the interest that has accrued on that portion of the settlement funds that the Court grants to Class Counsel as attorneys' fees and expenses. The Defendants will have no responsibility or liability whatsoever with respect to the formulation or implementation of the plan of allocation or the giving of notice with respect to the same.

  The Joint Venture, Marriott International, Host Marriott and Rockledge will be responsible for payment of the expenses of the Purchase Offer and the Merger. See "Other Matters--Fees and Expenses."

Certain Transactions with the Partnership

  The following paragraphs describe certain transactions between the Partnership, on the one hand, and Host Marriott, Rockledge, Marriott International, and certain affiliates and related persons, on the other hand.

  Conflicts of Interest. Host Marriott and Marriott International are defendants in the Litigation. The Purchaser is an indirect wholly owned subsidiary of the Joint Venture, which is a joint venture between a wholly owned indirect subsidiary of Marriott International and Rockledge. Rockledge currently owns a 99% non-managing interest in the General Partner. Host LP, which owns the 1% managing interest in the General Partner, also owns a 95% non-voting interest in Rockledge. Host Marriott owns approximately 78% of the equity interests in Host LP. Marriott International currently does not own an interest in any of Host Marriott, Rockledge or the General Partner, but one of Marriott International's subsidiaries is the Manager of the Hotels. All four of the individuals who serve as officers of Rockledge (two of whom also serve as directors of Rockledge) are also employees of Host LP and officers of Host Marriott. All the members of the General Partner's board of managers are also employees of Host LP and officers of Host Marriott. In addition, as of December 31, 1999, J.W. Marriott, Jr. and Richard E. Marriott and their respective immediate family members beneficially owned approximately 10.8% and 10.6%, respectively, of the common stock of Marriott International and approximately 5.9% and 6.6%, respectively, of the common stock of Host Marriott. J.W. Marriott, Jr. is the Chairman of the Board and Chief Executive Officer of Marriott International and a director of Host Marriott. Richard E. Marriott is the Chairman of the Board of Host Marriott and a director of Host Marriott. As a result, these entities and individuals have a conflict of interest with respect to the Purchase Offer and the Merger.

  In December 1998, Host Marriott reorganized its business operations to qualify as a REIT. In conjunction with its conversion to a REIT, Host Marriott spun off, in a taxable transaction, a new company called Crestline Capital Corporation ("Crestline"). As part of the Crestline spinoff, Host Marriott transferred to Crestline all of the senior living communities previously owned by Host Marriott, and Host Marriott entered into lease or sublease agreements with Crestline for substantially all of Host Marriott's lodging properties. Marriott International's lodging and senior living community management and franchise agreements with Host Marriott were also assigned to Crestline. In the case of the lodging agreements, Host LP remains obligated under such agreements in the event that Crestline fails to perform its obligations thereunder. The lodging agreements now provide for Marriott International to manage the Marriott hotels, Ritz-Carlton hotels, Courtyard hotels and Residence Inns leased by Crestline. Marriott International's consent is required for Crestline to take certain major actions relating to leased properties that Marriott International manages.

  Marriott International recognized sales of $2,553 million and operating profit before corporate expenses and interest of $221 million during 1999 from lodging properties owned or leased by Host LP and its subsidiaries. Additionally, subsidiaries of Host LP are the general partners in several unconsolidated partnerships that own lodging properties operated by Marriott International under long-term agreements. Marriott International recognized sales of $562 million and operating profit before corporate expenses and interest of $64 million in 1999, from the lodging properties owned by these unconsolidated partnerships. Marriott International also leased land to certain of these partnerships and recognized land rent income of $24 million in 1999.

  Marriott International has provided Host LP with financing for a portion of the cost of acquiring properties to be operated or franchised by Marriott International, and may continue to provide financing to Host LP or Crestline in the future. The outstanding principal balance of these loans was $11 million and $9 million at December 31, 1999 and January 1, 1999, respectively, and Marriott International recognized $1 million in 1999 in interest and fee income under these credit agreements with Host LP.

  Marriott International has guaranteed the performance of Host LP and certain of its affiliates to lenders and other third parties. These guarantees were limited to $14 million at December 31, 1999. No payments have been made by Marriott International pursuant to these guarantees. Marriott International continues to have the right to purchase up to 20 percent of Host Marriott's outstanding common stock upon the occurrence of certain events generally involving a change of control of Host Marriott. This right expires in 2017, and Host Marriott has granted an exception to the ownership limitations in its charter to permit full exercise of this right, subject to certain conditions related to ownership limitations applicable to REITs generally. Marriott International leases land to Host LP and its subsidiaries that had an aggregate book value of $264 million at December 31, 1999. Most of this land has been pledged to secure debt of the lessees. Marriott International has agreed to defer receipt of rentals on this land, if necessary, to permit the lessees to meet their debt service requirements.

  Management Agreement. The Hotels owned by the Partnership's subsidiaries are managed by the Manager, a wholly owned subsidiary of Marriott International, under two management agreements (collectively, the "Management Agreement"). The following paragraphs summarize the principal provisions of the Management Agreement.

  The Management Agreement has an initial term expiring in 2013. The Manager may renew the term, as to one or more of the Hotels, at its option, for up to three successive terms of 10 years each and one final term of five years. The Partnership may terminate the Management Agreement if, during any three consecutive years after 1992, specified minimum operating results are not achieved. However, the Manager may prevent termination by paying to the Partnership the amount by which the minimum operating results were not achieved. Upon the sale of a Hotel, the Management Agreement may be terminated with respect to that Hotel with payment of a termination fee. Prior to December 31, 2007, a maximum of 20 Hotels may be sold free and clear of the Management Agreement with payment of the termination fee. The termination fee is calculated by the Manager as the net present value of reasonably anticipated future incentive management fees.

  The Management Agreement provides for annual payments of (1) the base management fee equal to 3.5% of gross revenues from the Hotels, (2) the Courtyard management fee equal to 2.5% of gross revenues from the Hotels, and
(3) the incentive management fee equal to 15% of operating profit subject to certain limitations based on available cash flow, as defined therein.

  Payment of one percentage point of the Courtyard management fee, all incentive fees, and certain other deferred management fees is subordinated to payment of debt service on the Partnership's Senior Notes and Mortgage Loan. Deferred management fees accrue without interest, and will be payable out of 50% of available cash flow available after payment of certain priority amounts. Upon termination of the Management Agreement as to all the Hotels, any remaining deferred management fees will not be payable. During 1999 and 1998, the Partnership reported payment of $609,000 and $415,000, respectively, of deferred incentive management fees. The Partnership also reported deferred incentive management fees of $3,560,000 and $4,169,000 as of December 31, 1999 and 1998, respectively; deferred Courtyard management fees totaling $22,341,000 as of December 31, 1999 and 1998; and deferred base management fees totaling $7,904,000 as of December 31, 1999 and 1998.

  The Management Agreement requires that the owner of the Hotels maintain a repairs and equipment reserve for the Hotels. The funding of this reserve is based on a percentage of annual gross Hotel revenues. The contribution to the property improvement fund currently is 5% for all Hotels and may be increased, at the option of the Manager, to 6% of gross Hotel revenues in fiscal year 2001.

  Following the Merger, the Partnership will be owned indirectly by Marriott International, Rockledge and Host LP. See "--Plans for the Partnership; Certain Effects of the Purchase Offer." Subject to contractual obligations to third parties, Rockledge and MI Investor intend to make certain changes to the arrangements under which the Manager provides management services to the subsidiaries of the Partnership that own the Hotels to make such arrangements more consistent with arrangements that the Manager and its affiliates currently have with other properties in which Rockledge and Host LP have an interest. These changes include eliminating the ability of the Management Agreement to be terminated with respect to a Hotel upon the sale of such Hotel by payment of a termination fee, decreasing the amount to which the incentive fee would increase under certain circumstances and increasing annual contributions to the repairs and equipment reserve.

  The following table sets forth the Partnership's reported breakdown of amounts paid to Marriott International and affiliates under the Management Agreement for the years ended December 31, 1999 and 1998:

                                                                 1999    1998
                                                                ------- -------
                                                                (in thousands)
   Incentive management fees................................... $13,322 $12,895
   Chain services and MRP allocations..........................  14,550  13,755
   Base management fees........................................  10,254   9,949
   Courtyard management fees...................................   7,325   7,106
   Deferred incentive management fees..........................     609     415
                                                                ------- -------
                                                                $46,060 $44,120
                                                                ======= =======

  Ground Leases. The land on which 53 of the Hotels are located is leased from affiliates of Marriott International. The ground leases have remaining terms (including all renewal options) expiring in 2068. The ground leases with affiliates of Marriott International provide for rent based on specific percentages (from 3% to 8%) of certain revenue categories subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements.

  In connection with the refinancing, the ground lessors agreed to defer receipt of their ground lease payments to the extent that the Partnership or its subsidiaries have insufficient funds for debt service payments on the Partnership's Senior Notes and Mortgage Loan.

  The Partnership reported total rent expense on ground leases paid to Marriott International and its subsidiaries of $11,282,000 for 1999 and $10,991,000 for 1998.

  Payments to Host Marriott and Subsidiaries. The following sets forth amounts paid by the Partnership to Host Marriott and its subsidiaries for the years ended December 31, 1999 and 1998.

                                                                    1999  1998
                                                                    ----- -----
                                                                        (in
                                                                    thousands)
   Administrative expenses reimbursed.............................. $ 179 $ 274
   Cash distributions (as a limited partner*)......................   129   148
                                                                    ----- -----
                                                                    $ 308 $ 422
                                                                    ===== =====

--------
* These cash distributions were made with respect to the Units of limited partnership interest held by the General Partner. Prior to December 28, 1998, the General Partner was a wholly owned subsidiary of Host Marriott. On December 28, 1998, Host Marriott, which owns approximately 78% of the equity interests in Host LP, transferred its interest in the General Partner to Host LP. Host LP currently owns a 1% managing partnership interest in the General Partner.

  STSN. In August 1999, Marriott International entered into a transaction covering all Courtyard hotels (not just those owned by the Partnership), as well as all Ritz-Carlton, Marriott Hotel, Resorts and Suites, and Residence Inn hotels, for high speed internet access in hotel rooms, with a company named STSN, Inc. ("STSN"). STSN is a private company located in Salt Lake City, Utah, that at the time of the transaction was unaffiliated with Marriott International or the Manager. Marriott International also obtained equity in STSN at the price of $.50 per share, and acquired additional equity at the price of $9.12 per share. On June 23, 2000, Marriott International announced a program to permit all owners of Marriott-managed hotels in which STSN is planned to be installed (including the Partnership) to purchase from Marriott International a ratable portion of the equity obtained at $.50 per share based on the number of rooms owned by each owner divided by the total number of managed rooms in North America through the end of the second quarter of 2000 in Marriott hotels in which the service is to be installed. The total number of such rooms is estimated to be approximately 180,000. On the present allocation proposal, the Partnership would be offered approximately 28,000 shares of STSN stock at a cost of approximately $14,000. STSN stock is not publicly traded and there is currently no secondary market for the shares. The shares currently held by Marriott International are restricted and if the Partnership were to accept the proposal and purchase the shares at $.50, its ability to resell the shares would be restricted by the United States securities laws. STSN is currently undergoing an additional round of private financing in which it is raising capital by selling additional shares at the price of $29.52 per share. Therefore, based on the price being paid in that financing, the shares offered for acquisition by the Partnership likely have appreciated in value.

  The General Partner has not accepted the proposed transaction on behalf of the Partnership, and, indeed, there are constraints under the Partnership's debt agreements on its ability to invest in another company without lender consent. Host Marriott and its subsidiaries also have not accepted the transaction on behalf of hotels that they own. If accepted, the transaction would not be expected to close until after the closing of the Merger and, accordingly, the benefits, if any, from the transaction would inure to the Purchaser and the Joint Venture. If the transaction closes prior to the closing of the Merger, the value, if any, of the STSN stock, would be included in the appraised value of the Units of limited partners who elect to opt out of the Settlement. As with changes in the results of operations of the Partnership or other events relating to the Partnership, the Net Settlement Amount will not be increased as a result of any acquisition of STSN stock prior to the closing of the Merger.

Security Ownership of Certain Beneficial Owners and Management

  As of December 31, 1999, Equity Resource Group owned 6.91% of the 1,470 Units outstanding. No other person owned of record, or to the Partnership's knowledge owned beneficially, more than 5% of the total number of Units. The General Partner owns a total of 21.5 Units representing a 1.39% limited partnership interest in the Partnership. The General Partner will not tender its Units in the Purchase Offer. Instead, in the Merger, the General Partner's
21.5 Units will be converted into a 1.39% limited partnership interest in the Partnership, and its 5% general partnership interest will be unaffected by the Merger.

  Neither the Purchaser, Rockledge, Marriott International, Host Marriott, Host LP, the Joint Venture nor MI Investor own any Units. However, Rockledge owns a 99% non-managing interest in the General Partner and Host LP owns a 1% managing interest in the General Partner. The executive officers and managers of the General Partner, Rockledge, Marriott International, Host Marriott, Host LP, MI Investor and their respective affiliates do not own any Units.

  In connection with the Settlement Agreement, the Purchaser intends to acquire all of the outstanding Units (other than Units held by the General Partner). The Purchaser is a subsidiary of the Joint Venture.

Regulatory Matters

  General. The Purchaser is not aware of any license or regulatory permit that appears to be material to the business of the Partnership that might be adversely affected by the Purchaser's acquisition of Units as contemplated herein, the Merger or the other provisions of the Settlement Agreement.

  Based upon an examination of available information relating to the businesses in which the Partnership is engaged, the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP believe that the acquisition of Units pursuant to the Purchase Offer or the Merger would not violate the antitrust laws. The Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP believe that retention of all of the operations of the Partnership should be permitted under the antitrust laws. Nevertheless, no one can assure you that a challenge to the Purchase Offer on antitrust grounds will not be made or, if such challenge is made, what the result will be.

  Except as set forth in this section entitled "--Regulatory Matters," the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP are not aware of any filings, approvals or other action by any federal or state governmental administrative or regulatory authority that would be required for the acquisition of Units by the Purchaser as contemplated herein or in the Merger. Should any such other approval or action be required, it is currently contemplated that such approval or other action would be sought. We cannot assure you that any such additional approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the Partnership's business in the event that such other approvals were not obtained or such other actions were not taken.

Final Court Hearing and Right to Appear

  At the present time, the Court has only determined that the Settlement falls within a range of reasonableness that justifies sending class members the Notice of Pendency and Settlement of Claim and Derivative Action related to Courtyard by Marriott II LP and Final Approval Hearing (the "Notice"), which is being distributed by Class Counsel with this Purchase Offer and Consent Solicitation, and the holding of a formal final approval hearing on the merits of the proposed Settlement.

  The Court must determine whether the proposed Settlement is fair, reasonable, and adequate, whether a judgment order should be entered dismissing the Milkes Litigation, and whether the Court will retain jurisdiction over implementation of the Settlement. The factors the Court will consider in making this determination are:

    (1) whether the Settlement was negotiated at arms' length or was a product of fraud or collusion;

    (2) the complexity, expense and likely duration of the Litigation;

    (3) the stage of the proceedings, including the status of discovery;

    (4) the factual and legal obstacles that could prevent the plaintiffs from prevailing on the merits;

    (5) the possible range of recovery and the certainty of damages; and

    (6) the respective opinions of the participants, including Class Counsel, class representatives and the absent class members.

  The Court will make these determinations on the fairness of the proposed
Settlement at the final approval hearing, which is scheduled for September   ,
2000 at 9 a.m. in the courtroom of the Honorable Michael Peden, 285th District Court, Bexar County Courthouse, 100 Dolorosa Street, San Antonio, Texas. The final approval hearing may be continued or adjourned from time to time by the Court without further notice to you.

  Any class member who has not opted out of the Settlement may appear at the final approval hearing to demonstrate why the proposed Settlement should not be approved as fair, reasonable, and adequate, why the Milkes Litigation should not be dismissed with prejudice, or to present any opposition to the proposed distribution of the Settlement Fund or to Class Counsel's application for an award of attorneys' fees and expenses.

  Unitholders will only be heard at the final approval hearing if they, on or
prior to September   , 2000, submit written notice of their intention to
appear at the hearing to:

  A. R. Milkes and D. R. Burlew, et al. v. Host Marriott Corporation, No. 96-CI-08327
  District Clerk
  Bexar County Courthouse
  100 Dolorosa Street
  San Antonio, Texas 78205

  and copies to:

Co-lead counsel:

  Stephen M. Hackerman
  Hackerman Peterson Frankel & Manela
  1122 Bissonnet Street
  Houston, Texas 77005

and counsel for Defendants:

  Tom A. Cunningham, Esq.
  Cunningham, Darlow, Zook & Chapoton, LLP
  600 Travis, Suite 1700
  Houston, Texas 77002

  Attorneys for Host Marriott Corporation

  Seagal V. Wheatley, Esq.
  Jenkens & Gilchrist, P.C.
  1800 Frost Bank Tower
  100 West Houston Street
  San Antonio, Texas 78205

  Attorneys for Marriott International, Inc.

  As indicated in the Notice, the written notice of intention to appear at the hearing should state: (1) all grounds for objection or other statement of position, (2) a detailed description of the facts underlying each objection,
(3) a detailed description of the legal authorities supporting each objection,
(4) a statement of whether the objector intends to appear and argue at the hearing and, if so, how long the objector anticipates needing to present the objection, (5) a list of witnesses whom the objector may call by testimony or affidavit, (6) a list of exhibits which the objector may offer during the hearing, along with copies of such exhibits, showing proof of service on the attorneys of record for all parties as indicated above.

  Failure to timely submit a written notice of intention to appear at the hearing will constitute a waiver of any objections and will foreclose the raising of objections to the Settlement, to the dismissal with prejudice of the action, to the proposed distribution of the Settlement Fund, and to the fees and expenses requested by Class Counsel.

Procedures for Opting Out of the Settlement

  Unitholders who do not wish to participate in the Settlement may exclude themselves from the Settlement class by submitting to GEMISYS Corporation, which has been retained by Class Counsel to act as the claims administrator (the "Claims Administrator"), at the address set forth on the back cover page of the Purchase Offer and Consent Solicitation, a written request to be excluded (an "Opt-Out Notice"). The Opt-Out Notice must be received by the Claims Administrator on or prior to the Expiration Date. As indicated in the Notice, the Opt-Out Notice must include: (1) the name of the case (Milkes),
(2) the Unitholder's name, address and telephone number, social security number or taxpayer identification number, (3) the number of Units held by the Unitholder, (4) the date on which the Unitholder purchased the Units, (5) the name of the Partnership (Courtyard by Marriott II Limited Partnership), (6) a statement that the Unitholder is requesting to be excluded from the settlement class, and (7) the Unitholder's signature. Units held by holders who have opted out of the Settlement will be converted into the right to receive a cash amount equal to the appraised value of such Units as determined in accordance with the procedures described under the heading "--The Merger--Rights of Unitholders Who Have Elected to Opt Out of the Settlement." The appraised value of Units will not include any amount representing the value of the settlement of the claims in the Milkes Litigation. Any amounts to be received by any Unitholder in the Merger will be reduced by any amount owed by such holder on the original purchase price of his or her Units.

  Unitholders who wish to opt out of the Settlement should also complete, execute and include with their Opt-Out Notice the Certificate of Non-Foreign Status included in the Proof of Claim. Failure to include the Certificate of Non-Foreign Status will result in certain amounts being withheld from the cash payment representing the appraised value of Units to be received by Unitholders who opt out of the Settlement. See "--Federal Income Tax Considerations--Federal Tax Withholding Applicable to Participating and Nonparticipating Unitholders" and Instruction 8 to the Proof of Claim.

  Unitholders who fail to timely and validly submit an Opt-Out Notice will be bound by all orders and judgments entered in the Milkes Litigation, whether favorable or unfavorable to them.

The Merger

  Pursuant to the Settlement Agreement, and in accordance with the provisions of Section 17-211 of the Partnership Act, the Partnership, the Joint Venture and CBM II Acquisition, L.P., a Delaware limited partnership and a subsidiary of the Purchaser ("Merger Sub"), have entered into the Merger Agreement. The following summary of certain provisions of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement may be obtained from the Partnership, without charge, by requesting it in writing or by telephone from the Partnership at the following address: Courtyard by Marriott II Limited Partnership, 10400 Fernwood Road, Bethesda, Maryland 20817, Telephone: (301) 380-2070.

  The Merger Agreement provides that Merger Sub will be merged with and into the Partnership, with the holders of Units receiving cash in specified amounts (except that the Units held by the General Partner and the Purchaser will be converted into percentage interests in the surviving entity), and the General Partner and the Purchaser will become the only holders of partnership interests in the Partnership. The Partnership will be the surviving entity in the Merger and Merger Sub will cease to exist. The Partnership will continue its existence as a limited partnership under the laws of the State of Delaware, and its name shall continue to be "Courtyard by Marriott II Limited Partnership."

 Effects of the Merger

  The Merger will have the effects set forth in the Partnership Act. The sole General Partner of the Partnership following the Merger will continue to be CBM Two LLC, until it withdraws or is removed in accordance with the Partnership Agreement, as amended, and the General Partner and the Purchaser will be the only limited partners of the Partnership following the Merger. Assuming the Unitholders consent to the Merger and the Amendments and the other conditions to the Purchase Offer and the Merger are satisfied (or waived, if waivable), the Partnership Agreement will be amended immediately prior to the consummation of the Purchase Offer to give effect to the Amendments. The Partnership Agreement will be amended and restated as soon as practicable after the Merger to reflect the acquisition of the Units by the Purchaser and other changes in accordance with the terms and conditions thereof and applicable Delaware law.

 Conversion of Partnership Interests in the Merger

  In connection with the Merger: (1) all partnership interests in Merger Sub will be cancelled, (2) each Unit held by a Unitholder (other than the Purchaser or the General Partner) who has not delivered a Proof of Claim prior to the Expiration Date and who has not elected to opt out of the Settlement will be converted into the right to receive $147,959 per Unit (or a pro rata portion thereof) in cash plus interest as described under "--The Settlement Agreement." If the Court approves legal fees and expenses of approximately $29,000 per Unit to Class Counsel, the net amount that each Unitholder will receive in the Merger is approximately $119,000 per Unit, which amount will be reduced by any amount owed by the holder on the original purchase price of his or her Units, (3) the Units held by the Purchaser (including Units acquired in the Purchase Offer) will be converted into a 93.61% limited partnership interest in the Partnership, and (4) the 21.5 Units held by the General Partner will be converted into a 1.39% limited partnership interest in the Partnership, and the General Partner's general partnership interest in the Partnership will remain outstanding so that the General Partner will continue to own a 5% general partnership interest in the Partnership.

 Rights of Unitholders Who Have Elected to Opt Out of the Settlement

  If you elect not to participate in the Settlement by timely delivering an Opt-Out Notice to the Claims Administrator as described herein, your Units will be converted in the Merger into the right to receive cash in an amount equal to the appraised value of such Units, determined in the following manner. The appraised value of your Units in the Merger will be an amount that you would receive if the entire equity interest in the Partnership were sold for an amount equal to (i) the average of the appraised value of the Partnership's portfolio of Hotels determined by two appraisers (in the manner described in the paragraph below) plus (or minus) (ii) the net working capital of the Partnership (to the extent not distributed to the partners) minus (iii) the aggregate amount of indebtedness of the Partnership and its subsidiaries minus (iv) the fair value of deferred management fees accrued under the Management Agreement minus (v) the amount of any commitments for owner-funded capital expenditures and the estimated cost of any deferred maintenance with respect to the Partnership's properties, and the proceeds of such sale were then distributed among the partners of the Partnership in the same manner as liquidation proceeds in accordance with the terms of the Partnership Agreement. The liquidity of the Units will not be a factor in determining the fair market value of the Units.

  In order to determine the appraised value of the Partnership's portfolio of Hotels, two independent, nationally recognized hotel valuation firms American Appraisal Associates, Inc. and Pannell Kerr Forster Consulting, Inc., were selected in consultation with Class Counsel and approved by the Court. These independent valuation firms will appraise the market value of the Partnership's portfolio of Hotels as of the Effective Date, which appraisals will be completed within 60 days after the effective time of the Merger and set forth in a report certified by a MAI appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation (which may be based on site visits to 10 or more Hotels and a limited scope review to the extend deemed appropriate by such appraisal firm). The Court will have no involvement in the appraisal process. Unitholders who have opted out of the Settlement may obtain a copy of the summary of the appraisal, free of charge, by requesting it in writing or by telephone from the Partnership at the following address: Courtyard by Marriott II Limited Partnership, 10400 Fernwood Road, Bethesda, Maryland 20817, Telephone: (301) 380-2070.

  The valuation firms will not perform appraisals of each Hotel in the Partnership's portfolio, which would involve assessing the local real estate and lodging market condition, capitalization rates, capital expenditure requirements, and other relevant factors for each Hotel separately, but rather will value the portfolio of Hotels as a whole, which is likely to entail employing more generalized assumptions regarding market and lodging conditions and appropriate capitalization rates and portfolio wide capital expenditure requirements, and other portfolio wide assumptions. Although it is not expected that there would be material differences between the aggregate results of individual Hotel appraisals and a portfolio appraisal, the results would likely differ and the differences could be material.

  In the fall of 1999, in connection with Merrill Lynch's efforts to sell the Partnership, the Partnership received a preliminary nonbinding proposal from the Blackstone Entities to acquire all of the equity of the Partnership at a price equivalent to approximately $64,000 per Unit. The proposal was based on a methodology of adjustments similar to the methodology described in the first paragraph of this section. This proposal was never formalized and an agreement in principle was never reached in part because of downward revisions in the Manager's budgeted operating results for the Partnership's Hotels and the Blackstone Entities' resulting re-evaluation of its own internal projections. As of December 31, 1999, the Blackstone Entities owned approximately 17% of the outstanding limited partnership units of Host LP (which are redeemable by Host Marriott for shares of its common stock) and one of Blackstone Real Estate Advisors, L.P.'s senior advisors and partners serves on the board of directors of Host Marriott.

  The appraised value of Units payable in the Merger to persons who opt out of the Settlement may be more or less than $64,000 per Unit, depending upon the market values of the Hotels determined by the independent appraisers and the actual amount of the foregoing adjustments at the time of the Merger, which may differ materially from the amounts on which the 1999 acquisition proposal was based. In addition, the appraised value of the Hotels may differ from the price that a third party would be willing to pay for the Partnership's entire portfolio of Hotels and the appraised value per Unit may be lower or higher than the Net Settlement Amount per Unit. If you opt out of the settlement class and elect not to participate in the Settlement, the amount you will receive in the Merger will not include any amount representing the value of the settlement of the claims asserted against the Defendants in the Milkes Litigation. Any consideration to be received in the Merger by any Unitholder will be reduced by any amount owed by such holder on the original purchase price of his or her Units. The Joint Venture will pay any expenses incurred in connection with the appraisal process.

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

The Amendments

  The proposed amendments to the Partnership Agreement are discussed below. Capitalized terms used herein but not defined have the meanings set forth in the Partnership Agreement. In general, the proposed amendments are necessary to consummate the Purchase Offer and the Merger. Approval of all four of the Amendments by Unitholders holding a majority of the Units outstanding (excluding the General Partner and its affiliates) is one of the conditions to consummation of the Purchase Offer and the Merger. If for any reason the Purchase Offer is not consummated, the Amendments to the Partnership Agreement will not be implemented, even if they receive Unitholder approval. A copy of the Partnership Agreement may be obtained from the Partnership, without charge, by requesting it in writing or by telephone from the Partnership at the following address: Courtyard by Marriott II Limited Partnership, 10400 Fernwood Road, Bethesda, Maryland 20817, Telephone: (301) 380-2070.

  1. Elimination of Fifty Percent Transfer Restriction. Section 7.01.B of the Partnership Agreement effectively prohibits the transfer of 50% or more of the outstanding Units within a 12-month period. The proposed Amendment would eliminate this restriction on the transfer of Units.

  Purpose and Effect of the Amendment. Under Section 708 of the Internal Revenue Code of 1986, as amended (the "Code"), a partnership is considered to "terminate" for federal income tax purposes if 50% or more of the interests in profits and capital are sold within a 12-month period (a "Section 708 Termination"). The Partnership Agreement, as currently written, prohibits any assignment of Units that would result in a Section 708 Termination. Thus, the Partnership Agreement, when read in conjunction with Section 708, permits the transfer of up to, but not including, 50% of the total number of outstanding Units in any consecutive 12-month period. The Purchase Offer and the Merger would result in a transfer of all of the outstanding Units (except the 21.5 Units held by the General Partner). Accordingly, the General Partner is proposing, at the request of the Joint Venture and the Purchaser, the deletion of Section 7.01.B from the Partnership Agreement to facilitate consummation of the Purchase Offer and the Merger.

  The effect of this Amendment is to permit the Purchaser to acquire Units in the Purchase Offer without regard to a 50% limit. This Amendment will not have an adverse tax effect on limited partners, because they will not be limited partners after the Merger.

  Text of the Amendment. Section 7.01.B of the Partnership Agreement, which currently reads as follows, would be deleted entirely by the Amendment:

    No assignment of any Interest may be made if the assignment is pursuant to a sale or exchange of the Interest and if the Interest sought to be assigned, when added to the total of all other Interests assigned within a period of 12 consecutive months prior thereto, would, in the opinion of legal counsel for the Partnership, result in the Partnership being deemed to have been terminated within the meaning of section 708 of the Code. The General Partner shall give Notification to all Limited Partners in the event that sales or exchanges should be suspended for such reason. Any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of an Accounting Period after the end of any such 12-month period, subject to the provisions of this Article Seven.

  2. Revision of Restriction on Timing of Transfers. Section 7.01.A of the Partnership Agreement permits the assignment of Units only on the first day of an Accounting Period. The Amendment to Section 7.01.A would eliminate this restriction for the transfer of Units to the Purchaser pursuant to the Purchase Offer, and would exempt the Purchaser from this restriction for any subsequent transfer of Units to another entity.

  Purpose and Effect of the Amendment. Section 7.01A of the Partnership Agreement permits the assignment of Units only on the first day of each Accounting Period. Without amending the Partnership Agreement to permit the waiver of this requirement, the closing date for the Purchase Offer would have to fall on the first day of an Accounting Period, rather than an earlier or later date that otherwise would be chosen as the closing date. Accordingly, the General Partner has proposed, at the request of the Joint Venture and the Purchaser, the inclusion in Section 7.01.A of a provision that would eliminate the Section 7.01.A transfer restrictions for Units transferred pursuant to the Purchase Offer. The General Partner also has proposed, at the request of the Joint Venture and the Purchaser, that Unitholders exempt the Purchaser from this restriction for all subsequent assignments of its Units to any other entity in order to provide the Purchaser with the flexibility to transfer its Units on such date as may be necessary to facilitate the transfer. Because such transfers would occur in isolated transactions, the General Partner does not believe that, as a result of such transfers, the Partnership would be treated as an association taxable as a corporation under Section 7704 of the Code.

  The effect of this Amendment is to permit the closing of the Purchase Offer to occur on the earliest date practicable following the expiration of the Purchase Offer, and in any event, on such date as is necessary to facilitate the orderly consummation of the Purchase Offer. This Amendment will not have an adverse tax effect on limited partners, because they will not be limited partners after the Merger.

  Text of the Amendment. Section 7.01.A of the Partnership Agreement would be revised to add the underlined language set forth below:

    No assignment of any Interest may be made other than on the first day of an Accounting Period, provided, however, that this restriction on the timing of assignment shall not apply to (i) any transfer of Units by Limited Partners to CBM II Holdings LLC or (ii) any subsequent assignment of any Units by CBM II Holdings LLC.

  3. Amendments to Provisions Relating to Allocations of Profits and Losses and Distributions of Cash. Section 4.05 of the Partnership Agreement provides that net profits, gains, net losses or losses attributable to Units that are transferred during the taxable year shall be allocated between the transferor and transferee according to the number of accounting periods in such taxable year that each owned the Units. If Units are transferred on a date other than the first day of an accounting period, in violation of the transfer restriction imposed by Section 7.01.A of the Partnership Agreement (discussed above under "--Revision of Restriction on Timing of Transfers"), Section 4.05 requires that net profits, gains, net losses or losses attributable to the Units for the accounting period in which the transfer occurs shall be prorated between the transferor and the transferee if, and to the extent, legally required in the opinion of legal counsel. Section 4.07.A of the Partnership Agreement provides that cash available for distribution with respect to each fiscal year of the Partnership shall be distributed at least annually. Section
4.10 of the Partnership Agreement provides that cash available for distribution with respect to Units shall be distributed to the limited partners pro rata in accordance with the number of Units held by each as of the end of the accounting period with regard to which the distribution relates. The Amendments to these provisions would clarify that Unitholders (1) would receive allocations of profit or loss on their Units up through the Effective Date rather than through the end of the preceding accounting period,
(2) would receive a distribution from cash available for distribution for the period ending on the day prior to the date of the entry of the judgment order, and (3) would not receive any additional cash distributions (including any sale or refinancing proceeds) relating to periods beginning on or after the date of the entry of the judgment order (which cash distributions would inure to the benefit of the Purchaser), unless an appeal is filed with regard to the judgment order (other than an appeal that relates solely to counsel fees and expenses), in which case the Unitholders also would receive a distribution of cash available for distribution for the period beginning on the date the judgment order is entered and ending on the Effective Date.

  Purpose and Effect of the Amendments. The change to Section 4.07 of the Partnership Agreement has been proposed to permit Unitholders to receive a distribution of cash available for distribution from the Partnership for the period ending on the day prior to the date of the entry of the judgment order, as required by the terms of the Settlement Agreement. In the event an appeal is timely filed with regard to the judgment order after it is entered (other than an appeal that relates solely to counsel fees and expenses), the proposed change to Section 4.07 also would permit the Unitholders to receive a distribution of cash available for distribution from the Partnership for the period beginning on the date the judgment order is entered and ending on the Effective Date. Because the Partnership distributes cash available for distribution on an annual basis in accordance with Section 4.07.A, Section
4.10 otherwise would cause all cash distributions (including sale or refinancing proceeds) with respect to the Units to be made to the Purchaser if the Unitholders disposed of their Units before the end of the accounting period ending prior to the date of any such distributions from the Partnership. As a result of amending Section 4.07 so as to require the distributions described in the Settlement Agreement, the Unitholders will receive a distribution of cash available for distribution for the period ending on the day prior to the entry of the judgment order and, if an appeal is filed with regard to the judgment order (other than an appeal that relates solely to counsel fees and expenses), a distribution of cash available for distribution for the period beginning on the date the judgment order is filed and ending on the Effective Date but will receive no distributions for any period after the Effective Date.

  The proposed Amendment to Section 4.05 would require the Partnership to allocate net profits, gains, net losses and losses with respect to the Units for the fiscal year of the Partnership in which the judgment order becomes final between the Purchaser and each Unitholder based upon the number of days that each held such Units during such fiscal year (including any short fiscal year for tax purposes resulting from a "technical" termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code). Because the Partnership currently is generating net income, if the judgment order becomes final on a date other than the first day of an Accounting Period, the Amendment would result in a greater amount of taxable income being allocated to the Unitholders than would be the case currently under the Partnership Agreement. However, the additional allocation of taxable income would increase each Unitholder's adjusted tax basis in his Units and, thus, would decrease the amount of capital gain, or increase any capital loss, recognized by the Unitholder in the Purchase Offer or as a result of the Merger. See "--Federal Income Tax Considerations--Allocations of Profits and Losses to Participating and Nonparticipating Unitholders."

  The effect of this Amendment is to conform the allocation and distribution provisions of the Partnership Agreement to the provisions of the Settlement Agreement, so that the respective parties will have the cash and tax benefits and burdens for the respective periods contemplated in the Settlement Agreement, as described above.

  Text of the Amendments. Section 4.05 of the Partnership Agreement would be amended to add the underlined language set forth below:

    Any Net Profits or Net Losses for any Fiscal Year allocable to the Limited Partners shall be allocated among the Limited Partners pro rata in accordance with the number of Units owned by each as of the end of such Fiscal Year; provided that if any Unit is assigned during the Fiscal Year in accordance with this Agreement, the Net Profits or Net Losses that are so allocable to such Unit shall be allocated between the assignor and assignee of such Unit according to the number of Accounting Periods in such Fiscal Year each owned such Unit. Any Gains or Losses allocable to the Limited Partners shall be allocated among the Limited Partners who held Units on the last day of the Accounting Periods in which the sale or disposition giving rise to such Gains or Losses occurred, pro rata in accordance with the number of Units owned by each such Limited Partner. If any Unit is assigned by a Limited Partner other than on the first day of an Accounting Period (in contravention of the Agreement), then the Partnership shall recognize such assignment for the purposes of allocating Net Profits, Gains, Net Losses or Losses if, and to the extent, it is legally required to do so in the opinion of legal counsel. Notwithstanding the foregoing, each transfer of Units to CBM II Holdings LLC or acquisition of Units pursuant to the merger of CBM II Acquisition L.P., an affiliate of CBM II Holdings LLC, with and into the Partnership (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement"), with the Partnership surviving, in connection with the settlement of certain claims brought by the Limited Partners against the General Partner and other defendants, as described in the Settlement Agreement, dated as of March 9, 2000 (the "Settlement Agreement"), shall be considered to be in accordance with this Agreement and the Net Profits, Gains, Net Losses or Losses for the Fiscal Year (including any short Fiscal Year resulting from the termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code) in which the transfer occurs shall be allocated between the transferor and the transferee based upon the number of days that each held such Units during such Fiscal Year.

  Section 4.07 of the Partnership Agreement would be amended to add new
Section 4.07.C, as set forth below:

    Section 4.07.C. To effectuate the terms of the Settlement Agreement, the Partnership shall make the following extraordinary distributions of Cash Available for Distribution within 90 days after the end of the relevant distribution period:

    (i) To each Limited Partner, his pro rata share of Cash Available for Distribution, as determined in accordance with the provisions of Section 4.07.A. above, with regard to the period ending on the day prior to the date of the entry of the judgment order relating to the Settlement Agreement (the "Judgment Order"). Subject to Section 4.07.C(ii) below, after receipt of this distribution, no Limited Partner shall have a right to any other distribution from the Partnership pursuant to this Article Four or any other provision of this Agreement.

    (ii) To each Limited Partner, if and only if an appeal with regard to the Judgment Order is timely filed within the time permitted for such appeal (other than an appeal that relates solely to counsel fees and expenses), his pro rata share of Cash Available for Distribution, as determined in accordance with the provisions of Section 4.07.A. above, with regard to the period beginning on the date of the entry of the Judgment Order and ending on the day on which the Judgment Order becomes "final" (as such term is defined in the Settlement Agreement).

    Notwithstanding the last sentence of Section 4.10, for allocation and distribution purposes, each Limited Partner who transfers Units pursuant to the Settlement Agreement or the Merger shall be deemed to be a Limited Partner of record as of the end of the Accounting Period prior to each distribution described in Section 4.07.C(i) and (ii) and Section 4.10 shall be applied accordingly.

  4. Amendment to Provisions Relating to Authority of the General Partner to Manage the Partnership. Partnership Agreement contains provisions providing for appraisal procedures in the event that the Partnership sells any Hotels to the General Partner or an affiliate of the General Partner, and in the event of a distribution of the Partnership's assets in connection with a liquidation. Those appraisal procedures are intended to establish a fair purchase price for the Hotels and the Partnership's assets in those limited circumstances. Special Delaware counsel to the General Partner has advised the General Partner that, because the Partnership is not selling any Hotels or liquidating the Partnership, in connection with the Purchase Offer and the Merger, the Partnership Agreement does not require the Partnership to conduct an appraisal procedure of the type that would be required in the event of a sale of Hotels to the General Partner or any of its affiliates or in the event of a distribution of the Partnership's assets in connection with a liquidation.

  The procedure set forth in the Settlement Agreement and the Merger Agreement providing for appraisal of the fair market value of the Units by one or more third parties to establish the value of Units held by holders who have elected to opt out of the Settlement is not required by the Partnership Agreement. Rather, in connection with the Settlement, a purchase price for the Units in the Purchase Offer, as well as the appraisal process for determining the value of Units held by limited partners who have elected to opt out of the Settlement, was established through arms'-length negotiations between Defendants and Class Counsel.

  Purpose and Effect of the Amendment. Section 5.01A of the Partnership Agreement currently provides that, except as expressly provided in the Partnership Agreement, the authority of the General Partner to conduct the business of the Partnership shall be exercised only by the General Partner.
Section 5.01C of the Partnership Agreement delineates certain powers that the General Partner may exercise without the consent of the limited partners. To the extent that the appraisal procedure for determining the value of Units held by limited partners who have elected to opt out of the Settlement could otherwise be deemed to fall within the exclusive authority of the General Partner to conduct the business of the Partnership, the proposed Amendment to
Section 5.01C would clarify that the General Partner has the power to delegate the authority to conduct such appraisal procedures in accordance with the Settlement Agreement and the Merger Agreement.

  The effect of this Amendment is to permit the appraised value of Units held by limited partners who opt out of the Settlement to be determined by independent valuation firms for purposes of the Merger.

  Text of the Amendment. Section 5.01.C of the Partnership Agreement, would be amended to add the underlined language set forth below:

    (vii) sell up to 20 hotels (no more than five Hotels at less than the Partnership's purchase price); and

    (viii) retain such persons or entities as the General Partner, in its sole discretion, shall deem necessary or appropriate in order to appraise the fair market value of the Hotels and the value of the Units in accordance with the terms of the Settlement Agreement and the Merger Agreement; and

    (ix) take such actions as the General Partner determines are advisable or necessary, and will not result in any material adverse effect on the economic position of holders of a majority of the Units, to preserve the tax status of the Partnership as a partnership for Federal income tax purposes.

Federal Income Tax Considerations

  Summarized below are the material United States federal income tax considerations of the Settlement.

  General. The following discussion summarizes certain federal income tax considerations related to the Settlement that may be relevant to (i) a Unitholder who tenders his Units and submits the required Proof of Claim to the Claims Administrator pursuant to the terms of the Purchase Offer and a Unitholder who does not tender his Units and submit the Proof of Claim but who does not affirmatively "opt out" of the Settlement (in either case, hereinafter, a "Participating Unitholder"), or (ii) a Unitholder who affirmatively "opts out" of the Settlement and therefore exchanges his Units in the Merger (hereinafter, a "Nonparticipating Unitholder").

  The information in this section is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, rulings, and other pronouncements and decisions now in effect, all of which are subject to change (perhaps with retroactive effect). The General Partner has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment of the Unitholders in connection with the Settlement. Thus, it is possible that the IRS would challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court would agree with the IRS.

  The discussion set forth herein is not intended to be exhaustive of all possible tax considerations. For example, this summary does not give a detailed discussion of any state, local, or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to specific Unitholders in light of their particular circumstances. Except where specifically indicated, the discussion below describes general federal income tax considerations applicable to individuals who are citizens or residents of the United States. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, tax-exempt entities, regulated investment companies and insurance companies.

  The following discussion includes an estimate by the General Partner, on a per Unit basis, of a Unitholder's adjusted tax basis in his Units (including the amount of syndication costs includible in his basis), the amount of the Partnership's liabilities allocable to such Unitholder, the passive activity loss carry forward, if any, attributable to his ownership of Units and the amount of "unrecaptured Section 1250 gain" that such Unitholder would recognize at the time of the disposition of his Units. These amounts are only estimates, and there could be material differences between these estimated amounts and the actual numbers due to a variety of factors. In addition, these estimates apply only to a Unitholder who purchased his Units on the date of the original offering of the Units and who has held his Units continuously since that time. The estimated amounts could differ considerably for a Unitholder who acquired some or all of his Units after the date of the original offering. The amount of gain recognized by such Unitholders in connection with the disposition of their Units pursuant to the Settlement will depend upon when they acquired their Units and the price they paid for the Units (as adjusted for subsequent allocations of Partnership income and loss and subsequent Partnership distributions).

  UNITHOLDERS SHOULD BOTH REVIEW THE FOLLOWING DISCUSSION AND CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM--INCLUDING ANY

STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES--IN LIGHT OF THEIR PARTICULAR TAX SITUATION, OF CHOOSING TO PARTICIPATE IN THE SETTLEMENT OR OPTING OUT OF THE SETTLEMENT.

  The class of Participating Unitholders is represented by Class Counsel, who have engaged Chamberlain, Hrdlicka, White, Williams, and Martin ("Chamberlain Hrdlicka") as special tax counsel. Chamberlain Hrdlicka is separately providing to the Unitholders its summary regarding the potential federal income tax consequences resulting from the Settlement. You should review this summary carefully with your tax advisor. That summary is solely the responsibility of such special tax counsel, and none of the Purchaser, the Partnership, the General Partner, the Joint Venture, Rockledge, the MI Investor, any of the Defendants nor any of their affiliates or advisors express any views with respect to the matters set forth therein or have any responsibility with respect thereto.

  Tax Treatment of Participating Unitholders. Each Participating Unitholder will receive, either in the Purchase Offer or pursuant to the Merger, cash in the amount of $147,959 per Unit (or a pro rata portion thereof), before reduction (in the case of class members) for such Unitholder's pro rata share of legal fees and expenses ("Class Counsel's Attorneys' Fees") awarded by the court to Class Counsel (the "Gross Per Unit Settlement Amount"). Each Participating Unitholder very likely will be deemed, solely for federal income tax purposes, to have received two separate amounts, on a per Unit basis: (1) an amount in exchange for his Units (for purposes of this discussion, the "Deemed Unit Purchase Amount"), and (2) a separate amount in settlement of the claims asserted in the Milkes Litigation (for purposes of this discussion, the "Deemed Claim Value," which, as described below, may or may not be considered to include the Unitholder's pro rata share of Class Counsel's Attorneys'
Fees).

  The correct allocation of the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value for federal income tax purposes is a question of fact and may depend in part upon the fair market value of the Units. None of the Defendants nor any of their affiliates are taking any position regarding the allocation by the Participating Unitholders of the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value for federal income tax purposes. As described above in "The Merger--Rights of Unitholders Who Have Elected to Opt Out of the Settlement," however, Nonparticipating Unitholders will receive cash in the Merger in an amount per Unit equal to the appraised value of a Unit, as determined pursuant to a separate appraisal process that will be completed within 60 days after the Merger. In addition, Class Counsel will assert in court, for purposes of determining their legal fees, that the plaintiffs are receiving in the Settlement benefits resulting from the Milkes Litigation with a value that is in excess of the value of the Units under the existing partnership structure and agreements. Finally, the Purchaser and the Defendants will make an allocation between the Deemed Unit Purchase Amount and the Deemed Claim Value for the purpose of determining the Purchaser's initial tax basis in the Units acquired by it through the Purchase Offer and pursuant to the Merger, the Purchaser's share of the Partnership's tax basis in its property and the consequences to the Defendants of the Settlement for tax and financial accounting purposes. There can be no assurance that the IRS would not assert that a Participating Unitholder must treat the appraised value of the Units held by the Nonparticipating Unitholders, the value of the benefits received by the plaintiffs in settlement of the Milkes Litigation that is asserted by Class Counsel in their petition for legal fees and expenses, the amounts used by the Purchaser and the Defendants for determining the tax and financial accounting consequences to them of the Settlement, or some other measurement of value as determinative for purposes of allocating the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value.

  Federal Tax Consequences of Disposition of Units. Each Participating Unitholder will be treated as having made a taxable disposition of his Units in the Purchase Offer or pursuant to the Merger. The disposition likely would be deemed to occur, with regard to a Participating Unitholder who tenders his Units and submits the Proof of Claim, on the date his right to receive the Gross Per Unit Settlement Amount becomes fixed, which would be the Effective Date, and, with regard to a Participating Unitholder who does not tender his Units and submit the

Proof of Claim, on the effective date of the Merger. The gain or loss recognized by a Unitholder upon the disposition of his Units will equal the difference between the amount considered realized by the Unitholder for tax purposes in exchange for his Units (as described in the next paragraph) and the Unitholder's adjusted tax basis in such Units (described below under "Basis of Units of Participating and Nonparticipating Unitholders").

  The amount considered realized by each Participating Unitholder will equal the sum of the following items: (1) the cash received for his Units at the time of the disposition (which will equal the Deemed Unit Purchase Amount and will be deemed to include any amount owed by the Unitholder on the original purchase price of his Units), and (2) the portion of the Partnership's liabilities allocable to the Participating Unitholder's Units for federal income tax purposes immediately prior to the date of the disposition of such Units. The General Partner estimates that, as of December 31, 1999, the dollar amount of the Partnership's liabilities allocable to each Participating Unitholder was approximately $242,000 per Unit.

  A Unitholder will recognize gain to the extent that the amount realized by him in exchange for his Units (as determined in the preceding paragraph) exceeds his adjusted tax basis in the Units (as described below under "Basis of Units of Participating and Nonparticipating Unitholders"). The taxable gain recognized by the Participating Unitholder will exceed the cash amount received with respect to his Units by an amount equal to the excess (if any) of his share of the Partnership's liabilities allocable to him for federal tax purposes over his adjusted tax basis in his Units (which is commonly referred to as a "negative capital account").

  For a discussion of the federal income tax rates applicable to the gain recognized by a Unitholder from the disposition of a Unit that has been held as a capital asset by the Unitholder, see "Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders" below.

  Federal Tax Consequences of Receipt of Deemed Claim Value. As noted above, there can be no certainty as to what portion of the Gross Per Unit Settlement Amount would be considered allocable to the Deemed Claim Value (rather than the Deemed Unit Purchase Amount). Moreover, there is considerable uncertainty in the law as to how amounts that are treated as allocable to the Deemed Claim Value received by a Participating Unitholder would be characterized for federal income tax purposes.

  The determination of the character and amount of income and gain recognized by a plaintiff in connection with payments received in settlement of litigation depends on many factors, including the nature and relative merits of the claims made in the litigation that is being settled, and whether a portion of the settlement payment that may otherwise be characterized as capital in nature is subject to recharacterization as ordinary income to reflect certain tax benefits realized by the plaintiff in prior years. In general, an amount received in settlement of a claim may be characterized as ordinary income (if the amount relates to lost profits or punitive damages) or a return of capital or capital gain (if the amount relates to injury to capital assets).

  The complaints of the plaintiffs in the Milkes Litigation are specified in their pleadings filed in that litigation. As described in the preceding paragraph, to the extent the plaintiffs' complaints might be construed as relating to injury to capital assets, a recovery attributable to those complaints may result in the recognition of capital gain by the plaintiffs. Conversely, to the extent the plaintiffs' complaints might be construed as asking for lost profits or punitive damages, a recovery attributable to those complaints may result in the recognition of ordinary income by the plaintiffs. The Settlement Agreement does not address the relative merits of any of the claims and does not provide for an allocation of all or a part of the Gross Per Unit Settlement Amount to any specific claim. Moreover, there will be no judicial determination of the merits of any of the various claims or the proper allocation of the Gross Per Unit Settlement Amount among the claims. To the extent that a Participating Unitholder takes the position that the Deemed Claim Value should be characterized as a return of capital or capital gain, there can be no assurance that the IRS would not challenge this position and determine that some or perhaps even all of the Deemed Claim Value should be treated by a Participating Unitholder as ordinary income for federal income tax purposes.

  In the event that any interest accrued on the Deemed Claim Value is payable to a Participating Unitholder, such Participating Unitholder will be required to treat the interest as ordinary income for federal income tax purposes.

  Tax Treatment of Class Counsel's Attorneys' Fees. As described above in "Special Factors--The Settlement Agreement," the Net Settlement Amount reflects a reduction for each Participating Unitholder's pro rata share of Class Counsel's Attorneys' Fees. The IRS could take the position that each Participating Unitholder must include in income his share of Plaintiff's Counsel's Attorneys' Fees. There is existing judicial authority that would support a position that, under certain circumstances, a plaintiff's attorneys' fees and expenses that are paid by a defendant in litigation pursuant to a judgment or settlement are excludable from the income of the plaintiff; however, the facts in these cases are distinguishable from the facts underlying the Milkes Litigation, and there can be no assurance that a court would follow the decisions in those cases. The determination of whether a Participating Unitholder must include in income his share of Class Counsel's Attorneys' Fees may depend upon the laws of Texas or that of another state (including the Participating Unitholder's state of residence) regarding the relative rights under state law of a particular Participating Unitholder and of Class Counsel to that portion of the Deemed Claim Value represented by legal fees and expenses.

  In the event that a Participating Unitholder must include his share of the Class Counsel's Attorneys' Fees in income, the characterization of that amount as ordinary income or capital gain would depend on the manner in which the balance of the Deemed Claim Value is correctly characterized. For example, if the Deemed Claim Value were determined to be allocable between claims for lost profits and claims for injury to a capital asset, the legal fees allocated to lost profits will be treated as ordinary income and the legal fees allocated to the capital asset claim likely will be treated as a return of capital or capital gain.

  A Participating Unitholder may be able to claim a deduction on his federal income tax return with regard to all or a portion of the Class Counsel's Attorneys' Fees paid on his behalf by the Defendants to the extent those amounts are required to be included in income. If the Participating Unitholder is required to treat part of the Deemed Claim Value as ordinary income, the corresponding part of the legal fees and expenses paid on his behalf that are required to be included in income may be deductible currently under Section 162 (which addresses trade or business expenditures) or Section 212 (which addresses expenditures for the production of income) of the Code. Because (among other things) each Participating Unitholder is a limited partner rather than a general partner, such Participating Unitholder may not be able to prove that legal fees and expenses incurred in the Litigation are properly characterized as trade or business expenditures, which is the necessary prerequisite for an ordinary deduction under Section 162. Even if a Participating Unitholder takes the position that all or a portion of the Class Counsel's Attorneys' Fees that he is required to include in income relates to the production of income and such position is respected (with the result that the fees and expenses fall under Section 212), if such Participating Unitholder is an individual, the Class Counsel's Attorneys' Fees would be treated as a miscellaneous itemized deduction that is allowable as a deduction only to the extent that the Participating Unitholder's total miscellaneous itemized deductions (including the Class Counsel's Attorneys' Fees) exceeds two percent (2%) of his adjusted gross income. Such deduction will be subject to reduction if the Participating Unitholder's "adjusted gross income" for the tax year with regard to which the deduction relates exceeds a specified amount (which amount, for 2000, is $128,950 (or $64,475 in the case of a married individual filing a separate return)). In calculating his "alternative minimum taxable income," a Participating Unitholder who is an individual will not be able to utilize any miscellaneous itemized deductions.

  A Participating Unitholder will be required to capitalize (i.e., add to the adjusted tax basis in his Units) any portion of the Class Counsel's Attorneys' Fees that are paid on his behalf by the Defendants and that relate to capital asset claims, resulting in a reduction of the total amount of capital gain, or an increase in any capital loss, recognized by the Participating Unitholder as a result of the Settlement.

  Tax Treatment of Nonparticipating Unitholders. Each Nonparticipating Unitholder will be treated as having made a taxable disposition of his Units pursuant to the Merger, which disposition would be deemed to occur on the effective date of the Merger. The gain or loss recognized by a Nonparticipating Unitholder upon the disposition of his Units will equal the difference between the amount considered realized by the Unitholder for tax purposes in exchange for his Units in the Merger and the Unitholder's adjusted tax basis in such Units. See "Basis of Units of Participating and Nonparticipating Unitholders" below.

  The amount realized by each Nonparticipating Unitholder will equal the sum of the following items: (1) the cash received for his Units at the time of the Merger (as determined in accordance with the procedures described above in "-- The Merger--Rights of Unitholders Who Have Elected to Opt-Out of the Settlement"), which will be deemed to include any amount owed by the Nonparticipating Unitholder on the original purchase price of his Units, and
(2) the portion of the Partnership's liabilities allocable to the Nonparticipating Unitholder's Units for federal income tax purposes immediately prior to the Merger. The General Partner estimates that, as of December 31, 1999, the dollar amount of the Partnership's liabilities allocable to each Nonparticipating Unitholder was approximately $242,000 per Unit.

  To the extent that the amount realized, as determined in the preceding paragraph, exceeds the Nonparticipating Unitholder's adjusted tax basis in the Units, such Nonparticipating Unitholder will recognize gain. The taxable gain recognized by the Nonparticipating Unitholder will exceed the cash amount received with respect to his Units by an amount equal to the excess (if any) of his share of the Partnership's liabilities allocable to him for federal tax purposes over his adjusted tax basis in his Units (which is commonly referred to as a "negative capital account").

  For a discussion of the federal income tax rates applicable to the gain recognized by a Nonparticipating Unitholder from the disposition of a Unit that has been held as a capital asset by the Nonparticipating Unitholder, see "--Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders" below.

  Allocations of Profits and Losses to Participating and Nonparticipating Unitholders. Pursuant to the Amendments, Unitholders will be allocated Partnership profits and losses through the period ending on the date that the judgment order relating to the Settlement becomes final. However, if no appeal is filed after the judgment order is entered, Unitholders will receive a final distribution of cash available for distribution (in accordance with the terms of the Partnership Agreement) for the period ending on the day before the date the judgment order is entered. Unitholders will not receive any distribution that relates to the period beginning on the date of the entry of the judgment order and ending on the date the judgment order becomes final (the "Appeal Period") unless an appeal is filed with regard to the judgment order during the Appeal Period (other than an appeal relating solely to counsel's fees), in which event Unitholders also will receive a distribution of cash available for distribution (in accordance with the terms of the Partnership Agreement) for the Appeal Period. Any allocation of taxable income received by a Unitholder with regard to the Appeal Period will increase such Unitholder's adjusted tax basis in his Units and, thus, will decrease the amount of capital gain, or increase any capital loss, recognized by the Unitholder as a result of the disposition of his Units in the Purchase Offer or pursuant to the Merger. Any distribution received by a Unitholder will decrease such Unitholder's adjusted tax basis in his Units and, consequently, will increase the amount of capital gain, or decrease any capital loss, recognized by the Unitholder as a result of the disposition of his Units.

  Basis of Units of Participating and Nonparticipating Unitholders. In general, a Unitholder had an initial tax basis in his Units ("Initial Basis") equal to his cash investment in the Partnership, plus his share of the Partnership's liabilities allocable to him for tax purposes at the time he acquired his Units. A Unitholder's Initial Basis generally has been increased by (1) such Unitholder's share of Partnership taxable income, and (2) any increases in his share of liabilities of the Partnership. Generally, such Unitholder's Initial Basis has been decreased (but not below zero) by (a) his share of Partnership cash distributions, (b) any decreases in his share of liabilities of the Partnership, (c) his share of losses of the Partnership, and (d) his share of nondeductible expenditures of the Partnership that are not chargeable to capital. A Unitholder's basis in his Units would include his share of the syndication costs incurred by the Partnership at formation if he acquired his Units in the original offering.

  The General Partner estimates that, as of December 31, 1999, a Unitholder who acquired his Units at the time of the original offering of such Units and has held such Units at all times since the offering would have an adjusted basis in each Unit of approximately $297,000 (which amount includes approximately $242,000 attributable to his share of the Partnership's nonrecourse liabilities). Such Unitholder's share of syndication costs would be approximately $10,000 per Unit.

  Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders. The disposition of Units by a Unitholder in the Purchase Offer or pursuant to the Merger generally will result in the recognition of capital gain by the Unitholder with respect to the Deemed Unit Purchase Amount if the Units have been held by the Unitholder as a capital asset. For corporations, the maximum rate of tax on the net capital gain from a sale or exchange of a capital asset held for more than twelve months is currently 35%. Generally, non-corporate Unitholders (i.e., individuals, trusts and estates) who have held their Units as capital assets for more than 12 months will be taxed at a maximum long-term capital gain rate of 20% on the disposition of those Units. However, a maximum rate of 25% for non-corporate Unitholders may apply to capital gain that is recognized as a result of the transfer of Units in the Purchase Offer or pursuant to the Merger to the extent such capital gain is treated as "unrecaptured section 1250 gain" (i.e., previously claimed depreciation deductions with respect to depreciable real property that would not be recaptured as ordinary income pursuant to Sections 751 and 1250 of the Code, as described in the next paragraph). While there is some uncertainty regarding the issue, the IRS takes the position, for which there is support in legislative history, that a Unitholder who has held his Units for more than one year prior to the disposition of those Units will be subject to the 25% capital gain tax rate on his share of the Partnership's "unrecaptured Section 1250 gain." Regulations proposed by the IRS that were issued in August of 1999 would treat the amount of "unrecaptured Section 1250 gain" that a partner must recognize upon the disposition of his partnership interest as his share of the amount that would result if his partnership had transferred all of its Section 1250 property in a fully taxable transaction immediately prior to the disposition of his partnership interest. There can be no assurance that such proposed regulations, if adopted, would be adopted in their proposed form without substantive revisions. Accordingly, Unitholders are urged to consult with their own tax advisors with respect to their capital gain tax liability.

  In addition, to the extent that the amount realized on the disposition of the Units attributable to a Unitholder's share of the Partnership's inventory items and/or "unrealized receivables" (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income, taxable to non-corporate Unitholders at a maximum statutory rate of 39.6%. Unrealized receivables include amounts that would be subject to recapture as ordinary income if the Partnership had sold its assets at their fair market value at the time of the disposition of the Units, such as "depreciation recapture" under Sections 1245 and 1250 of the Code.

  The General Partner estimates that, as of December 31, 1999, the "unrecaptured Section 1250 gain" of the Partnership that is taxable to non-corporate Unitholders at the 25% capital gain rate was approximately $59,000 per Unit with regard to a Unitholder who acquired his Units in the original offering of Units by the Partnership.

  The General Partner has not estimated the fair market value of the Partnership's personal property, and thus takes no position at this time as to whether the value is such that a Unitholder would recognize ordinary income pursuant to Sections 751 and 1245 upon the disposition of his Units. In any event, the ordinary income amount would be equal to the Unitholder's share of the excess, if any, of the value of such personal property at the time of disposition of the Units over its adjusted basis at such time. For purposes of determining its share of the Partnership's tax basis in its personal property after the Purchase Offer and the Merger, however, the Purchaser will take the position that the fair market value of the Partnership's personal property is equal to its adjusted tax basis at the time of the Purchase Offer and the Merger. If this position is respected by the IRS, no ordinary income would be recognized pursuant to Sections 751 and 1245; however, there can be no assurance that the IRS will respect the Purchaser's position.

  Passive Activity Income and Loss Carryforwards of Participating and Nonparticipating Unitholders. Any gain recognized by a Unitholder in connection with the disposition of his Units pursuant to the Settlement will constitute "passive activity income" for purposes of the "passive activity loss" limitation rules. Accordingly, such income generally may be offset by losses from all sources, including "passive activity loss" carryforwards with respect to the Partnership and "passive" or active losses from other activities. The General Partner estimates that, as of December 31, 1999, a Unitholder who purchased his Units at the time of the original offering, has held those Units continuously since that time, and whose Units have been his only investment in a passive activity would not have any passive activity loss carryforward with respect to his Units.

  Federal Tax Withholding Applicable to Participating and Nonparticipating Unitholders. The federal income tax laws require that taxes be withheld on amounts payable to foreign persons by reason of a disposition of certain United States real property interests, which includes interests in certain partnerships that hold real property in the United States. Withholding of ten percent (10%) of the amount realized by a Unitholder pursuant to the Purchase Offer or the Merger may be required unless the Unitholder completes, executes and returns the Certificate of Non-Foreign Status included in the Proof of Claim. Because uncertainty exists as to the correct allocation of the amount received by a Participating Unitholder in the Purchase Offer or pursuant to the Merger between the Deemed Unit Purchase Amount and the Deemed Claim Value, solely for purposes of determining any amounts required to be withheld, the "amount realized" by a Participating Unitholder will be treated as the sum of
(1) the amount of $147,959 per Unit (or a pro rata portion thereof) plus (2) the Participating Unitholder's share of the Partnership's nonrecourse liabilities immediately prior to the disposition of his Units. The "amount realized" by a Nonparticipating Unitholder will be treated as the sum of (a) the cash amount received for his Units at the time of the Merger (which will be deemed to include any amount owed by the Nonparticipating Unitholder on the original purchase price of his Units), plus (b) the Nonparticipating Unitholder's share of the Partnership's nonrecourse liabilities immediately prior to the disposition of his Units. See "Important Tax Information" in the Proof of Claim.

  Even if a Unitholder chooses not to return the rest of the Proof of Claim, he or she should return the Certificate of Non-Foreign Status to prevent federal income tax withholding on the amounts payable to him or her pursuant to the Settlement.

                                   * * * * *

  BECAUSE THE INCOME TAX CONSEQUENCES OF THE DISPOSITION OF UNITS PURSUANT TO THE SETTLEMENT WILL NOT NECESSARILY BE THE SAME FOR ALL UNITHOLDERS, UNITHOLDERS CONSIDERING TENDERING THEIR UNITS SHOULD CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS.

                              THE PURCHASE OFFER

Terms of the Purchase Offer

  Upon the terms, and subject to the conditions of, the Purchase Offer (including, if the Purchase Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and thereby purchase all Units validly tendered on or prior to the Expiration Date and not validly withdrawn in accordance with the procedures described under the heading "--Withdrawal Rights" of this Purchase Offer and Consent Solicitation. The term "Expiration Date" means 12:00 midnight, New
York City time, on          , September   , 2000, unless and until the
Purchaser, in its sole discretion, shall have extended the period of time during which the Purchase Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Purchase Offer, as so extended by the Purchaser, shall expire.

  The Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period during which the Purchase Offer is open by giving oral or written notice of such extension to the Claims Administrator and making a public announcement thereof. There can be no assurance that the Purchaser will exercise its right to extend the Purchase Offer. During any such extension, all Units previously tendered and not withdrawn will remain subject to the Purchase Offer and subject to the right of a tendering Unitholder to withdraw such Units. See "--Withdrawal Rights." For purposes of this Purchase Offer, a "business day" means any day other than a Saturday, Sunday, or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

  Subject to applicable rules and regulations of the SEC and to the provisions of the Settlement Agreement and any applicable court order, the Purchaser reserves the right, at any time or from time to time, to (a) terminate the Purchase Offer and not accept for payment any Units, (b) delay acceptance for payment or, regardless of whether such Units were accepted for payment, payment for, any Units and not pay for any Units not accepted for payment or paid for, until such time as the first condition referred to under the heading "Special Factors--Conditions of the Purchase Offer and the Merger" is satisfied, (c) waive any unsatisfied condition (if it is waivable) to its obligation to acquire Units pursuant to the Purchase Offer, (d) extend the period of time during which the Purchase Offer is open, or (e) otherwise amend the Purchase Offer. Whenever the Purchaser extends the period during which the Purchase Offer is open, makes a material change in the terms of the Purchase Offer, waives a condition of the Purchase Offer, terminates the Purchase Offer or otherwise amends the Purchase Offer, it will give oral or written notice of such event to the Claims Administrator and make a public announcement thereof in the manner provided below. The Purchaser acknowledges that (a) Rule 14e-1(c) under the Exchange Act requires the Purchaser to pay the consideration offered or return the Units tendered promptly after the termination or withdrawal of the Purchase Offer (except as provided in clause (b) of the first sentence of this paragraph) and (b) upon and after the Expiration Date, the Purchaser may not delay acceptance for payment of, or payment for (except as provided in clause (b) of the first sentence of this paragraph), any Units if the second, third and fourth conditions specified under the heading "Special Factors--Conditions of the Purchase Offer and the Merger" have been satisfied, without extending the period of time during which the Purchase Offer is open. The Purchaser has confirmed to the Partnership that it does not intend to terminate the Purchase Offer for any reason other than the failure of any of the conditions specified under the heading under the heading "Special Factors--Conditions of the Purchase Offer and the Merger" to be satisfied.

  Any extension, delay in payment, termination, waiver of conditions, or material amendment to the terms of the Purchase Offer will be followed as promptly as practicable by a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Purchaser may choose to make any public announcement, subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to holders of Units), the Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service or by a letter sent to the Unitholders.

  If the Purchaser makes a material change in the terms of the Purchase Offer or the information concerning the Purchase Offer, or waives a material condition of the Purchase Offer, the Purchaser will extend the Purchase Offer and disseminate additional tender offer materials to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. Those rules prescribe that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer, other than a change in price or a change in percentage of securities sought or in any dealer's soliciting fee, will depend upon the facts and circumstances, including the relative materiality of the terms or information changed. The SEC has announced in a published release that in its view a tender offer must remain open for a minimum period of time following a material change in the terms of a tender offer or in information concerning a tender offer. The release states that a tender offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to security holders and that, if material changes are made with respect to information that approaches the significance of price and share levels, a minimum of 10 business days may be required to allow for adequate dissemination and investor response.

  If, by the Expiration Date, the second, third and fourth conditions to the Purchase Offer set forth under the heading "Special Factors--Conditions of the Purchase Offer and the Merger," have not been satisfied, the Purchaser may, in its sole discretion, elect to (a) extend the Purchase Offer and, subject to applicable withdrawal rights, retain all tendered Units until the expiration of the Purchase Offer, as extended, subject to the terms of the Purchase Offer, (b) in the case of the second condition, waive the unsatisfied condition and not extend the Purchase Offer or (c) terminate the Purchase Offer and return all tendered Units to tendering Unitholders and be relieved from any obligations under the Settlement Agreement.

  If an order of an appropriate court denying approval of the Settlement becomes final after all applicable appeals have been exhausted or if the parties to the Settlement Agreement decide to terminate the Settlement as to the Partnership, the Purchase Offer will terminate and all tendered Units will be returned to the tendering Unitholders as soon as practicable.

  The Partnership has provided the Purchaser and the Claims Administrator with a list of Unitholders and security position listings for the purpose of disseminating the Purchase Offer and Consent Solicitation to Unitholders. This Purchase Offer and Consent Solicitation and the related documents and, if required, other relevant materials will be mailed to record holders of Units and will be furnished for subsequent transmittal to beneficial owners of Units to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Unitholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Units.

  The Purchaser does not currently intend to make available a "subsequent offering period" as provided for in Rule 14d-11 of the Exchange Act.

 Rights of Class Members Who Sold Their Units But Did Not Assign Their Litigation Claims

  If a Unitholder purchased a Unit from a class member without obtaining an assignment of that class member's litigation claims, the Purchaser will still pay $147,959 for each Unit that such Unitholder tenders in the Purchase Offer or that is converted in the Merger. However, this amount represents not only the value of such Unitholder's Units, but also the value of the settlement of the claims asserted in the Milkes Litigation. Accordingly, the $147,959 per Unit (or a net amount per unit of approximately $119,000 after payment of court awarded legal fees and expenses to Class Counsel of approximately $29,000 per Unit), or a pro rata portion thereof will have to be divided between such Unitholder and the class member from whom such Unitholder purchased the Units. If such Unitholder and the former class member are unable to agree on how the money should be divided, the division will be made by a special master appointed by the Court.

  Payment for the Units will be made by deposit of the purchase offer price therefor with the Escrow Agent. Upon deposit of the Settlement Fund with the Escrow Agent for the purpose of making payment to validly tendering Unitholders, the Purchaser's obligation to make such payment shall be satisfied and such tendering

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


Unitholders must thereafter look solely to Class Counsel and the Escrow Agent for payment of the amounts owed to them by reason of acceptance for payment of Units pursuant to the Purchase Offer or the Merger. None of the Purchaser, the Joint Venture, Rockledge, MI Investor, Marriott International, Host Marriott, Host LP or any of the Defendants in the Litigation shall have any responsibility for or liability whatsoever with respect to the investment or distribution of the Settlement Fund, the determination, administration, calculation or payment of claims, or any losses incurred in connection therewith, or with the formulation or implementation of the plan of allocation of the Settlement Fund, or the giving of any notice with respect to same.

 Provisions for Unaffiliated Unitholders.

  Neither the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott nor Host LP will grant Unitholders that are unaffiliated with such entities access to the corporate files of such entities. Nor will such entities provide unaffiliated Unitholders with counsel or appraisal services at the expense of such entities.

Settlement Fund; Acceptance for Payment; Payment for Units

  Upon the terms and subject to the conditions of this Purchase Offer and Consent Solicitation (including, if the Purchase Offer is extended or amended, the terms and conditions of any such extension or amendment), on or before the third business day following the entry by the Court of an executed judgment order approving the Settlement, the Purchaser or the Joint Venture, or one or more of their designees, will pay or cause to be paid by wire transfer the Settlement Fund to the Escrow Agent. The Escrow Agent will deposit the Settlement Fund in an interest-bearing account.

  If the judgment order becomes final without an appeal (other than an appeal that relates solely to counsel fees and expenses) and you have submitted a valid Proof of Claim to the Claims Administrator on or before the Effective Date, within seven business days following such date, the Escrow Agent will distribute to you the Net Settlement Amount for each Unit held by you. If you submit a valid Proof of Claim after the Effective Date, the Escrow Agent will distribute to you the Net Settlement Amount for each Unit held by you within seven business days following the receipt of the Proof of Claim by the Claims Administrator. If you have not submitted a valid Proof of Claim to the Claims Administrator within 90 days following the Effective Date and you have not opted out of the Settlement, Class Counsel will execute a Proof of Claim on your behalf. The execution of a Proof of Claim by Class Counsel on behalf of a limited partner will entitle such limited partner to receive the Net Settlement Amount for each Unit held by him or her and release, on behalf of such limited partner, all claims that are released, settled and discharged as part of the Settlement as provided in the Proof of Claim. The Escrow Agent will not distribute funds from the Settlement Fund to any limited partner unless and until a valid Proof of Claim for that limited partner is received, whether from such limited partner or from Class Counsel. The Net Settlement Amount to be received by any Unitholder will be reduced by any amount owed by the holder on the original purchase price of his or her Units.

  If you or any other plaintiff files an appeal of the judgment order (other than an appeal that relates solely to counsel fees and expenses), the Escrow Agent will return the Settlement Fund, with interest, to the Purchaser or the Joint Venture, or their designees, within two days after receiving documentation of such event. If an order of an appellate court affirming the judgment order subsequently becomes final, then the Purchaser or the Joint Venture, or their designees, will return the Settlement Fund to the Escrow Agent within three business days thereafter, with interest thereon under certain circumstances. See "Special Factors--The Settlement Agreement."

  The Purchaser and the Escrow Agent expressly reserve the right to delay the acceptance for payment of, or payment for, Units in order to comply in whole or in part with any applicable law and the terms of the Settlement Agreement and any applicable court order.

  Units tendered pursuant to the Purchase Offer may be withdrawn at any time on or prior to the Expiration Date and, unless accepted for payment by the Purchaser pursuant to the Purchase Offer, may also be withdrawn at any time after September , 2000. Units will be returned promptly at such time as it is finally determined that such conditions will not be satisfied (or waived). In addition, written consents submitted prior to the Expiration Date will remain valid and outstanding after the Expiration Date and will not expire until the conditions for consummation of the Purchase Offer are satisfied (or waived, if waivable) or until such time as it is finally determined that such conditions will not be satisfied or waived.

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

  For purposes of the Purchase Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Units validly tendered and not withdrawn as, if and when the Purchaser gives oral or written notice to the Claims Administrator that the "Effective Date" under the Settlement Agreement has occurred.

  If, prior to the Expiration Date, the Purchaser increases the consideration offered per Unit, the Purchaser will pay such increased consideration to all holders of Units purchased pursuant to the Purchase Offer, whether or not such Units have been tendered prior to such increase in the consideration.

Procedures for Accepting the Purchase Offer and Tendering Units

  In order for a Unitholder to validly tender Units pursuant to the Purchase Offer, a properly completed and duly executed Proof of Claim (or facsimile thereof) and any other documents required by the Proof of Claim must be received by the Claims Administrator at its address set forth on the back cover of this Purchase Offer and Consent Solicitation on or prior to the Expiration Date.

  If the Units are registered in the name of a person other than the signer of the Proof of Claim, or if payment is to be made to a person other than the registered holder of the Units surrendered, then the Proof of Claim must be accompanied by duly executed powers signed exactly as the name or names of the registered holder or holders appear in the records of the Partnership. See Instruction 4 of the Proof of Claim.

  The method of delivery of the Proof of Claim and all other required documents is at the option and risk of each tendering Unitholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

  Notwithstanding any other provision hereof, payment for Units accepted for payment pursuant to the Purchase Offer will in all cases be made only after receipt by the Claims Administrator of a properly completed and duly executed Proof of Claim (or facsimile thereof) and any other documents required by the Proof of Claim.

  Appointment as Proxy. By executing the Proof of Claim, a tendering Unitholder irrevocably appoints designees of the Purchaser, jointly and separately, as such Unitholder's attorneys-in-fact and proxies in the manner set forth in the Proof of Claim, each with full power of substitution, to the full extent of such Unitholder's rights with respect to the Units tendered by such Unitholder and accepted for payment by the Purchaser and with respect to any and all other Units or other securities or rights issued or issuable in respect of such Units after the date of this Purchase Offer and Consent Solicitation. All such proxies shall be considered coupled with an interest in the tendered Units. This appointment will become effective when the judgment order rendered by the Court becomes final. Upon such acceptance for payment, all prior proxies given by such Unitholder with respect to such Units or other securities or rights will, without further action, be revoked, and no subsequent proxies may be given (and, if given, will not be deemed effective) by such Unitholder. The designees of the Purchaser will, with respect to such Units and other securities or rights, be empowered to exercise all voting and other rights of such Unitholder as the designees, in their sole discretion, may deem proper at any annual, special or adjourned meeting of the Unitholders, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Units to be deemed validly tendered, immediately after the judgment order rendered by the Court becomes final, the Purchaser must be able to exercise full voting and other rights with respect to such Units and other securities or rights including voting at any meeting of Unitholders then scheduled or acting by written consent. In addition, by executing a Proof of Claim, a tendering Unitholder agrees promptly to remit and transfer to the Claims Administrator for the account of the Purchaser any and all cash dividends, distributions, rights, other Units and other securities issued or issuable in respect thereof on or after the date that the Court renders a judgment order (assuming there is no appeal of the order) or, in the event of an appeal, the date that the judgment order becomes final. Pending such remittance or appropriate assurance thereof, the Purchaser shall be entitled to all rights and privileges as owner of any such other Units or other securities or property and may withhold the entire purchase price or deduct from the purchase price the amount or value of any such dividends, distributions, rights, other Units and other securities, as determined by the Purchaser in its sole discretion.

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


  Determination of Validity. The Claims Administrator will review the validity, form and eligibility (including the timeliness of receipt) of Units tendered pursuant to any of the procedures described above. All issues as to the validity, form, eligibility and acceptance for payment of any tendered Units will be determined by the Court. No tender of Units will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Purchaser, the Joint Venture, Rockledge, Host Marriott, Host LP or Marriott International, any of their affiliates or assigns, if any, the Claims Administrator, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

  It is a violation of Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder for a person to tender Units for his or her account unless the person so tendering (1) owns such Units or (2) owns other securities convertible into or exchangeable for such Units or owns an option, warrant or right to purchase such Units and intends to acquire such Units for tender by conversion, exchange or exercise of such option, warrant or right. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

  A tender of Units made pursuant to any one of the procedures set forth above will constitute the tendering Unitholder's acceptance of the terms and conditions of the Purchase Offer, including the tendering Unitholder's representation that (1) such Unitholder owns the Units being tendered within the meaning of Rule 14e-4 and (2) the tender of such Units complies with Rule 14e-4.

  Please note, however, that tendering your Units in the Purchase Offer does not in itself constitute your consent to the Merger and Amendments. You can only consent to the Merger and the Amendments by executing the YELLOW Consent Form and returning it to the Claims Administrator prior to the Expiration Date in the manner described under the heading "The Written Consents--Voting and Revocation of Consents."

Withdrawal Rights

  Except as otherwise provided in this Section, tenders of Units made pursuant to the Purchase Offer are irrevocable. Units tendered pursuant to the Purchase Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the
Purchaser Offer, may also be withdrawn at any time after September   , 2000,
but any Consent Form properly executed and received and not withdrawn prior to the Expiration Date will become binding and irrevocable after the Expiration Date and will be deemed coupled with an interest. See "The Written Consents-- Voting and Revocation of Consents." Units will be returned promptly at such time as it is finally determined that such conditions will not be satisfied or waived.

  In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Claims Administrator at its address or number set forth on the back cover of this Purchase Offer and Consent Solicitation. Any such notice of withdrawal must specify the name of the person who tendered the Units to be withdrawn, the number of Units to be withdrawn, and the name of the registered holder of the Units to be withdrawn, if different from that of the tendering Unitholder.

  Withdrawals of Units may not be rescinded and any Units properly withdrawn, thereafter, will be deemed not validly tendered for purposes of the Purchase Offer. However, withdrawn Units may be re-tendered at any time prior to the Expiration Date by following one of the procedures described under the heading "--Procedures for Accepting the Purchase Offer and Tendering Units."

  All questions as to the form and validity (including the timeliness of receipt) of any notice of withdrawal will be determined by the Court. Neither the Purchaser, the Joint Venture, Marriott International, MI Investor,

Rockledge, Host Marriott or Host LP, nor any of their affiliates or assigns, if any, the Claims Administrator nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failing to give any such notification.

Market for the Partnership's Limited Partnership Units and Related Security Holder Matters

  There is currently no established public trading market for the Units, and it is not anticipated that a public market for the Units will develop. Transfers of Units are limited to the first date of each Accounting Period (as defined in the Partnership Agreement) and may be made only to accredited investors. All transfers are subject to approval by the General Partner. As of July 10, 2000, there were 1,480 holders (including holders of half-units) of record of the 1,470 Units.

  During 1999, 12 Units were sold by Unitholders at prices ranging from $67,975 to $81,700 per Unit. Since January 1, 2000, 1.5 Units have been sold by Unitholders at a price of $80,000 per Unit. However, these transfers have not been approved by the General Partner and purchasers of these 1.5 Units have not been admitted as limited partners to the Partnership. The Partnership does not have any information regarding the circumstances surrounding any of the above sales and believes that these sales prices are not necessarily indicative of the market value of the Units.

  The Settlement Agreement provides that, until the judgment order approving the Settlement becomes final, the limited partners in the Partnership will continue to own their respective Units. The General Partner will cause the Partnership to make distributions of Cash Available for Distribution (as defined in the Partnership Agreement) for the period until the judgment order is entered. Following entry of the judgment order, and until the order becomes final, assuming there is no appeal other than an appeal as to counsel fees and expenses, no further Cash Available for Distribution will be distributed. If an appeal is filed, the General Partner will cause the Partnership to make distributions of Cash Available for Distribution for the period until the judgment order becomes final.

  As of December 31, 1999, the Partnership had distributed a total of $100,467,000 to the limited partners ($68,345 per limited partner unit) since inception. During 1999, $8,820,000 ($4,500 and $1,500 per Unit from 1999 and
1998 operations, respectively) was distributed to the limited partners and an additional $3,675,000 ($2,500 per Unit) was distributed to the limited partners in February 2000 bringing the total distribution from 1999 operations to $10,290,000 ($7,000 per Unit). The Partnership distributed $9,555,000 to the limited partners ($6,500 per Unit) from 1998 operations. The Partnership distributed $13,230,000 to the limited partners ($9,000 per Unit) from 1997 operations. No distributions of capital receipts have been made since inception.

Transfer Fees and Taxes

  Except as set forth in this paragraph, the Purchaser will pay or cause to be paid any transfer taxes and fees with respect to the transfer and sale of purchased Units to it or its order, pursuant to the Purchase Offer. If, however, payment of the purchase price for the Units is to be made to, or if tendered Units are registered in the name of, any person other than the person(s) signing the Proof of Claim, the amount of any transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price for the Units unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. See also Instruction 5 to the Proof of Claim. The Purchaser will not subtract any transfer fees from the Net Settlement Amount per Unit, other than as described in this paragraph.

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                             THE WRITTEN CONSENTS

  In accordance with the terms of the Settlement Agreement, the General Partner is soliciting the consent of the Unitholders to (1) the Merger and (2) all four of the Amendments to the Partnership Agreement. As discussed in more detail under "Special Factors--The Settlement Agreement," the Merger and the proposed Amendments must receive Unitholder approval in order for Unitholders to have the opportunity to receive the cash price per Unit offered pursuant to the Purchase Offer. For a discussion of the conflicts of interest of the Purchaser, the General Partner and their respective affiliates with respect to the Amendments, the Merger and the Purchase Offer, see "Special Factors-- Certain Transactions with the Partnership."

Record Date and Outstanding Units

  The General Partner has set the close of business on July 10, 2000 as the record date for the determination of Unitholders entitled to consent to the Merger and the Amendments. The only Unitholders who will be entitled to consent to the Merger and the Amendments will be Unitholders of record as of the record date who have been admitted to the Partnership as limited partners and who are not in default with respect to the original purchase price of their Units. On the record date, there were 1,470 Units issued and outstanding, held of record by 1,480 Unitholders. The Partnership has no other class of securities.

Majority Vote Required; Voting Rights

  Under the Partnership Agreement, approval of the Merger and the Amendments require the affirmative consent of Unitholders (excluding the General Partner and its affiliates) holding a majority of the issued and outstanding Units. An abstention or failure to timely return the enclosed Consent Form will have the same effect as not consenting to the Merger and the Amendments. With the exception of the General Partner, the Purchaser, and their respective affiliates, each Unitholder who has been admitted to the Partnership as a limited partner is entitled to cast one vote for each Unit held of record on the Merger and the Amendments, other than Unitholders who are in default with respect to the original purchase price of their Units who shall not be entitled to cast a vote with respect to such Units. Holders of half-Units are entitled to cast half a vote for each half-Unit held of record. Units held by the General Partner, the Purchaser, and their affiliates cannot be voted on the Merger and the Amendments. The Claims Administrator, an independent intermediary, has been retained by Class Counsel to tabulate and validate the written consents. The Claims Administrator also currently serves as the Partnership's transfer agent. All issues regarding the validity of any written consents will be determined by the Court.

Solicitation Period

  The solicitation period is the time during which Unitholders may vote for or against the Merger and the Amendments. The solicitation period will commence upon delivery of this Purchase Offer and Consent Solicitation and will
continue until 12:00 midnight, New York City time, on September   , 2000
unless the Purchase Offer is extended by the Purchaser, in which case the solicitation period will be extended to such later date that coincides with the expiration date of the Purchase Offer, and as to which notice is given to Unitholders.

Voting and Revocation of Consents

  A YELLOW Consent Form is included with this Purchase Offer and Consent Solicitation. The Consent Form should be properly executed and returned to the Claims Administrator, GEMISYS Corporation, Proxy Department, 7103 South Revere Parkway, Englewood, Colorado 80112. In addition, properly completed and executed Consent Forms may be returned to the Claims Administrator via facsimile: (303) 705-6171. In order for the Consent Forms transmitted via facsimile to be valid, the entire Consent Form (front and back) must be received by GEMISYS. Such notices and Consent Forms transmitted via facsimile will be deemed to have been received and dated on the date they are actually received by GEMISYS.

  Any properly executed Consent Forms received by GEMISYS prior to the Expiration Date will be voted in accordance with the instructions contained therein. All properly executed Consent Forms that contain no voting instructions will be deemed to have consented to the Merger and all four of the Amendments. Consent Forms will be effective only when actually received by the Claims Administrator prior to the Expiration Date. Consent Forms may be withdrawn at any time prior to the Expiration Date. In addition, subsequent to the submission of a Consent Form, but prior to the Expiration Date, Unitholders may change their vote. For a withdrawal or change of vote to be effective, Unitholders must execute and deliver to the Claims Administrator, prior to the Expiration Date, a subsequently dated Consent Form or a written notice stating that the consent is revoked. Unitholders may submit such subsequently dated Consent Form or written notice via regular mail or facsimile, provided that it is received by the Claims Administrator on or prior to the Expiration Date. In order for subsequently dated Consent Forms transmitted via facsimile to be valid, the entire subsequently dated Consent Form (front and back) must be received by GEMISYS on or prior to the Expiration Date. Any subsequently dated Consent Form or written revocation notices transmitted via facsimile will be deemed to have been received and dated on the date they are actually received by GEMISYS. Consent Forms and notices of withdrawal or change of vote dated after the Expiration Date will not be valid. All properly executed Consent Forms that are received and not withdrawn prior to the Expiration Date will become binding and irrevocable after the Expiration Date and will be deemed coupled with an interest. Valid written consents submitted prior to the Expiration Date will remain valid and outstanding after the Expiration Date and will not expire until the conditions for consummation of the Purchase Offer are satisfied (or waived, if waivable) or until such time as it is finally determined that such conditions will not be satisfied or waived. Questions concerning (1) how to complete the Consent Form, (2) where to remit the Consent Form or (3) obtaining additional Consent Forms should be directed to the Claims Administrator. Substantive questions concerning the Consent Form should be directed to David Berg or Jim Moriarty, counsel to the class action plaintiffs. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700.

Effective Time of Amendments

  If approved by the Unitholders, the Amendments will become effective when the General Partner executes and delivers an Amended and Restated Agreement of Limited Partnership incorporating the Amendments in accordance with the Partnership Agreement. Assuming the Unitholders will consent to the Merger and the Amendments and the other conditions to the Purchase Offer and the Merger will be satisfied (or waived, if waivable), it is contemplated that the General Partner will execute and deliver the Amended and Restated Agreement of Limited Partnership immediately prior to the consummation of the Purchase Offer. If for any reason the Purchase Offer is not consummated, however, the Amendments to the Partnership Agreement will not be implemented, even if they receive Unitholder approval.

Effective Time of the Merger

  As soon as practicable after all conditions of the Purchase Offer and the Merger have been satisfied (or waived, if waivable), the General Partner will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon such later time as is provided in the certificate of merger.

No Special Meeting

  The Partnership Agreement does not require a special meeting of Unitholders to consider the Merger or the Amendments. Accordingly, no such meeting will be held.

Rights of Appraisal

  The Partnership was organized under the Partnership Act. Under the Partnership Act a limited partnership agreement or a merger agreement may contractually provide for appraisal rights with respect to limited partnership interests. Neither the Partnership Agreement nor the Merger Agreement provides for a judicial appraisal of Units in connection with the Merger. However, the Settlement Agreement and the Merger Agreement provide that upon consummation of the Merger, each Unit held by a holder who elects not to participate in the Settlement by delivering an Opt-Out Notice to the Claims Administrator no later than the Expiration Date will be converted into the right to receive the appraised value of such Unit, not including any amount representing the value of the settlement of the claims asserted in the Milkes Litigation, as determined in accordance with the provisions in the Settlement Agreement and the Merger Agreement, and reduced by any amount owed by the Unitholder on the original purchase price of his or her Units. Unitholders who wish to opt out of the Settlement must follow the procedures described under the heading "Special Factors--Procedures for Opting Out of the Settlement."

Interests of Certain Persons in the Matters to be Acted Upon

  In considering whether to vote for or against the Merger and the Amendments, you should be aware that the General Partner, Host Marriott and Marriott International are Defendants. Accordingly, the General Partner, Host Marriott, MI Investor, Rockledge, Marriott International and Host LP have a conflict of interest with respect to this consent solicitation and make no recommendation to any Unitholder as to whether to vote for or against the Merger and the Amendments.

  Your vote in favor of the Merger and the Amendments does not require that you tender your Units pursuant to the Purchase Offer. If you desire to receive the Net Settlement Amount for each of your Units, you should submit the Proof of Claim and consent to the Merger and the Amendments. If you desire to have the value of your Units appraised pursuant to the terms of the Settlement Agreement and the Merger Agreement, you should consent to the Merger and the Amendments, not tender your Units and submit an Opt-Out Notice to the Claims Administrator no later than the Expiration Date. If you do not wish the Settlement to be consummated, you should not consent to the Merger and the Amendments.

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

                                 OTHER MATTERS

Fees and Expenses

  Class Counsel has retained GEMISYS Corporation to act as the Claims Administrator in connection with the Purchase Offer and the Consent Solicitation. The Claims Administrator will be paid a fee of approximately $25,000 for its services in connection with the Milkes Litigation. The Claims Administrator will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Purchase Offer and the Consent Solicitation, including certain liabilities under federal securities law. The costs of sending the Notice and the Purchase Offer and Consent Solicitation and related materials to the Partnership's limited partners will be paid by the Joint Venture. Other fees and expenses will be paid out of any interest accrued on the settlement funds with respect to the Litigation during the time the settlement funds (including the settlement funds relating to the other Marriott Partnerships) are in escrow. See "Special Factors--The Settlement Agreement." To the extent such accrued interest is insufficient to cover the Claims Administrator's fees and expenses, the fees will be paid by the Joint Venture.

  The Court has approved the retention of Chase Bank of Texas, N.A. to act as escrow agent for the settlement funds relating to all of the Litigation covered by the Settlement Agreement. The Escrow Agent will be paid a fee of approximately $25,000 for its services in connection with the Milkes Litigation. The Escrow Agent will be paid out of any interest accrued during the time the settlement funds with respect to the Litigation (including the settlement funds relating to the other Marriott Partnerships) are in escrow. To the extent such accrued interest is insufficient to cover the fees, the fees will be paid by the Joint Venture.

  Neither the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott nor Host LP will pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Units pursuant to this Purchase Offer and Consent Solicitation (other than the fees to the Claims Administrator). Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by the Joint Venture for customary mailing and handling expenses incurred by them in forwarding materials to their customers.

  It is estimated that the expenses incurred by the Joint Venture in connection with the consummation of this Purchase Offer and Consent Solicitation will be approximately as set forth below (none of which are payable by the Partnership):

   Accounting Fees.................................................. $    4,100
   Claims Administrator Fees and Expenses........................... $   25,000
   Fees to Merrill Lynch............................................ $3,000,000
   Legal Fees....................................................... $  950,000
   Printing Costs................................................... $   75,000
   Appraisal Fees................................................... $  250,000
   Escrow Agent Fees................................................ $   25,000
   Filing Fees...................................................... $   42,800
   Interest......................................................... $
   Miscellaneous.................................................... $  128,100
                                                                     ----------
     Total.......................................................... $4,500,000
                                                                     ==========

Miscellaneous

  The Purchase Offer and Consent Solicitation is being made to all holders of Units. The Purchaser is not aware of any state where the making of the Purchase Offer or the soliciting of consents is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Purchase Offer or the acceptance of Units pursuant thereto, or the soliciting of consents, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Purchase Offer and Consent Solicitation will not be made to nor will tenders be accepted from or on behalf of the holders of Units in such state.

                      WHERE YOU CAN FIND MORE INFORMATION

  Pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, the Purchaser, the Joint Venture, Marriott International, MI Investor, Rockledge, Host Marriott and Host LP have filed with the SEC a Tender Offer Statement on Schedule TO, and pursuant to Rule 14d-9 and Rule 14a-6 of the Exchange Act, the Partnership has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 and a Consent Solicitation Statement on Schedule 14A, respectively, together with exhibits, furnishing certain additional information with respect to the Purchase Offer and the Consent Solicitation. In addition, the Partnership files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information that the Partnership files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at http://www.sec.gov. Copies of such materials may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

  The SEC allows the Partnership to "incorporate by reference" information into this Purchase Offer and Consent Solicitation, which means that the Partnership can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this Purchase Offer and Consent Solicitation, except for any information superseded by information contained directly in this Purchase Offer and Consent Solicitation or in later filed documents incorporated by reference in this Purchase Offer and Consent Solicitation. This Purchase Offer and Consent Solicitation incorporates by reference the documents set forth below that the Partnership has previously filed with the SEC. These documents contain important information about the Partnership and its financial performance.

         SEC Filings                                      Period
         -----------                                      ------
Annual Report on Form 10-K filed March 28,
 2000.....................................  Fiscal year ended December 31, 1999
Quarterly Report on Form 10-Q filed May 8,
 2000.....................................  Quarter ended March 24, 2000
Current Report on Form 8-K................  Dated April 28, 2000

  The Partnership also incorporates by reference additional documents that it may file with the SEC between the date of this Purchase Offer and Consent Solicitation and the date that the Purchase Offer and Merger are consummated. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If you are a Unitholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the SEC or the SEC's Internet web site as described above.

  Documents incorporated by reference are available from the Partnership without charge, excluding all exhibits, except that if the Partnership has specifically incorporated by reference an exhibit in this Purchase Offer and Consent Solicitation, the exhibit will also be available without charge. Unitholders may obtain documents incorporated by reference in this Purchase Offer and Consent Solicitation and any exhibits filed herewith, including a copy of the Merger Agreement and the Partnership Agreement, from the Partnership, without charge, by requesting them in writing or by telephone from the Partnership at the following address:

  Courtyard by Marriott II Limited Partnership
  10400 Fernwood Road
  Bethesda, Maryland 20817

  Telephone: (301) 380-2070

  You should rely only on the information contained or incorporated by reference in this Purchase Offer and Consent Solicitation. We have not authorized anyone to provide you with information that is different from what is contained in this Purchase Offer and Consent Solicitation. This Purchase
Offer and Consent Solicitation is dated August   , 2000. You should not assume
that the information contained in this Purchase Offer and Consent

Solicitation is accurate as of any date other than that date. The mailing of this Purchase Offer and Consent Solicitation does not create any implication of the contrary.

  No person has been authorized to give any information or make any representation on behalf of the Partnership, the General Partner, the Joint Venture, Marriott International, MI Investor, Rockledge, the Purchaser, Host Marriott or Host LP not contained herein or in the Proof of Claim and, if given or made, such information or representation must not be relied on as having been authorized.

                                          CBM II Holdings LLC

August   , 2000

SCHEDULE I

DIRECTORS AND EXECUTIVE OFFICERS OF MARRIOTT INTERNATIONAL, INC.,
MI CBM INVESTOR LLC, ROCKLEDGE HOTEL PROPERTIES, INC., HOST MARRIOTT CORPORATION, HOST MARRIOTT, L.P., CBM JOINT VENTURE LLC AND CBM II HOLDINGS LLC

  The following table sets forth the name, business address and principal occupation or employment at the present time and during the last five years, and the name, principal business and address of any corporation or other organization in which such employment is or was conducted, of each director and executive officer of Marriott International, Inc., MI CBM Investor LLC, Rockledge Hotel Properties, Inc., Host Marriott Corporation, Host Marriott, L.P., CBM Joint Venture LLC and CBM II Holdings LLC. The business address of each such person is 10400 Fernwood Road, Bethesda, Maryland 20817. Except as otherwise noted, each occupation set forth below a person's name refers to employment with Marriott International, Inc., MI CBM Investor LLC, Rockledge Hotel Properties, Inc., Host Marriott Corporation, Host Marriott, L.P., CBM Joint Venture LLC and CBM II Holdings LLC, respectively, and each such person has held such occupation for at least the past five years and, other than Dr. Cheng, each such person is a citizen of the United States. Except as otherwise noted, where an office with Marriott International, Inc. is set forth opposite a person's name, that person has held that office since March 1998, when the present Marriott International, Inc. was spun off from the prior corporation of the same name ("Old Marriott International," now known as Sodexho Marriott Services, Inc.) and prior to that spin-off held the same office with Old Marriott International.

I. Marriott International, Inc.

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------
                                   J.W. Marriott, Jr. is Chairman of the Board
                                   and Chief Executive Officer of Marriott
                                   International. He joined Marriott
                                   Corporation (now known as Host Marriott
                                   Corporation) in 1956, became President and
J.W. Marriott, Jr. ... Chairman    a director in 1964, Chief Executive Officer
of the Board and                   in 1972 and Chairman of the Board in 1985.
Chief Executive Officer            Mr. Marriott also is a director of Host
                                   Marriott Corporation, General Motors
                                   Corporation and the Naval Academy Endowment
                                   Trust. He serves on the Board of Trustees of the National Geographic Society and The
                                   J. Willard & Alice S. Marriott Foundation, and the Board of Directors of Georgetown
                                   University, and is a member of the
                                   Executive Committee of the World Travel &
                                   Tourism Council and the Business Council.
                                   Mr. Marriott has served as Chief Executive
                                   Officer of Marriott International since its inception in 1997, and served as Chairman and Chief Executive Officer of Old Marriott
                                   International from October 1993 to March
                                   1998. Mr. Marriott has served as a director of Marriott International since March 1998.

Todd Clist..... Vice President;    Todd Clist joined Marriott Corporation in
President, North American          1968. Mr. Clist served as general manager
Lodging Operations                 of several hotels before being named
                                   Regional Vice President, Midwest Region for
                                   Marriott Hotels, Resorts and Suites in
                                   1980. Mr. Clist became Executive Vice
                                   President of Marketing for Marriott Hotels,
                                   Resorts and Suites in 1985, and Senior Vice
                                   President, Lodging Products and Markets in
                                   1989. Mr. Clist was named

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------
                                   Executive Vice President and General
                                   Manager for Fairfield Inn in 1990, for both
                                   Fairfield Inn and Courtyard in 1991, and for Fairfield Inn, Courtyard and Residence Inn in 1993. Mr. Clist was appointed to his current position in January 1994.


Jeffrey W. Ferguson ...........    Jeffrey W. Ferguson joined Marriott
Executive Vice President--         International in January 2000 as Senior
Marriott Senior Living             Vice President and Chief Operating Officer
Services                           for Marriott's Senior Living Services
                                   division. Prior to joining Marriott Senior
                                   Living Services, Mr. Ferguson spent 15
                                   years with HRC-ManorCare Corporation, the last six years as Vice President and General Manager of the Midwest Division. He was also on the Northwest Ohio Alzheimer's
                                   Association Board of Trustees for six
                                   years, serving as President in 1997-98, and on the Health Care Association of Michigan's Board of Directors from 1995-
                                   1999. Mr. Ferguson was appointed Executive
                                   Vice President of Marriott Senior Living
                                   Services in June 2000.


Edwin D. Fuller........... Vice    Edwin D. Fuller joined Marriott Corporation
President; President and           in 1972 and held several sales positions
Managing Director--Marriott        before being appointed Vice President of
Lodging International              Marketing in 1979. He became Regional Vice
                                   President in the Midwest Region in 1985,
                                   Regional Vice President of the Western
                                   Region in 1988, and in 1990 was promoted to Senior Vice President & Managing Director of International Lodging, with a focus on developing the international group of hotels. He was named Executive Vice
                                   President and Managing Director of
                                   International Lodging in 1994, and was
                                   promoted to his current position of
                                   President and Managing Director of
                                   International Lodging in 1997.

Gilbert M. Grosvenor...........    Gilbert M. Grosvenor is Chairman of the
Director                           Board of the National Geographic Society (a
                                   publisher of books and magazines and
                                   producer of television documentaries) and a director or trustee of Chevy Chase Federal
                                   Savings Bank, Ethyl Corporation, B.F. Saul
                                   REIT and Saul Centers, Inc. He is on the
                                   Board of Visitors of the Nicholas School of the Environment of Duke University. Mr.
                                   Grosvenor served as a member of the Board of Directors of Old Marriott International
                                   (and prior to October 1993 of Marriott
                                   Corporation) from 1987 to March 1998, and has served as a director of Marriott
                                   International since March 1998.

Henry Cheng Kar-Shun...........    Henry Cheng Kar-Shun has served as Managing
Director                           Director of New World Development Company
                                   Limited ("New World Development"), a
                                   publicly held Hong Kong real estate
                                   development and investment company, since
                                   1989. He is the Chairman of New World China
                                   Land Limited, New World CyberBase Limited,
                                   New World Infrastructure Limited and Tai
                                   Fook Group Limited and a director of HKR
                                   International

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------

                                   Limited and Kwoon Chung Bus Holding
                                   Limited, all of which are publicly-held
                                   Hong Kong companies. Dr. Cheng serves as an executive officer of Chow Tai Fook Enterprises Limited, a privately-held family company that controls New World Development. Dr. Cheng served as Chairman and Director of Renaissance Hotel Group N.V. from June 1995 until its purchase by Old Marriott International in March 1997. He is Chairman of the Advisory Council for The Better Hong Kong Foundation. Dr. Cheng serves as a member of the Services Promotion Strategy Group, a unit under the Hong Kong Financial Secretary's Office, and as a Committee Member of the Eighth and Ninth Chinese People's Political Consultative Committee of the People's Republic of China. Dr. Cheng has also served as a member of the Election Committee of the Hong Kong Special Administrative Region. Dr. Cheng served as a director of Old Marriott International from June 1997 to March 1998, and has served as a director of Marriott International since March 1998.

Brendan M. Keegan......... Vice    Brendan M. Keegan joined Marriott
President; Executive Vice          Corporation in 1971, in the Corporate
President--Human Resources         Organization Development Department and
                                   subsequently held several human resources positions, including Vice President of
                                   Organization Development and Executive
                                   Succession Planning. In 1986, Mr. Keegan was named Senior Vice President, Human
                                   Resources, Marriott Service Group. In April
                                   1997, Mr. Keegan was appointed Senior Vice
                                   President of Human Resources for Marriott
                                   International's worldwide human resources functions, including compensation, benefits, labor and employee relations, employment and human resources planning and development. In February 1998, he was appointed to his current position.

Richard E. Marriott... Director    Richard E. Marriott is Chairman of the
                                   Board of Host Marriott Corporation. He is also Chairman of the Board of First Media
                                   Corporation and serves as a trustee of
                                   Gallaudet University, Polynesian Cultural
                                   Center, Primary Children's Medical Center,
                                   Boys and Girls Clubs of America SE Region and The J. Willard & Alice S. Marriott
                                   Foundation. He is President and a member of the Board of Trustees of the Marriott
                                   Foundation for People with Disabilities and President and a director of the R.E.M.
                                   Family Foundation, Inc. He also serves on the Board of Trustees of Federal City
                                   Council and the Advisory Committee for the International Hotel and Restaurant
                                   Association. Prior to 1993, Mr. Marriott served as an Executive Vice President and member of the Board of Directors of Marriott Corporation. Mr. Marriott has been a director of Marriott Corporation (now known as Host Marriott Corporation) since
                                   1979, served as a director of Old Marriott

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------
                                   International from October 1993 to March
                                   1998, and has served as a director of
                                   Marriott International since March 1998.

Floretta Dukes McKenzie........    Floretta Dukes McKenzie is the founder,
Director                           Chairwoman and Chief Executive Officer of
                                   The McKenzie Group, Inc. (an educational consulting firm). She is also a director or trustee of Potomac Electric Power Company
                                   (PEPCO), National Geographic Society,
                                   Acacia Group, Group Hospitalization and
                                   Medical Services, Inc. (GHMSI), Howard
                                   University, White House Historical
                                   Association, American Association of School
                                   Administrators Leadership of Learning
                                   Foundation, Lightspan Partnership, Inc.,
                                   Impact II--The Teachers Network, National
                                   School Board Foundation, Institute for
                                   Educational Leadership, Inc., Forum for the
                                   American School Superintendent, Harvard
                                   Graduate School of Education Urban
                                   Superintendents Program and Johns Hopkins
                                   Leadership Development Program. From 1981 to 1988, she served as Superintendent of the District of Columbia Public Schools and
                                   Chief State School Officer. Dr. McKenzie served as a director of Old Marriott International (and prior to
                                   October 1993 of Marriott Corporation) from
                                   1992 to March 1998, and has served as a
                                   director of Marriott International since
                                   March 1998.

Harry J. Pearce....... Director    Harry J. Pearce is Vice Chairman of the
                                   Board of General Motors Corporation (an
                                   automobile manufacturer) and a director of General Motors Acceptance Corporation,
                                   Hughes Electronics Corporation, Alliance of
                                   Automobile Manufacturers, MDU Resources
                                   Group, Inc. and the Bone Marrow Foundation and is a member of the U.S. Air Force
                                   Academy's Board of Visitors. He also serves on the Board of Trustees of Howard
                                   University and Northwestern University and is a member of the Northwestern University
                                   School of Law's Law Board. Mr. Pearce
                                   served as a director of Old Marriott
                                   International from 1995 to March 1998, and has served as a director of Marriott
                                   International since March 1998.

William T. Petty.......... Vice    William T. Petty joined Marriott
President; Executive Vice          Corporation in 1984 as Vice President of
President, North American          Planning & Business. He has since held a
Lodging Operations                 number of positions with Marriott
                                   Corporation and Marriott International,
                                   becoming Vice President of Market Planning in 1985; General Manager of the Atlanta
                                   Perimeter Marriott Hotel in 1989; Vice
                                   President of Operations for Marriott's time share division in 1990; Regional Vice
                                   President for Lodging Operations in 1991;
                                   and Senior Vice President for the Western
                                   Region in 1995. Mr. Petty was appointed to his present position in December 1998.

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------
                                   Robert T. Pras joined Marriott Corporation
                                   in 1979 as Executive Vice President of
                                   Fairfield Farm Kitchens, the predecessor of
                                   Marriott Distribution Services. In 1981,
                                   Mr. Pras became Executive Vice President of
Robert T. Pras............ Vice    Procurement and Distribution. In May 1986,
President; President--Marriott     Mr. Pras was appointed to the additional
Distribution Services              position of General Manager of Marriott
                                   Corporation's Continuing Care Retirement
                                   Communities. He was named Executive Vice
                                   President and General Manager of Marriott
                                   Distribution Services in 1990. Mr. Pras was appointed to his current position in January 1997.

W. Mitt Romney........ Director
                                   W. Mitt Romney was appointed President and
                                   Chief Executive Officer of the Salt Lake
                                   Olympic Committee on February 19, 1999. He is a director, President and Chief Executive Officer of Bain Capital, Inc. (a private equity investment firm). He is also a director of Staples, Inc. Mr. Romney is a member of the Executive Board of the Boy Scouts of America and the board of the National Points of Light Foundation. Mr. Romney served as a member of the Board of Directors of Old Marriott International (and of Marriott Corporation prior to October 1993) from 1993 to March 1998 and has served as a director of Marriott International since March 1998.

Joseph Ryan..... Executive Vice
President and General Counsel      Joseph Ryan joined Old Marriott
                                   International in December 1994 as Executive
                                   Vice President and General Counsel. Prior to that time, he was a partner in the law firm of O'Melveny & Myers, serving as the Managing Partner from 1993 until his departure. He joined O'Melveny & Myers in
                                   1967 and was admitted as a partner in 1976.

Roger W. Sant......... Director    Roger W. Sant is Chairman of the Board of
                                   The AES Corporation (a global power
                                   company) which he co-founded in 1981. Since
                                   1994, Mr. Sant has chaired the Board of
                                   World Wildlife Fund (U.S.). He also chairs the Board of The Summit Foundation, and is a Board member of WWF-International and The
                                   National Symphony. Mr. Sant served as a
                                   director of Old Marriott International from 1993 to March 1998, and has served as a director of Marriott International since
                                   March 1998.

Horst H. Schulze.......... Vice    Horst H. Schulze has served as the
President; President and Chief     President and Chief Operating Officer of
Operating Officer, The Ritz-       The Ritz-Carlton since 1988. Mr. Schulze
Carlton Hotel Company, LLC         joined The Ritz-Carlton in 1983 as Vice
                                   President, Operations and was appointed
                                   Executive Vice President in 1987. Prior to
                                   1983, he spent nine years with Hyatt Hotels
                                   Corporation where he held several positions including Hotel General Manager, Regional
                                   Vice President and Corporate Vice
                                   President.

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------
                                   William J. Shaw has served as President and
                                   Chief Operating Officer of Marriott
                                   International since March 1997 (including
                                   service in the same capacity with Old
                                   Marriott International until March 1998).
William J. Shaw...... Director,    Mr. Shaw joined Marriott Corporation in
President and Chief Operating      1974, was elected Corporate Controller in
Officer                            1979 and a Vice President in 1982. In 1986,
                                   Mr. Shaw was elected Senior Vice
                                   President--Finance and Treasurer of
                                   Marriott Corporation. He was elected Chief
                                   Financial Officer and Executive Vice
                                   President of Marriott Corporation in April
                                   1988. In February 1992, he was elected
                                   President of the Marriott Service Group.
                                   Mr. Shaw is also Chairman of the Board of Directors of Sodexho Marriott Services,
                                   Inc. He also serves on the Board of
                                   Trustees of the University of Notre Dame and the Suburban Hospital Foundation. Mr.
                                   Shaw has served as a director of Old
                                   Marriott International (now named Sodexho
                                   Marriott Services, Inc.) since May 1997, and as a director of Marriott International since March 1998.

Lawrence M. Small..... Director
                                   Lawrence M. Small is the Secretary of the Smithsonian Institution, the world's largest combined museum and research complex, a position to which he was elected in September, 1999. Prior to becoming the 11th Secretary, he served as President and Chief Operating Officer of Fannie Mae, the nation's largest housing finance company, since 1991. Before joining Fannie Mae, Mr. Small had served as Vice Chairman and Chairman of the Executive Committee of the Board of Directors of Citicorp and Citibank, N.A., since January 1990. He had been associated with Citibank since 1964. He is also a director of The Chubb Corporation, New York City's Spanish Repertory Theatre, the John F. Kennedy Center for the Performing Arts, the National Gallery, the Woodrow Wilson Center International Center for Scholars and Mt. Sinai-NYU Medical Center and Health System. Mr. Small served as director of Old Marriott International from 1995 to March 1998, and he has served as a director of Marriott International since March 1998.

Arne M. Sorenson..... Executive
Vice President and Chief           Arne M. Sorenson joined Old Marriott
Financial Officer                  International in 1996 as Senior Vice
                                   President of Business Development. He was instrumental in Marriott International's acquisition of the Renaissance Hotel Group in 1997. Prior to joining Marriott, he was a partner in the law firm of Latham &
                                   Watkins in Washington, D.C., where he
                                   played a key role in 1992 and 1993 in the distribution of Old Marriott International by Marriott Corporation. Effective October
                                   1, 1998, Mr. Sorenson was appointed
                                   Executive Vice President and Chief
                                   Financial Officer.

James M. Sullivan.... Executive    James M. Sullivan joined Marriott
Vice President--Lodging            Corporation in 1980, departed in 1983 to
Development                        acquire, manage, expand and subsequently
                                   sell a successful restaurant chain, and
                                   returned to Marriott

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------

                                   Corporation in 1986 as Vice President of
                                   Mergers and Acquisitions. Mr. Sullivan
                                   became Senior Vice President, Finance--
                                   Lodging in 1989, Senior Vice President--
                                   Lodging Development in 1990 and was
                                   appointed to his current position in
                                   December 1995.

William R. Tiefel......... Vice    William R. Tiefel joined Marriott
Chairman; Chairman--The Ritz-      Corporation in 1961 and was named President
Carlton Hotel Company, LLC         of Marriott Hotels, Resorts and Suites in
                                   1998. He had previously served as resident manager and general manager at several
                                   Marriott hotels prior to being appointed
                                   Regional Vice President and later Executive
                                   Vice President of Marriott Hotels, Resorts and Suites and Marriott Ownership Resorts.
                                   Mr. Tiefel was elected Executive Vice
                                   President of Marriott Corporation in
                                   November 1989. In March 1992, he was
                                   elected President--Marriott Lodging Group and assumed responsibility for all of Marriott's lodging brands. In May 1998 he was appointed to his current position.

Stephen P. Weisz.......... Vice    Stephen P. Weisz joined Marriott
President; President--Marriott     Corporation in 1972 and was named Regional
Vacation Club International        Vice President of the Mid-Atlantic Region
                                   in 1991. Mr. Weisz had previously served as Senior Vice President of Rooms Operations before being appointed as Vice President of the Revenue Management Group. Mr. Weisz became Senior Vice President of Sales and
                                   Marketing for Marriott Hotels, Resorts and
                                   Suites in August 1992 and Executive Vice
                                   President--Lodging Brands in August 1994.
                                   In December 1996, Mr. Weisz was appointed
                                   President--Marriott Vacation Club
                                   International.

II. Rockledge Hotel Properties, Inc.

Richard A. Burton......... Vice    Richard A. Burton joined Host Marriott
President                          Corporation ("Host Marriott") in 1996 as
                                   Senior Vice President--Taxes. Prior to
                                   joining Host Marriott, Mr. Burton was
                                   Senior Tax Counsel at Mobil Oil
                                   Corporation. Prior to that, Mr. Burton
                                   practiced law at Sutherland, Asbill &
                                   Brennan and served as Attorney Advisor to the United States Tax Court in Washington,
                                   D.C.

Robert E. Parsons, Jr. ........    Robert E. Parsons, Jr. joined the Corporate
President and Director             Financial Planning staff of Host Marriott
                                   in 1981, became Assistant Treasurer in
                                   1988, Senior Vice President and Treasurer in 1993 and in 1995, he was elected
                                   Executive Vice President and Chief
                                   Financial Officer. He also serves as a
                                   director, manager and officer of numerous
                                   Host Marriott subsidiaries.

Christopher G. Townsend... Vice    Christopher G. Townsend joined Host
President, Secretary and           Marriott's Law Department in 1982 as a
Director                           Senior Attorney, became Assistant Secretary
                                   in 1984, Assistant General Counsel in 1986,
                                   Senior Vice President, Corporate Secretary and Deputy General Counsel in 1993 and in January 1997, he was made General Counsel.
                                   He also serves as a director, manager and officer of numerous Host Marriott subsidiaries.

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------
W. Edward Walter.......... Vice    W. Edward Walter joined Host Marriott in
President and Treasurer            1996 as Senior Vice President--Acquisitions
                                   and, in 1998 was made Treasurer. He also serves as a director, manager and officer of numerous Host Marriott subsidiaries.
                                   Prior to joining Host Marriott, Mr. Walter was a partner at Trammell Crow Residential
                                   Company and President of Bailey Capital
                                   Corporation, a real estate firm focusing on tax-exempt real estate investments.

III. Host Marriott Corporation

R. Theodore Ammon.........         R. Theodore Ammon is a private investor and
Director                           Chairman of Big Flower Holdings, Inc. He
                                   was formerly a General Partner of Kohlberg
                                   Kravis Roberts & Company (a New York and
                                   San Francisco-based investment firm) from
                                   1990 to 1992, and was an executive of such firm prior to 1990. Mr. Ammon is also the Chairman of the Board of 24/7 Media, Inc.
                                   and a Director of CAIS Internet, Inc., and he serves on numerous boards of privately held companies. In addition, he is involved in a number of not-for-profit organizations, including as a member of the Board of Directors of The Municipal Art
                                   Society of New York, The New York YMCA and
                                   Jazz @ Lincoln Center, and of the Board of
                                   Trustees of Bucknell University.

Robert M. Baylis..........         Robert M. Baylis is a Director of The
Director                           International Forum, an executive education
                                   program of the Wharton School of the
                                   University of Pennsylvania. He was formerly
                                   Vice Chairman of CS First Boston. Mr.
                                   Baylis also serves as a Director of New
                                   York Life Insurance Company, Covance, Inc.
                                   and Gildan Activewear, Inc. In addition, he is an overseer of the University of Pennsylvania Museum of Archeology and
                                   Anthropology.

Terence C. Golden.........         Terence C. Golden is Chairman of Bailey
Director                           Realty Corporation and Bailey Capital
                                   Corporation and various affiliated
                                   companies. He was formerly President and Chief Executive Officer of Host Marriott
                                   Corporation from 1995 until his retirement in May 2000. Mr. Golden is also a Director of American Classic Voyages Co., Cousins
                                   Properties, Inc., Potomac Electric Power
                                   Company, The Morris and Gwendolyn Cafritz
                                   Foundation and the District of Columbia
                                   Early Childhood Collaborative. He is also a member of the Executive Committee of the Federal City Council.

J.W. Marriott, Jr.........         J.W. Marriott, Jr. is a Director of Host
Director                           Marriott Corporation. He joined Marriott
                                   Corporation (now known as Host Marriott
                                   Corporation) in 1956, became President and a Director in 1964, Chief Executive Officer in 1972 and Chairman of the Board in 1985.
                                   Mr. Marriott also is Chairman of the Board and Chief Executive Officer of Marriott
                                   International and a Director of General
                                   Motors Corporation and the Naval
                                   Academy Endowment Trust. He serves on the
                                   Board of

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------

                                   Trustees of the National Geographic Society and The J. Willard & Alice S. Marriott Foundation, and the Board of Directors of Georgetown University, and is a member of the Executive Committee of the World Travel & Tourism Council and the Business Council. Mr. Marriott has served as Chief Executive Officer of Marriott International since its inception in 1997, and served as Chairman and Chief Executive Officer of Old Marriott International from October 1993 to March 1998. Mr. Marriott has served as a Director of Marriott International since March 1998.

Richard E. Marriott.......         Richard E. Marriott is Chairman of the
                                   Board of Host Marriott Corporation. He
Chairman of the Board              joined Host Marriott Corporation in 1965
                                   and has served in various executive
                                   capacities. In 1979, Mr. Marriott was
                                   elected to the Board of Directors. In 1984, he was elected Executive Vice President, and in 1986, he was elected Vice Chairman of the Board of Directors. In 1993, Mr.
                                   Marriott was elected Chairman of the Board.
                                   He is Chairman of the Board of First Media
                                   Corporation and a Director of the
                                   Polynesian Cultural Center. He is a past
                                   President of the National Restaurant
                                   Association. In addition, Mr. Marriott is the President and a Trustee of the Marriott
                                   Foundation for People with Disabilities.

Ann Dore McLaughlin.......         Ann Dore McLaughlin is Chairman of the
Director                           Aspen Institute. She formerly served as
                                   President of the Federal City Council from
                                   1990 until 1995. Ms. McLaughlin has served with distinction in several United States
                                   Administrations in such positions as
                                   Secretary of Labor and Under Secretary of the Department of the Interior. She also serves as a Director of AMR Corporation, Fannie Mae, General Motors Corporation,
                                   Kellogg Company, Microsoft Corporation,
                                   Nordstrom, Inc., Donna Karan International,
                                   Inc., Vulcan Materials Company and Harman
                                   International Industries, Inc.

Christopher J. Nassetta...         Christopher J. Nassetta is President, Chief
President, Chief Executive         Executive Officer and Director of Host
Officer and Director               Marriott Corporation. Mr. Nassetta joined
                                   Host Marriott Corporation in October 1995 and was elected Chief Operating Officer in 1997. In 1999, Mr. Nassetta was elected
                                   President and Chief Executive Officer
                                   effective May 18, 2000. From 1991 until
                                   1995, Mr. Nassetta was President of Bailey
                                   Realty Corporation. He had previously
                                   served as Chief Development Officer and in various other positions with The Oliver
                                   Carr Company from 1984 through 1991. Mr.
                                   Nassetta also serves as a Director of Prime
                                   Group Realty Trust.

Donald D. Olinger.........         Donald D. Olinger joined Host Marriott
Senior Vice President and          Corporation in 1993 as Director of
Corporate Controller               Corporate Accounting. Later in 1993, Mr.
                                   Olinger was promoted to Senior Director and Assistant Controller. He was promoted to Vice President of Corporate

                 Present Principal Occupation or
         Employment and Material Occupations, Offices or
    Name   Employment Held During the Past Five Years
    ---- -----------------------------------------------

                                   Accounting in 1995. In 1996, he was elected
                                   Senior Vice President and Corporate
                                   Controller. Prior to joining Host Marriott
                                   Corporation Mr. Olinger was with the public accounting firm of Deloitte & Touche.

Robert E. Parsons, Jr.....         Robert E. Parsons, Jr. joined the Corporate
Executive Vice President and       Financial Planning staff of Host Marriott
Chief Financial Officer            Corporation in 1981 and was made Assistant
                                   Treasurer in 1988. In 1993, Mr. Parsons was elected Senior Vice President and
                                   Treasurer, and in 1995, he was elected
                                   Executive Vice President and Chief
                                   Financial Officer.

John G. Schreiber.........         John G. Schreiber is President of Centaur
Director                           Capital Partners, Inc. and a senior advisor
                                   and partner of Blackstone Real Estate
                                   Advisors L.P., an affiliate of The
                                   Blackstone Group L.P. He serves as a
                                   Trustee of AMLI Residential Properties
                                   Trust and as a Director of Urban Shopping
                                   Centers, Inc., JMB Realty Corporation, The
                                   Brickman Group, Ltd. and a number of mutual funds advised by T. Rowe Price Associates,
                                   Inc. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr.
                                   Schreiber was Chairman and Chief Executive
                                   Officer of JMB/Urban Development Company and an Executive Vice President of JMB
                                   Realty Corporation.

Christopher G. Townsend...         Christopher G. Townsend joined the Law
Senior Vice President, General     Department of Host Marriott Corporation in
Counsel and Corporate              1982 as a Senior Attorney. In 1984, Mr.
Secretary                          Townsend was made Assistant Secretary and
                                   in 1986, he was made Assistant General
                                   Counsel. In 1993, Mr. Townsend was elected
                                   Senior Vice President, Corporate Secretary and Deputy General Counsel. In January
                                   1997, he was elected General Counsel.

Harry L. Vincent, Jr......         Harry L. Vincent is a retired Vice Chairman
Director                           of Booz-Allen & Hamilton, Inc. He also
                                   served as a Director of Signet Banking
                                   Corporation from 1973 until 1989.

IV. Host Marriott, L.P.

  Host Marriott, L.P., does not have any directors or executive officers. It is managed by its sole general partner, Host Marriott Corporation. Information concerning the executive officers and directors of Host Marriott Corporation is set forth elsewhere on this Schedule I.

V. MI CBM Investor LLC

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------
Executive Officers and Managers:
Kevin M. Kimball..... President    Kevin M. Kimball joined Marriott
and Manager                        Corporation in 1976 as an analyst in the
                                   Treasury Department. In 1980 he was
                                   promoted to Director, Partnerships and
                                   Syndications, and was named Vice President and Assistant Corporate Controller in 1986,
                                   Vice President, Financial Planning and
                                   Analysis in 1989, and Vice President
                                   Finance, Residence Inn in 1990. In 1993,
                                   Mr. Kimball was appointed Senior Vice
                                   President and Corporate Controller of
                                   Marriott International, Inc. In 1994 he was named Senior Vice President and Chief
                                   Financial Officer for Marriott Lodging, and promoted to Executive Vice President and Chief Financial Officer for Marriott
                                   Lodging in 1996. Mr. Kimball was appointed
                                   President and Manager of MI Investor on
                                   April 13, 2000.

Carolyn B. Handlon... Treasurer    Carolyn B. Handlon joined Marriott
and Manager                        Corporation in 1987 as Manager of Corporate
                                   Finance. In 1992, she was promoted to Vice
                                   President and named Assistant Treasurer of Marriott International in October 1993, and
                                   Senior Vice President, Finance and
                                   Treasurer in June 1999. Ms. Handlon was
                                   appointed Treasurer and Manager of MI
                                   Investor on April 13, 2000.

Ward R. Cooper....... Assistant    Ward R. Cooper joined Marriott Corporation
Secretary and Manager              in 1988 as an Attorney. In addition to that
                                   position he was appointed Assistant
                                   Secretary of Marriott Corporation in 1992.
                                   He assumed the same positions with Marriott
                                   International in October, 1993, and was
                                   promoted to Assistant General Counsel and Assistant Secretary in January, 1994. Mr.
                                   Cooper was appointed Assistant Secretary and Manager of MI Investor on April 13,
                                   2000.

VI. CBM Joint Venture LLC

  CBM Joint Venture LLC does not have any directors or executive officers. It is managed by its members, Rockledge Hotel Properties, Inc. and MI CBM Investor LLC. Information concerning the directors and executive officers of Rockledge Hotel Properties, Inc. and MI CBM Investor LLC is set forth elsewhere on this Schedule I.

VII. CBM II Holdings LLC

  CBM II Holdings LLC does not have any directors or executive officers. It is managed by its sole member CBM Mezzanine Borrower LLC, which is managed by its sole member CBM Joint Venture LLC. CBM Joint Venture LLC is managed by its members, Rockledge Hotel Properties, Inc. and MI CBM Investor LLC. Information concerning the directors and executive officers of Rockledge Hotel Properties, Inc. and MI CBM Investor LLC is set forth elsewhere on this Schedule I.

SCHEDULE II

MANAGERS AND EXECUTIVE OFFICERS OF CBM TWO LLC

  The following table sets forth the name, business address and principal occupation or employment at the present time and during the last five years, and the name, principal business and address of any corporation or other organization in which such employment is or was conducted, of each manager and executive officer of CBM Two LLC. Except as otherwise noted, each such person is a citizen of the United States and the business address of each such person is 10400 Fernwood Road, Bethesda, Maryland 20817. Except as otherwise noted, each occupation set forth below a person's name refers to employment with CBM Two LLC and each such person has held such occupation for at least the past five years.

                Present Principal Occupation or
        Employment and Material Occupations, Offices or
  Name    Employment Held During the Past Five Years
  ----  -----------------------------------------------

                                   Robert E. Parsons, Jr. joined the Corporate
                                   Financial Planning staff of Host Marriott
                                   Corporation ("Host Marriott") in 1981,
                                   became Assistant Treasurer in 1988, Senior
Robert E. Parsons, Jr. ........    Vice President and Treasurer in 1993 and in
President and Manager              1995, he was elected Executive Vice
                                   President and Chief Financial Officer. He is also an Executive Vice President and Chief Financial Officer of Host Marriott
                                   L.P. and serves as a director, manager and officer of numerous Host Marriott subsidiaries.

Christopher G. Townsend........    Christopher G. Townsend joined Host
Executive Vice President,          Marriott's Law Department in 1982 as a
Secretary and Manager              Senior Attorney, became Assistant Secretary
                                   in 1984, Assistant General Counsel in 1986,
                                   Senior Vice President, Corporate Secretary and Deputy General Counsel in 1993 and in January 1997, he was made General Counsel.
                                   He is also a Senior Vice President,
                                   Corporate Secretary and General Counsel of
                                   Host Marriott L.P. and serves as a
                                   director, manager and officer of numerous
                                   Host Marriott subsidiaries.

W. Edward Walter..... Treasurer    W. Edward Walter joined Host Marriott in
                                   1996 as Senior Vice President--Acquisitions and, in 1998 was made Treasurer. He is also a Senior Vice President and Treasurer of
                                   Host Marriott L.P. and serves as a
                                   director, manager and officer of numerous
                                   Host Marriott subsidiaries. Prior to
                                   joining Host Marriott, Mr. Walter was a
                                   partner at Trammell Crow Residential
                                   Company and President of Bailey Capital
                                   Corporation, a real estate firm focusing on tax-exempt real estate investments.

  Questions and requests for assistance concerning (1) how to complete the Consent Form or the Proof of Claim, (2) where to remit the Consent Form or the Proof of Claim or (3) obtaining additional copies of this Purchase Offer and Consent Solicitation, the Proof of Claim and the Consent Form and other Purchase Offer and Consent Solicitation materials should be directed to the Claims Administrator at its address and telephone number listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Purchase Offer or the Merger. Substantive questions concerning the Consent Form and the Proof of Claim should be directed to David Berg or Jim Moriarty, counsel to the class action plaintiffs. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700.

  Facsimile copies of the PINK Proof of Claim will be accepted. The YELLOW Consent Form, properly completed and duly executed, may be returned to the Claims Administrator in the enclosed envelope with pre-paid postage. Facsimile copies of the YELLOW Consent Form, properly completed and duly executed, will also be accepted. However, in order for Consent Forms transmitted via facsimile to be valid, the entire form of Consent Form (front and back) must be received by GEMISYS. Consent Forms transmitted via facsimile will be deemed to have been received and dated on the date they are actually received by GEMISYS. The Proof of Claim and the Consent Form, and any other required documents should be sent or delivered by you or your broker, dealer, commercial bank, trust company or other nominee to the Claims Administrator, at one of the addresses set forth below:

The Claims Administrator for the Purchase Offer and Consent Solicitation is:

                              GEMISYS Corporation

 By Mail, Hand or Overnight Delivery:       Facsimile Transmission:
      Attention: Proxy Department                   303-705-6171
       7103 South Revere Parkway                     Telephone:
       Englewood, CO 80112-9523                    (800) 326-8222

                                 CONSENT FORM

  THIS WRITTEN CONSENT IS SOLICITED BY THE GENERAL PARTNER OF COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS TO BE EFFECTIVE AS SET FORTH IN THE PURCHASE OFFER AND CONSENT SOLICITATION ACCOMPANYING THIS CONSENT FORM

  The undersigned, with respect to each unit of limited partnership interest in Courtyard by Marriott II Limited Partnership (the "Partnership") held of record by the undersigned on July 10, 2000, hereby sets forth his, her or its vote in connection with the written consents solicited by the General Partner of the Partnership as described in the Purchase Offer and Consent Solicitation accompanying this consent form. You are encouraged to indicate your vote by marking the appropriate box on the reverse side. Failure to check any of the boxes with respect to the proposed authorization will, if this consent card has been signed and dated, constitute a vote "FOR" the proposed authorization. Please sign and date this card. A postage-paid return envelope is enclosed for your convenience in returning this form.

  IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE.

  Authorization of the General Partner's grant of consent on behalf of the Partnership to:

  (1) the proposed Merger as described in the accompanying Purchase Offer and
      Consent Solicitation Statement dated August   , 2000.

      FOR [_]                    AGAINST [_]            ABSTAIN [_]

  (2) the following proposed amendments to Partnership Agreement as described in the accompanying Purchase Offer and Consent Solicitation Statement dated August , 2000:

    (a) The proposed amendment to Section 7.01B of the Partnership
        Agreement:

      FOR [_]                    AGAINST [_]            ABSTAIN [_]

    (b) The proposed amendment to Section 7.01A of the Partnership
        Agreement:

      FOR [_]                    AGAINST [_]            ABSTAIN [_]

    (c) The proposed amendment to Sections 4.05 and 4.07 of the Partnership
        Agreement:

      FOR [_]                    AGAINST [_]            ABSTAIN [_]

    (d) The proposed amendment to Section 5.01C of the Partnership
        Agreement:

      FOR [_]                    AGAINST [_]            ABSTAIN [_]


                                          (SIGNATURE(S) OF LIMITED
                                           PARTNERS(S))

Dated:      , 2000

(NOTE: Please sign exactly as your name or names appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)